SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2002

Clarion Technologies, Inc. (Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	0-24690 (Commission File Number)	91-1407411 (I.R.S. Employer Identification No.)

38 West Fulton, Suite 400, Grand Rapids, Michigan (Address of principal executive offices)	49503 (Zip Code)

616-233-6680 (Registrant's telephone number, including area code)

Item 5.   Other Events

Effective December 27, 2002, Clarion Technologies, Inc. completed a debt and equity restructuring. Approximately $37 million of debt was exchanged for 37,770 shares of Series A Convertible Preferred Stock. The Series A Preferred has a dividend rate of 12% and a conversion price of $1.75. In addition, the holders of the Company’s existing preferred stock agreed to lower the dividend rate, extend the redemption date and reduce the conversion price on the preferred stock they currently hold.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 1	Certificate of Designations of Clarion Technologies, Inc. for Series A Convertible Preferred Stock
Exhibit 2	Certificate of Designations of Clarion Technologies, Inc. for Series B Convertible Preferred Stock
Exhibit 3	Exchange Agreement dated as of December 27, 2002 between Clarion Technologies, Inc. and each of the holders of Notes named therein
Exhibit 4	Amended and Restated Senior Subordinated Loan Agreement dated as of December 27, 2002 between Clarion Technologies, Inc. and its subsidiary companies party thereto, William Blair Mezzanine Capital Fund III, L.P. and the other lenders party thereto

Exhibit 5	Amended and Restated Registration Rights Agreement dated as of December 27, 2002 between Clarion Technologies, Inc., William Blair Mezzanine Capital Fund III, L.P. and the other lenders party thereto
Exhibit 6	Put Agreements dated as of December 27, 2002 between Clarion Technologies, Inc. and William Blair Mezzanine Capital Fund III, L.P.
Exhibit 99.1	Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 30, 2002	CLARION TECHNOLOGIES, INC.
	By:	/s/ William Beckman William Beckman President

Exhibit 1

CERTIFICATE OF DESIGNATIONS
OF
CLARION TECHNOLOGIES, INC.
A Delaware Corporation

CONVERTIBLE PREFERRED STOCK

FILED PURSUANT TO SECTION 151

        The undersigned, Ed Walsh and Steven Olmstead, hereby certify that:

        1.        They are the duly elected and acting Chief Financial Officer and Secretary, respectively, of Clarion Technologies, Inc., a Delaware corporation (the “Corporation”).

        2.        The Corporation, in its Certificate of Incorporation, authorized 3,000,000 shares of preferred stock. By resolution, effective February 14, 2000, the Board of Directors of the Corporation designated (the “Designations”) 2,500,000 shares of preferred stock authorized by the Certificate of Incorporation as Convertible Preferred Stock (the “Convertible Preferred”), 1,950,250 shares of which have been issued and are outstanding.

        3.        The Board of Directors of the Corporation has further determined to issue a series of convertible preferred stock to be designated “Series A Convertible Preferred Stock” (the “Series A Preferred”).

        4.        The issuance of the Series A Preferred has been duly approved by the Board of Directors of the Corporation pursuant to the authority given by the Corporation’s Certificate of Incorporation.

        5.        The Board of Directors of the Corporation has duly adopted substantially the following resolution which constitutes the designation of the Series A Preferred (the “Series A Designations”):

RESOLVED, that the Board of Directors hereby determines that it is in the best interests of this Corporation to designate 50,000 shares of Series A Preferred Stock upon the following terms and conditions:

        Section 1.        Dividends.

        1A.        General Obligation. At the times and upon the conditions set forth in this Certificate of Designations of Series A Convertible Preferred Stock and to the extent permitted under the General Corporation Law of Delaware and not prohibited by the terms of the Senior Loan Agreement, the Corporation shall pay preferential dividends in cash to the holders of the Series A Convertible Preferred Stock (the “Series A Preferred”) as provided in this Section 1. Dividends (the “Series A Cumulative Dividends”) on each share of the Series A Preferred (a “Share”) shall accrue on a daily basis at the rate of 12%

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per annum on the Redemption Price from and including the date of issuance of each such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accumulated and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) on any Redemption Date on which the Redemption Price for any such Share is paid by the Corporation. Such dividends shall accrue from the date of issuance for such Share, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities (other than dividends expressly permitted to be paid on shares of Convertible Preferred by Section 1C hereof). If the Corporation is prevented from paying the Series A Cumulative Dividend in accordance this Section 1A by any legal restriction, contract or otherwise (a “Dividend Default”), subject to the terms of the Intercreditor Agreement, as defined in the Loan Agreement, the Corporation shall have a continuing obligation to pay such Series A Cumulative Dividend and shall use its best efforts to obtain any waiver or consent or to take any other action to authorize or permit the payment required pursuant to this Section 1A. From and after the date of a Dividend Default, interest shall accrue on the unpaid Series A Cumulative Dividends at a rate of 15% per annum until paid. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. Dividends shall be computed on the basis of a 360-day year for the actual number of days elapsed.

        1B.        Dividend Reference Dates. Except and unless earlier declared by the Board of Directors, and to the extent permitted under the General Corporation Law of Delaware and not otherwise prohibited by the terms of the Senior Loan Agreement, dividends are payable quarterly on March 31, June 30, September 30 and December 31 of each year (the “Dividend Reference Dates”). Dividends accruing through March 31, 2004 shall be accumulated, and dividends accruing thereafter shall be paid, beginning June 30, 2004. All dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date and are not paid shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

        1C.        Payment of Dividends. On March 31, 2006, to the extent permitted under the General Corporation Law of Delaware, the Corporation may commence quarterly payments of dividends with respect to each outstanding share of the Convertible Preferred in accordance with the Second Amended Designations provided that (i) no Event of Noncompliance is existing at the time of such proposed payment or would occur as a result of such proposed payment; and (ii) the proposed payment is not otherwise prohibited by the terms of the Senior Loan Agreement, the Intercreditor Agreement, the Loan Agreement or any other Indebtedness (each as defined in the Loan Agreement) of the Corporation or any agreement or instrument governing such Indebtedness.

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        1D.        Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the Redemption Price of the Shares held by each such holder.

        Section 2.        Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Redemption Price of all Shares held by such holder, or (ii) the amount which would be distributable to such holder in respect of the Common Stock issuable upon conversion of the Shares of Series A Preferred if such holder, along with all other holders of Series A Preferred, converted all Shares of Series A Preferred into Common Stock in accordance with paragraph 6A immediately prior to such liquidation, dissolution or winding up. Upon payment in cash of the greater of the amounts in clause (i) or (ii) above, the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation’s assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Redemption Price of the Series A Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2. Nothing herein shall limit or restrict each holder of Series A Preferred’s right to convert such holder’s Shares into Common Stock pursuant to paragraph 6A prior to any such event.

        Section 3.        Priority of Series A Preferred on Dividends and Redemptions. So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation, other than as permitted by Section 1C hereof with respect to Convertible Preferred, directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

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        Section 4.        Redemptions. The provisions of this Section 4 are subject in all cases to the requirements that no redemption of the Series A Preferred shall be made unless at the time of that proposed redemption, that redemption is not an Event of Noncompliance or otherwise prohibited by the terms of the Senior Loan Agreement.

        4A.        Optional Redemptions. At any time following the earliest to occur of (i) July 21, 2003; or (ii) a Fundamental Change, the Corporation may at any time and from time to time redeem all or any portion of the Shares of Series A Preferred then outstanding (each an “Optional Redemption”). Upon any such redemption, the Corporation shall pay a price per Share equal to the Redemption Price thereof. The Corporation shall use its reasonable best efforts to redeem the Series A Preferred as soon as possible consistent with prudent business judgment.

        4B.        Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share) an amount in cash in immediately available funds equal to the Redemption Price of such Share. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, (a) an Event of Noncompliance will be deemed to have occurred, (b) those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Redemption Price of such Shares held by each such holder, and (c) to the extent the Corporation is unable to redeem all Shares of Series A Preferred which are redeemable on any Redemption Date, the Corporation shall, to the extent permitted under the General Corporation Law of Delaware, issue to the relevant holders of such unredeemed Shares of Series A Preferred, in complete redemption thereof, promissory notes (each, a “Redemption Note”) bearing interest at 15% annually per year until paid in full, accruing and compounded quarterly, in a principal amount equal to the amount otherwise payable to each holder upon redemption of such holder’s Shares of Series A Preferred, which Redemption Notes shall become payable in full in cash upon the earliest of: (i) such time as profits, surplus or other funds of the Corporation become legally available for the payment of the principal amount and the accrued interest on such notes, (ii) the occurrence of a Change in Ownership or Public Offering, (iii) the occurrence of a Fundamental Change or (iv) June 30, 2007. Each Redemption Note shall be deemed to be a “Senior Subordinated Note” under the Loan Agreement and each holder of a Redemption Note shall be entitled to all of the rights and privileges of a holder of Senior Subordinated Notes under the Loan Agreement and shall be subject to the terms of the Intercreditor Agreement. The Corporation shall use its reasonable best efforts to redeem the Redemption Notes as soon as possible consistent with prudent business judgment. Notwithstanding the issuance of any Redemption Note, the holders whose Series A Preferred has been redeemed and who have been issued a Redemption Note in lieu of cash payment shall have the right to convert any such Redemption Note into Common Stock of the Corporation pursuant to Section 6A(iii) of these designations.

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        4C.        Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred Share (other than a redemption at the request of a holder or holders of Series A Preferred) to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation’s option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

        4D.        Determination of the Number of Each Holder’s Shares to be Redeemed. Subject to the rights of the holders of Series A Preferred set forth in paragraph 4H below, the number of Shares of Series A Preferred to be redeemed from each holder thereof in redemptions by the Corporation under this Section 4 shall be the number of Shares determined by multiplying the total number of Shares of Series A Preferred to be redeemed times a fraction, the numerator of which shall be the total number of Shares and Offset Shares (as defined below) then held by such holder and the denominator of which shall be the total number of Shares and Offset Shares then outstanding. If the application of this paragraph 4D has caused the number of Shares to be redeemed from any holder to exceed the number of Shares then held by such holder, such holder shall be deemed (solely for purposes of this paragraph) to have applied a number of Offset Shares equal to such excess to reduce the number of Shares to be redeemed from such holder.

        4E.        Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

        4F.        Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares of preferred stock and shall not be reissued, sold or transferred.

        4G.        Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the number of Shares owned by each such holder.

4H. Right of Offset.

        (i)        Upon the receipt of any notice of redemption under this Section 4, any holder of Series A Preferred shall have the right (exercisable by notifying the Corporation in writing prior to the date specified for redemption in the redemption notice) to reduce the number of Shares to be redeemed from such holder at such

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time by a number of Shares not exceeding the number of Offset Shares (as defined below) held by such holder at the time of such redemption. If any holder of Series A Preferred has converted Shares of Series A Preferred after receipt of any notice of redemption under this Section 4 but on or prior to the Redemption Date for such redemption, such holder shall be deemed to have elected (and shall not be required to deliver notice of such election) to reduce the number of Shares to be redeemed from such holder in such redemption by the number of Shares so converted.

        (ii)       A holder of Series A Preferred shall be deemed to hold one Offset Share for each Share converted by such holder pursuant to Section 6 hereof at any time prior to such Share’s Redemption Date and for each Share otherwise acquired by the Corporation from such holder other than in any redemption (each such Share an “Offset Share”), and an Offset Share shall cease to be an Offset Share when it has been applied to reduce the number of Shares to be redeemed in any redemption. When any holder transfers any portion of such holder’s outstanding Shares to any other Person, the transferor shall be deemed to have transferred to the transferee a pro rata portion of the transferor’s Offset Shares based upon the number of Shares transferred to such holder, unless the parties to such transaction otherwise agree in a writing delivered to the secretary of the Corporation in connection with such transfer.

4I. Special Redemptions.

        (i)        Change in Ownership. If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation, or proposed consummation thereof, to each holder of Series A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. Holders of a majority of the Series A Preferred outstanding at the time of any such notice may require the Corporation to redeem all or any portion of the Series A Preferred then outstanding at a price per Share equal to the Redemption Price thereof by giving written notice to the Corporation and each other holder of outstanding Series A Preferred of such election prior to the later of (a) 21 days after receipt of the Corporation’s notice and (b) five days prior to the consummation of the Change in Ownership (the “Expiration Date”). The Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

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Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation’s receipt of such election(s). If any proposed Change in Ownership does not occur the Corporation shall promptly give each holder of Series A Preferred notice thereof and all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder’s request for redemption by giving written notice of such rescission to the Corporation.

The term “Change in Ownership” shall mean any event by which any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding any Specified Person (as defined in the Loan Agreement)) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 30% (or, if greater, the percentage owned by the Specified Persons (as defined in the Loan Agreement) of the outstanding securities on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the securities of the Corporation having voting rights in the election of directors under normal circumstances.

        (ii)       Fundamental Change. If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. Holders of a majority of the Series A Preferred outstanding at the time of any such notice may require the Corporation to redeem all or any portion of the Series A Preferred then outstanding at a price per Share equal to the Redemption Price thereof by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until five days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series A Preferred owned by such holder.

Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur the Corporation shall promptly give all holders of Series A Preferred notice thereof and all requests for redemption in connection therewith shall be

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automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder’s request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

The term “Fundamental Change” means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series A Preferred are not changed and the Series A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

        (iii)      Events of Noncompliance. If an Event of Noncompliance shall occur, the Corporation shall give written notice of such Event of Noncompliance describing in reasonable detail the facts thereof to each holder of Series A Preferred promptly and in any event not less than five (5) days of becoming aware of such Event of Noncompliance. Holders of a majority of the Series A Preferred outstanding at the time of any such notice may require the Corporation to redeem all or any portion of the Series A Preferred then outstanding at a price per Share equal to the Redemption Price thereof by giving written notice to the Corporation of such election prior to ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A Preferred, and each such holder shall have until five days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series A Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein within five days of the receipt of such elections.

        4J.        Mandatory Redemption Date. To the extent permitted under the General Corporation Law of Delaware and not prohibited by the terms of the Senior Loan Agreement, the Corporation shall redeem the outstanding Shares of Series A Preferred on June 30, 2007, at a price per share equal to the Redemption Price.

        Section 5.        Voting Rights.

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        5A.        General. The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

        5B.        Special Voting Rights Regarding Series A Preferred. Except as otherwise required by applicable law, the Corporation shall not, without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of the holders of at least a majority of the Shares of Series A Preferred then outstanding: (i) create, by reclassification or otherwise, authorize and/or otherwise issue any new class or series of capital stock having rights, preferences or privileges senior to or pari passu with the Series A Preferred; (ii) effect any merger, reorganization, Change of Ownership or any transaction or a series of related transactions in which all or a material portion of the assets, properties, or businesses of the Corporation and its Subsidiaries taken as a whole are sold or otherwise transferred to Persons other than the Corporation or any of its Subsidiaries unless such merger, reorganization, Change of Ownership or sale of assets reflects a valuation of the outstanding equity of the Corporation immediately prior to such merger, reorganization, Change of Ownership or sales of assets (computed without regard to any discount due to restrictions on the sale of the Corporation’s capital stock) of not less than an amount equal to an amount which would permit the Corporation to pay to holders of Series A Preferred Stock the Redemption Price for each Share of Series A Preferred then outstanding; (iii) create, incur, assume or suffer to exist any indebtedness for borrowed money or for the deferred purchase price of property or services other than Indebtedness as permitted by Section 6.1 of the Loan Agreement as of the Effective Date (“Permitted Indebtedness”); (iv) change the terms of any Permitted Indebtedness in a manner which is more restrictive upon or less favorable to the Corporation; (v) increase the commitments under the Senior Indebtedness, as defined in the Loan Agreement, by more than $2,500,000 after the Effective Date; (vi) liquidate, wind up or dissolve the Corporation (or suffer any liquidation or dissolution) unless as a result of such liquidation, wind up or dissolution there is sufficient cash or other assets available to permit the Corporation to pay to holders of Series A Preferred Stock the Redemption Price for each such Share; (vii) amend, restate or waive any provision of the Corporation’s Bylaws, Certificate of Incorporation or any designations thereto, provided, however that amendments, restatements or waivers that are administrative or ministerial in nature and that do not have an adverse impact on the rights of the holders of Series A Preferred Stock are not subject to the approval of the holders of Series A Preferred Stock; (viii) pay any dividend on any Junior Securities other than those expressly permitted by Section 1C; (ix) redeem or repurchase any Junior Securities of the Corporation; (x) prepay the principal on the Senior Subordinated Notes while there are any Redemption Notes or Series A Preferred Shares outstanding; (xi) permit there to exist any Lien (as defined in the Loan Agreement) other than a Lien permitted under the terms of the Loan Agreement; or (xii) enter into any transaction with any Affiliate other than a transaction permitted by Section 6.10 of the Loan Agreement.

5C. Events of Noncompliance; Definition. An Event of Noncompliance shall be deemed to have occurred if any of the following has occurred:

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        (i)        an Event of Default shall have occurred and be continuing under the Loan Agreement and such Event of Default has given rise to the right of the Lenders to accelerate the principal balance and interest accrued thereon under the Senior Subordinated Note pursuant to Section 7.2 of the Loan Agreement;

(ii) the Corporation is unable to pay in full on a Redemption Date the full amount necessary to redeem all Shares of Series A Preferred pursuant to the terms of this designation;

        (iii)      the Corporation fails to pay on any Dividend Reference Date beginning with June 30, 2004 to each holder of Series A Preferred an amount in cash equal to the scheduled accrued and unpaid dividends on such holder’s outstanding Series A Preferred as of such Dividend Reference Date;

(iv) the Corporation enters into any contract limiting its rights or ability to pay dividends on the Series A Preferred (other than limitations under the Loan Agreement); or

(v) the Corporation has taken any action in contravention of the terms of these Series A Designations.

        Section 6.        Conversion.

6A. Conversion Procedure.

        (i)        At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1000 and dividing the result by the Conversion Price then in effect.

        (ii)       At any time after June 30, 2004 (at the sole option of the holder) and from time to time thereafter, any holder of Series A Preferred may convert any accrued and unpaid dividends on that holder’s Series A Preferred into a number of shares of Conversion Stock computed by dividing amount of accrued and unpaid dividends by the Conversion Price then in effect.

        (iii)      At any time and from time to time, any holder of a Redemption Note may convert all or any portion of the Redemption Note held by such holder into a number of shares of Conversion Stock computed by dividing the aggregate amount of outstanding principal and accrued and unpaid interest by the Conversion Price then in effect.

(iv) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the

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date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(v) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share.

        (vi)      Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

        (vii)     As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

        (a)        a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

        (b)        payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto and which have not at the option of the holder been converted hereunder pursuant to Section 6A(ii) hereof ; and

        (c)        a certificate representing any Shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

        (viii)    The Corporation shall declare the payment of all dividends payable under subparagraph (vii)(b) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series A Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to

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such holder. Notwithstanding the foregoing, for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Series A Preferred being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect.

        (ix)      The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

        (x)       The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

        (xi)      The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

6B. Conversion Price. The Conversion Price shall be $1.75, subject to adjustment from time to time pursuant to paragraphs 6C, 6D and 6E.

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        6C.        Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        6D.        Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. in each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the Successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

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        6E.        Weighted Average Price Protection. If the Corporation shall issue Common Stock or Convertible Securities at a price per share (the “Exercise Price”) less than the Fair Market Value, excluding, however any shares of Common Stock issued under the Company’s 1999 Stock Incentive Plan, Employee Stock Purchase Plan or any successor plans, respectively, then, and in any such case, the number of shares of Common Stock into which each Share of the Series A Preferred shall be convertible shall be adjusted to equal the number of shares of Common Stock into which a share of such Series A Preferred Stock was convertible immediately prior to the date of such issuance multiplied by a fraction of which (x) the numerator shall be the number of shares of Common Stock Deemed Outstanding at the close of business on the day immediately prior to such issuance, plus the number of shares of Common Stock to be issued upon the conversion of Convertible Securities outstanding, plus the total number of shares of Common Stock so offered for subscription or purchase and (y) the denominator shall be the number of shares of Common Stock Deemed Outstanding at the close of business on the day immediately prior to such issuance, plus the number of shares of Common Stock to be issued upon the conversion of Convertible Securities outstanding, plus the number of shares of Common Stock that the aggregate of the Exercise Price for the shares of Common Stock so offered for subscription or purchase could purchase at the Fair Market Value of such Common Stock, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

6F. Notices.

        (i)        Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

        (ii)       The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Fundamental Change, Change in Ownership, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Fundamental Change or Change in Ownership shall take place.

(iv) The Corporation shall also give written notice to the holders of Series A Preferred of any Event of Noncompliance promptly, and in any event within five (5) days of obtaining knowledge thereof.

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        Section 7.        Purchase Rights. If at any time the Corporation grants, issues or sells any equity securities or Options or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        Section 8.        Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

        Section 9.        Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      Section 10.        Definitions.

        “Change in Ownership” has the meaning set forth in paragraph 4I hereof.

        “Closing Price” with respect to any security on any Trading Day, means the last reported sale price regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the exchange on which such shares are listed or in the automated quotation system in which the shares are quoted.

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        “Common Stock” means, collectively, the Corporation’s Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

        “Common Stock Deemed Outstanding” means the total number of outstanding shares of Common Stock of the Corporation plus the total number of shares of Common Stock of the Corporation into which all Convertible Securities are exercisable or convertible.

        “Conversion Stock” means shares of the Corporation’s Common Stock into which the Series A Preferred is convertible; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        “Exchange Agreement” means the Exchange Agreement, dated as of the Effective Date, among the holders of the Series A Preferred as of the Effective Date and the Corporation.

        “Fair Market Value” per share of Common Stock means, at any date of determination thereof:

                (a)        if shares of Common Stock are listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily closing prices for the thirty (30) trading days immediately preceding such date, excluding any trades which are not bona fide, arms’ length transactions. The closing price for each day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which shares of Common Stock are then listed, admitted to trading or traded;

                (b)        if shares of Common Stock are not listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if shares of Common Stock are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization; or

                (c)        if shares of Common Stock are not listed or admitted to trading on any national exchange or traded on any national market system and if no closing bid and asked prices are then quoted or published in the over-the-counter market, the price as determined in good faith by the agreement of holder and the Board of Directors (the “Board”); provided, however, that if holder and the Board cannot agree on a price within fifteen (15) days after (as applicable) issuance of the Common Stock or Convertible Securities for which the Fair Market Value is

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being determined pursuant to Section 6E, holder and the Board shall jointly retain a nationally recognized investment banking firm or other firm providing similar valuation services a (“Valuation Firm”) experienced in the appraisal of companies which are engaged in the business of the Company and which is not an affiliate of the Company or any shareholder thereof within seven (7) days after the expiration of such fifteen (15) day period. If the Company and holder are unable to agree on the selection of a Valuation Firm within such seven (7) day period, the Company and holder, within seven (7) days after expiration of such seven (7) day period, shall each select a Valuation Firm and the two Valuation Firms so selected shall jointly select a third Valuation Firm which shall make the determination of the Fair Market Value of the Common Stock. The Valuation Firm selected in accordance with the foregoing procedure shall be instructed to determine such value within fifteen (15) days after selection and any such determination shall be final and binding upon the parties. The fees and expenses for such determination made by any Valuation Firm shall be borne by the Company.

Fair Market Value of a share of Common Stock shall be determined under clause (c) by dividing the fair market value of the Company by the number of shares of Common Stock outstanding as of the date of determination, determined on a Fully-Diluted Basis. In such determination of Fair Market Value, the following specific principles shall be applied by the Valuation Firm:

                (i)        the Valuation Firm shall assume that all of the assets and properties of the Company are sold as a going concern, on an orderly basis (and not on a liquidation basis), at their fair market values based on an enterprise value as of the Valuation Date;

                (ii)       the Valuation Firm shall assume that all indebtedness of the Company is prepaid in full as of the Valuation Date (and, in doing so, disregard the amount of any prepayment penalties, yield enhancement premiums or the like) and that the Company has paid the holders of preferred stock or similar securities, if any, amounts payable thereon, the aggregate amount of which shall be taken into account in arriving at the Fair Market Value; and

(iii) the Valuation Firm shall assume that the remaining proceeds of such a sale are distributed pro rata on a Fully-Diluted Basis to the shareholders of the Company.

        “Fully-Diluted Basis” shall mean that number of shares of Common Stock which would be outstanding, as of the date of computation, if (i) all warrants, options or other rights to subscribe for, purchase or otherwise acquire Common Stock or (ii) Convertible Securities, including the Preferred Stock, had been converted or fully exercised.

        “Fundamental Change” has the meaning set forth in paragraph 4I hereof.

        “Junior Securities” means any capital stock or equity securities of the Corporation other than the Series A Preferred, including, but not limited to, the Common Stock and Convertible Preferred.

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        “Liquidation Value” of any Share as of any particular date shall be equal to $1,000.

        “Loan Agreement” means the Amended and Restated Senior Subordinated Loan Agreement dated as of the Effective Date, among the holders of Series A Preferred as of the Effective Date, the Corporation and its subsidiaries party thereto.

        “Options” means any rights, warrants or options to subscribe for or purchase any securities of the Corporation.

        “Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        “Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided, however, that the Corporation shall give each holder of Series A Preferred notice of any proposed Public Offering at least forty-five (45) days prior to such Public Offering.

        “Redemption Date” as to any Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Redemption Price of such Share is actually indefeasibly paid in full in cash on such date, and if not so indefeasibly paid in full in cash, the Redemption Date shall be the date on which such amount is paid. For purposes of clarification, (i) the issuance of Redemption Notes in lieu of cash payment as pursuant to Section 4B hereof shall be considered a Redemption Date, and (ii) an Optional Redemption shall not be considered a Redemption Date (so as to allow the Corporation to optionally redeem less than the full amount of Series A Preferred outstanding).

        “Redemption Price” means $1,000 per Share, plus all accrued and unpaid dividends thereon.

        “Senior Loan Agreement” has the meaning specified in the Loan Agreement.

        “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

        “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership interests, limited

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liability company units or interests or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner, managing member, manager or similar controlling Person of such limited liability company, partnership, association or other business entity.

        “Trading Day” with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading or quotation.

        Section 11.        Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken.

        Section 12.        Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

        Section 13.        Board of Directors. As long as William Blair Mezzanine Capital Fund III, LP (“WBMCF”) and its direct transferees own an interest of fifty percent (50%) or more of the Series A Preferred or Conversion Shares, the Corporation shall, unless otherwise directed in writing by WBMCF, (i) use its best efforts to ensure the recommendation to the Shareholders of a representative designated by WBMCF for election to the Board of Directors of Corporation, and (ii) permit two (2) representatives designated by WBMCF (or one (1) representative in the event WBMCF has appointed a representative to the Board of Directors) to attend the meetings of the Board of Directors (or any committee thereof) as non-voting observers of such meeting. The right granted pursuant to the immediately preceding clause (ii) shall include the right to participate in meetings but shall not limit the ability of the Board of Directors to take action without a meeting to the extent permitted under the Delaware General Corporation law. Such observers shall be entitled to receive all written materials and other information (including all materials distributed to the Board of Directors and copies of meeting minutes) given to directors at the same time such materials and information are given to the directors. The Corporation shall pay all costs and expenses as are reasonably incurred by such observers in connection with the attendance of such observers of any meeting of the Board of Directors in a manner consistent with the Corporation’s policy then in effect with respect to reimbursement of members of the Board of Directors. Upon election to the Board of Directors of the Corporation, the WBMCF representative shall be entitled to all benefits accorded such position, including, without limitation, indemnification, reimbursement and compensation in the same manner and form accorded to other Directors of the Corporation from time to time.

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        Section 14.        Effectiveness. These designations shall be effective upon their filing with the State of Delaware (such date being the “Effective Date”).

        The undersigned, Ed Walsh and Steven Olmstead, Chief Financial Officer and Secretary of Clarion Technologies, Inc., respectively, hereby declare and certify under penalty of perjury that the foregoing Certificate is the act and deed of the Corporation and that the facts herein stated are true.

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        Executed at Grand Rapids, Michigan on December 23, 2002.

/s/ Ed Walsh ED WALSH Chief Financial Officer /s/ Steven Olmstead STEVEN OLMSTEAD Secretary

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Exhibit 2

SECOND AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS
OF
CLARION TECHNOLOGIES, INC.
A Delaware Corporation

CONVERTIBLE PREFERRED STOCK

        The undersigned, Ed Walsh and Steven Olmstead, hereby certify that:

        1.        They are the duly elected and acting Chief Financial Officer and Secretary, respectively, of Clarion Technologies, Inc., a Delaware corporation (the “Corporation”).

        2.        The Corporation, in its Certificate of Incorporation, authorized 3,000,000 shares of preferred stock. By resolution, effective February 14, 2000, the Board of Directors of the Corporation designated (the “Designations”) 2,500,000 shares of preferred stock authorized by the Certificate of Incorporation as Convertible Preferred Stock (the “Convertible Preferred”), 1,950,250 shares of which have been issued and are outstanding.

        3.        On April 16, 2001, the Corporation filed an Amended and Restated Certificate of Designations (the “Amended Designations”) which modified the terms of the Convertible Preferred. The Amended Designations were approved by the holders of the Convertible Preferred Stock on April 6, 2001.

        4.        The Board of Directors of the Corporation has determined that the Amended Designations should be further amended and restated (the “Second Amended Designations”). The Second Amended Designations (a) redesignate the Convertible Preferred as “Series B Convertible Preferred Stock” (the “Series B Preferred”) and (b) modify the terms of the Series B Preferred.

        5.        The modifications to the Series B Preferred have been duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation and the holders of the Convertible Preferred.

        6.        The Board of Directors of the Corporation has duly adopted substantially the following resolutions which constitute the Second Amended Designations:

RESOLVED, that 2,500,000 shares of preferred stock shall remain designated as Convertible Preferred.

RESOLVED, that the Convertible Preferred shall hereafter be designated as the “Series B Convertible Preferred Stock”.

FURTHER RESOLVED, that the Board of Directors hereby determines that the terms and conditions of the Series B Preferred shall be:

        Section 1.        Dividends.

        1A.        General Obligation. When and as declared by the Corporation’s Board of Directors and to the extent permitted under the General Corporation Law of Delaware and not prohibited by the terms of the Loan Agreement or the terms of the Corporation’s Series A Convertible Preferred Stock Designations (the “Series A Designations”), the Corporation shall pay preferential dividends in cash to the holders of the Series B Preferred as provided in this Section; provided that no dividends shall be paid on or declared and set apart for the Series B Preferred until all accumulated and unpaid dividends arising after April 1, 2004 with respect to the Series A Convertible Preferred Stock (the “Series A Preferred”) shall have been paid with respect to Series A Preferred. Dividends on each share of the Series B Preferred (a “Share”) shall accrue on a daily basis at the rate of 10% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue from the date of issuance whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

        1B.        Dividend Reference Dates. Dividends are payable quarterly on March 31, June 30, September 30 and December 31 of each year (the “Dividend Reference Dates”). To the extent not paid on the Dividend Reference Dates, beginning September 30, 1999, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

        1C.        Deferral of Dividends. The Corporation’s Board of Directors shall not declare or pay dividends until March 31, 2006. On March 31, 2006, provided that the payment would be permitted by the terms of the Series A Designations and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall commence quarterly payments of dividends with respect to each Share (dividends that accrued from January 1, 2006) on the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon in accordance with Sections 1A and 1B.

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        1D.        Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

        1E.        Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series B Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred had all of the outstanding Series B Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

        1F.        Payment of Dividends and Shares of Common Stock. Notwithstanding the foregoing provisions of this Section 1, to the extent permitted by Delaware law and not prohibited by the Loan Agreement or the terms of the Series A Designations, the Corporation’s Board of Directors shall have the right to pay all or any portion of accrued but unpaid dividends on shares of the Series B Preferred in the form of shares of Common Stock. If dividends on the Series B Preferred are declared by the Corporation’s Board of Directors, as part of that declaration, all or a portion of the declared dividends may be paid in the form of shares of Common Stock. The number of shares of Common Stock distributable per share of Series B Preferred with respect to a dividend paid in form of Common Stock, shall be determined by dividing (1) the aggregate dollar amount of dividends declared per share of Series B Preferred, by (2) the average Fair Market Value per share of Common Stock during the ten (10) trading day period ending on the applicable Dividend Reference Date. “Fair Market Value” shall mean the closing sale price per share of Common Stock for such date on the OTC Pink Sheets (“Pink Sheets”) or any successor system then in use. If no sale of shares of Common Stock is reflected on the Pink Sheets on a date “Fair Market Value” shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on the Pink Sheets.

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        Section 2.        Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred shall be entitled to be paid, after payment is made in full upon the Series A Preferred but before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Redemption Price of all Shares held by such holder, or (ii) the amount which would be distributable to such holder if such holder, along with all other holders of Series B Preferred, converted all Shares of Series B Preferred into Common Stock in accordance with paragraph 6A immediately prior to such liquidation, dissolution or winding up, and the holders of Series B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation’s assets to be distributed among the holders of the Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then any assets available to be distributed to the holders of the Series B Preferred shall be distributed pro rata among such holders based upon the aggregate Redemption Price of the Series B Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series B Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Series A Preferred, each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2. Nothing herein shall limit or restrict each holder of Series B Preferred’s right to convert such holder’s Shares into Common Stock pursuant to paragraph 6A prior to any such event.

      Section 3.        Priority of Series B Preferred.

        3A.        Subordination to Series A Preferred. Anything in any document pursuant to which any of the Series B Preferred were created or in any instrument evidencing any of the Series B Preferred to the contrary notwithstanding, the Series B Preferred shall be subordinate and junior in right of payment, to the extent and in the manner provided herein, to all obligations of the Corporation due or to become due of any nature whatsoever to the holders of the Series A Preferred, whether incurred prior to or arising after the date of the filing of this Second Amended and Restated Certificate of Designations, including, but not limited to, obligations for the payment of dividends on and redemption of the Series A Preferred, and any extensions, modifications or renewals of the terms of the Series A Preferred.

        3B.        Incorrect Payments. If any payment or distribution on account of the Series B Preferred not permitted to be made by the Corporation or received by the holders of the Series B Preferred under these designations or the Loan Agreement is received by any holder of Series B Preferred, such payment or distribution shall not be commingled with any asset of such holder, shall be held in trust by such holder for the benefit of the holders of Series A Preferred and shall be promptly paid over to the holders

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of Series A Preferred, or their designated representative, for application to the payment of the Series A Preferred then remaining unpaid, until all of the obligations on the Series A Preferred are paid in full in cash.

        3C.        Junior Securities. So long as any Series B Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series B Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries.

        Section 4.        Redemptions. The provisions of this Section 4 are subject in all cases to the requirement that no redemption of the Series B Preferred shall be made unless at the time of such proposed redemption (i) there are no accumulated and unpaid dividends on the Series A Preferred; (ii) no Event of Noncompliance is existing or would occur as a result of such proposed payment; and (iii) the proposed redemption is not otherwise prohibited by the terms of the Loan Agreement or the Series A Designations.

        4A.        Optional Redemptions. Subject to the limitations contained in the first sentence of Section 4 hereof, the Corporation may at any time and from time to time redeem all or any portion of the Shares of Series B Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Redemption Price thereof. The Corporation shall use its reasonable best efforts to redeem the Series B Preferred as soon as possible consistent with prudent business judgment.

        4B.        Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share) an amount in cash equal to the Redemption Price of such Share. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Redemption Price of such Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

        4C.        Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series B Preferred (other than a redemption at the request of a holder or holders of Series B Preferred) to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a

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redemption at the Corporation’s option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

        4D.        Determination of the Number of Each Holder’s Shares to be Redeemed. Subject to the rights of the holders of Series B Preferred set forth in paragraph 4H below, the number of Shares of Series B Preferred to be redeemed from each holder thereof in redemptions by the Corporation under this Section 4 shall be the number of Shares determined by multiplying the total number of Shares of Series B Preferred to be redeemed times a fraction, the numerator of which shall be the total number of Shares and Offset Shares (as defined below) then held by such holder and the denominator of which shall be the total number of Shares and Offset Shares then outstanding. If the application of this paragraph 4D has caused the number of Shares to be redeemed from any holder to exceed the number of Shares then held by such holder, such holder shall be deemed (solely for purposes of this paragraph) to have applied a number of Offset Shares equal to such excess to reduce the number of Shares to be redeemed from such holder.

        4E.        Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

        4F.        Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares of preferred stock and shall not be reissued, sold or transferred.

        4G.        Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series B Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series B Preferred on the basis of the number of Shares owned by each such holder.

4H. Right of Offset.

        (i)        Upon the receipt of any notice of redemption under this Section 4, any holder of Series B Preferred shall have the right (exercisable by notifying the Corporation in writing prior to the date specified for redemption in the redemption notice) to reduce the number of Shares to be redeemed from such holder at such time by a number of Shares not exceeding the number of Offset Shares (as defined below) held by such holder at the time of such redemption. If any holder of Series B Preferred has converted Shares of Series B Preferred after receipt of any notice of redemption under this Section 4 but on or prior to the Redemption Date for such redemption, such holder shall be deemed to have elected (and shall not be required to deliver notice of such election) to reduce the number of Shares to be redeemed from such holder in such redemption by the number of Shares so converted.

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        (ii)       A holder of Series B Preferred shall be deemed to hold one Offset Share for each Share converted by such holder pursuant to Section 6 hereof at any time prior to such Share’s Redemption Date and for each Share otherwise acquired by the Corporation from such holder other than in any redemption (each such Share an “Offset Share”), and an Offset Share shall cease to be an Offset Share when it has been applied to reduce the number of Shares to be redeemed in any redemption. When any holder transfers any portion of such holder’s outstanding Shares to any other Person, the transferor shall be deemed to have transferred to the transferee a pro rata portion of the transferor’s Offset Shares based upon the number of Shares transferred to such holder, unless the parties to such transaction otherwise agree in a writing delivered to the secretary of the Corporation in connection with such transfer.

4I. Special Redemptions.

        (i)        Change in Ownership. If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation, or proposed consummation, thereof to each holder of Series B Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Series B Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series B Preferred may require the Corporation to redeem all or any portion of the Series B Preferred owned by such holder at a price per Share equal to the Redemption Price thereof by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation’s notice and (b) five days prior to the consummation of the Change in Ownership (the “Expiration Date”). The Corporation shall give prompt written notice of any such election to all other holders of Series B Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series B Preferred owned by such holder.

Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation’s receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series B Preferred may rescind such holder’s request for redemption by giving written notice of such rescission to the Corporation.

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The term “Change in Ownership” means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934), other than the holders of Common Stock, Series A Preferred and Series B Preferred as of the date of the Exchange Agreement, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

        (ii)       Fundamental Change. If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series B Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series B Preferred prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series B Preferred may require the Corporation to redeem all or any portion of the Series B Preferred owned by such holder at a price per Share equal to the Redemption Price thereof by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series B Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series B Preferred owned by such holder.

Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series B Preferred may rescind such holder’s request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

The term “Fundamental Change” means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of

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business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Series B Preferred are not changed and the Series B Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation’s outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors immediately prior to the merger shall continue to own the Corporation’s outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation’s Board of Directors.

        4J.        Mandatory Redemption Date. Subject to compliance with the terms of this Section 4, including, without limitation, the first sentence of the lead in paragraph of Section 4, with the Corporation’s contractual obligations, and to the extent permitted under the General Corporation Law of Delaware, the shares of Series B Preferred shall be redeemed as set forth below, or, to the extent the shares cannot be redeemed as set forth below, to the full extent permitted under the terms hereof, the Corporation’s contractual obligations and to the extent permitted under the General Corporation Law of Delaware on each redemption date:

Mandatory Redemption Date June 30, 2008 June 30, 2009	Amount to be Redeemed 50% 50%

The “Amount to be Redeemed” shall be calculated by applying the applicable percentage to the aggregate Redemption Price of all Shares.

        Section 5.        Voting Rights. The holders of the Series B Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation’s bylaws, and the holders of the Series B Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series B Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series B Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

        Section 6.        Conversion.

6A. Conversion Procedure.

        (i)        At any time and from time to time, any holder of Series B Preferred may convert all or any portion of the Series B Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $10.00 and dividing the result by the Conversion Price then in effect.

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        (ii)       Except as otherwise provided herein, each conversion of Series B Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series B Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

        (iii)      The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Redemption Price for such Share.

        (iv)      Notwithstanding any other provision hereof, if a conversion of Series B Preferred is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Shares of Series B Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

(v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

        (a)        a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

(b) payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto; and

        (c)        a certificate representing any Shares of Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

        (vi)      The Corporation shall declare the payment of all dividends payable under subparagraph (v)(b) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series B Preferred being converted, the Corporation shall pay such dividends to

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the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder. Notwithstanding the foregoing, for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Series B Preferred being converted, such dividends may, at the converting holder’s option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect.

        (vii)     The issuance of certificates for shares of Conversion Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series B Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

        (viii)    The Corporation shall not close its books against the transfer of Series B Preferred or of Conversion Stock issued or issuable upon conversion of Series B Preferred in any manner which interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

        (ix)      The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series B Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B Preferred.

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6B. Conversion Price. The Conversion Price is $1.75. The Conversion Price shall be subject to the special adjustment provision of paragraphs 6C and 6D.

        6C.        Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        6D.        Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that each of the holders of Series B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred immediately prior to such Organic Change. in each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series B Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the Successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

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6E. Notices.

        (i)        Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

        (ii)       The Corporation shall give written notice to all holders of Series B Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Fundamental Change, Change in Ownership, dissolution or liquidation.

(iii) The Corporation shall also give written notice to the holders of Series B Preferred at least 20 days prior to the date on which any Fundamental Change or Change in Ownership shall take place.

        (iv)      The Corporation shall also give written notice to the holders of Series B Preferred of any Event of Noncompliance, as defined in the Series A Designations, promptly, and in any event five (5) days of obtaining knowledge thereof.

        Section 7.        Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder’s Series B Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        Section 8.        Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred represented by the surrendered certificate.

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        Section 9.        Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

        Section 10.        Definitions.

        “Change in Ownership” has the meaning set forth in paragraph 4J hereof.

        “Common Stock” means, collectively, the Corporation’s Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

        “Conversion Stock” means shares of the Corporation’s Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series B Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        “Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

        “Event of Noncompliance” has the meaning set forth in the Series A Designations.

        “Exchange Agreement” means the Exchange Agreement dated as of the Effective Date, among the holders of the Series A Preferred and the Corporation.

        “Fundamental Change” has the meaning set forth in paragraph 4J hereof.

        “Junior Securities” means any capital stock or other equity securities of the Corporation, including the Common Stock, and excepting the Series A Preferred and the Series B Preferred.

        “Liquidation Value” of any Share as of any particular date shall be equal to $10.00.

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        “Loan Agreement” means the Amended and Restated Senior Subordinated Loan Agreement dated as of the Effective Date, the holders of Series A Preferred as of the Effective Date, the Corporation and its subsidiaries party thereto.

        “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

        “Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        “Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

        “Purchase Agreement” means the Purchase Agreement, dated as of August 31, 1999, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

        “Redemption Price” means $10.00 per Share, plus all accrued and unpaid dividends thereon.

        “Redemption Date” as to any Share means the date specified in the notice of any redemption at the Corporation’s option or at the holder’s option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Redemption Price of such Share is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

        “Series A Preferred” means the Corporation’s Series A Preferred Stock, issued as of the date this Second Amended and Restated Certificate of Designations is filed with the State of Delaware and having priority over all other equity securities of the Corporation.

        “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership interests, limited liability company units or interests or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner, managing member, manager or similar controlling Person of such limited liability company, partnership, association or other business entity.

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        Section 11.        Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of a majority of (i) the Series B Preferred and (ii) the Series A Preferred, in each case outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series B Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series B Preferred or the times at which redemption of Series B Preferred is to occur, without the prior written consent of the holders of at least 80% of the Series B Preferred then outstanding and a majority of the Series A Preferred then outstanding, (b) the Conversion Price of the Series B Preferred or the number of shares or class of stock into which the Series B Preferred is convertible, without the prior written consent of the holder of at least 80% of the Series B Preferred then outstanding and a majority of the Series A Preferred then outstanding or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least 80% of the Series B Preferred then outstanding and a majority of the Series A Preferred then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series B Preferred then outstanding.

        Section 12.        Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

        Section 13.        Effectiveness. These Second Amended Designations shall be effective upon their filing with the State of Delaware (the “Effective Date”).

        The undersigned, Ed Walsh and Steven Olmstead, Chief Financial Officer and Secretary of Clarion Technologies, Inc., respectively, hereby declare and certify under penalty of perjury that the foregoing Certificate is the act and deed of the Corporation and that the facts herein stated are true.

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        Executed in Grand Rapids, Michigan on December 23, 2002.

/s/ Ed Walsh ED WALSH Chief Financial Officer /s/ Steven Olmstead STEVEN OLMSTEAD Secretary

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Exhibit 3

EXCHANGE AGREEMENT

        This EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of December 27, 2002, by and between CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its subsidiaries party hereto (the Company and its subsidiaries are referred to individually as a “Loan Party” and collectively as the “Loan Parties”), jointly and severally; and WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership (“WBMCF”), EMILIE D. WIERDA LIVING TRUST DATED 3/1/94, WILLIAM BECKMAN, THOMAS WALLACE, THE CRAIG WIERDA GRANTOR RETAINED ANNUITY TRUST, DATED JANUARY 31, 1994, AND THE EMILIE WIERDA GRANTOR RETAINED ANNUITY TRUST, DATED JANUARY 31, 1994.

R E C I T A L S

        A.        Pursuant to that certain Senior Subordinated Loan Agreement dated as of July 21, 2000 (the “Original Loan Agreement”) by and between the Loan Parties and certain other then existing subsidiaries of the Company (collectively, the “Original Loan Parties”), as borrowers, and WBMCF, WBMCF purchased a promissory note of the Original Loan Parties having a principal amount of $30,000,000.

        B.        On April 17, 2001, pursuant to the First Amendment, the parties thereto agreed to amend selected provisions of the Original Loan Agreement and Registration Rights Agreement and to make provision for the purchase of the First Amendment Senior Subordinated Notes of the Original Loan Parties by certain Lenders, having an aggregate principal amount of $3,000,000.

        C.        On December 6, 2001, pursuant to the Second Amendment, the parties thereto agreed to amend selected provisions of the Original Loan Agreement, as amended by the First Amendment, and selected provisions of the Registration Rights Agreement and to make provision for the purchase of the Second Amendment Senior Subordinated Secured Notes of the Original Loan Parties by certain Lenders, having an aggregate principal amount of $3,400,000.

        D.        On January 14, 2002, WBMCF, on behalf of itself and as agent for the other Lenders, consented to the consolidation (the “Consolidation”) of certain Original Loan Parties pursuant to which the Loan Parties were the only entities to continue their corporate or limited liability company, as may be applicable, existence. Pursuant to the terms of the Consolidation, the Company has assumed all of the obligations of the Original Loan Parties which were dissolved as a result of the Consolidation (the “Dissolved Loan Parties”), including, without limitation, all obligations of the Dissolved Loan Parties under the Original Loan Agreement, as amended by the First Amendment and the Second Amendment, and all other Senior Subordinated Loan Documents.

        E.        On April 26, 2002, pursuant to the Third Amendment, the parties thereto agreed to amend selected provisions of the Original Loan Agreement, as amended by the First Amendment and the Second Amendment. Pursuant to the Third Amendment, the Lenders, among other things, agreed to (i) waive the Existing Defaults (as defined in the Third Amendment) through the date thereof, and (ii) consented to the Montpelier Sale (as defined in the Third Amendment) and certain other matters, all on the terms and conditions set forth therein.

        F.        On June 12, 2002, pursuant to the Fourth Amendment to Senior Subordinated Loan Documents (the “Fourth Amendment”; and together with the Original Loan Agreement, the First Amendment, the Second Amendment and the Third Amendment, the “Loan Agreement”), the parties thereto agreed to amend selected provisions of the Original Loan Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment. Pursuant to the Fourth Amendment, the Lenders, among other things, agreed to defer the payment of interest on the Loans until April 30, 2003.

        G.        The aggregate amount of principal and accrued interest outstanding owed by the Loan Parties to Lenders pursuant to the Senior Subordinated Loan Documents as of the Closing, as hereinafter defined, is set forth on Schedule I attached hereto (the “Outstanding Debt”).

        H.        The Loan Parties have further requested, and Lenders have agreed, to exchange as of the Issuance Date, as hereinafter defined, all of the outstanding accrued interest and $26,400,000 of the outstanding principal of the Outstanding Debt (the “Exchanged Debt”) for shares of the Series A Convertible Preferred Stock of the Company (the “Series A Preferred” or “Shares”), to be issued to the Lenders as of the date on which the Certificate of Designations (the “Designations”) setting forth the terms of the Series A Preferred becomes effective (“Issuance Date”).

        I.        In connection with the restructuring described above, the Lenders and the Loan Parties have agreed to amend and restate the Loan Agreement (the “Amended and Restated Loan Agreement”).

        J.        Based upon the foregoing recitals, and without waiving any rights or remedies other than those expressly waived herein, each Lender is willing, pursuant to a plan of reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), to exchange Outstanding Debt for Series A Preferred under the terms and conditions expressly set forth herein.

A G R E E M E N T S

        NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.        Incorporation of Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Agreement.

        2.        Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

        3.        Terms of the Exchange. Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to present, contribute and deliver at the Closing, as hereinafter defined, to the Company such Lender’s pro rata amount of the Exchanged Debt as set forth opposite each Lender’s name on Schedule I hereto and the Company agrees to issue to each such Lender, severally and not jointly, at the Closing the number of shares of the Series A Preferred set forth opposite each Lender’s name on Schedule I hereto at an exchange price of One Thousand Dollars ($1,000) of Exchanged Debt exchanged for every One (1) share of Series A Preferred issued. If a Lender holds more than one Senior Subordinated Note, the amount of Exchanged Debt contributed shall be allocated amongst the notes held by such Lender on a pro rata basis based upon the outstanding principal amount of that Lender’s Senior Subordinated Notes as of the Closing.

        4.        Closing.

        (a)        The exchange of the Exchanged Debt for Series A Preferred shall take place at the offices of Varnum, Riddering, Schmidt & Howlett, Grand Rapids, Michigan, at 2:00 p.m., on December 27, 2002, or at such other time and place as the Company and WBMCF shall mutually agree, either orally or in writing (which time and place are designated as the “Closing”).

        (b)        At the Closing, the Company shall deliver to each Lender a certificate representing the shares of Series A Preferred that such Lender is receiving in exchange for the contribution and cancellation of Exchanged Debt in accordance with Section 3. Each Lender shall surrender to the Company for cancellation at the Closing any evidence of such Exchanged Debt or shall execute an instrument of cancellation in form and substance acceptable to the Company.

        5.        Exchange Conditions. This Agreement and the exchange obligation of Lenders contemplated hereby shall be governed by and subject to the following terms and conditions:

(a) receipt of this Agreement, duly executed by the Loan Parties and each of the Lenders;

(b) the effective filing with the State of Delaware of the terms of the Series A Preferred as set forth in the Certificate of Designations in the form attached as Exhibit A;

        (c)        the effective filing with the State of Delaware of the terms of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred”) as set forth in the Second Amended and Restated Certificate of Designations in the form attached as Exhibit B and as approved by the holders of the Series B Convertible Preferred Stock;

(d) receipt of the Amended and Restated Senior Subordinated Loan Agreement, duly executed by the Loan Parties and in full force and effect according to its terms;

        (e)        receipt of certified copies of all documents evidencing corporate or limited liability company, as may be applicable, action taken by each Loan Party with respect to the consummation of the transactions contemplated by this Agreement, including but not limited to, resolutions of the Board of Directors (or an equivalent governing body) of each Loan Party authorizing the execution, delivery and performance by such Loan Party of this Agreement;

        (f)        receipt of a certificate of each Loan Party, signed by its chief executive officer or president, to the effect that all of the representations and warranties of such party contained in this Agreement are true and correct as of the date hereof;

(g) receipt of the Consent Agreement and the Waiver Agreement, each certified by the President of the Loan Parties to be true and correct and in full force and effect;

(h) receipt of the Fifth Amendment to the Subordination Agreement duly executed by the Loan Parties, Blair and Agent;

(i) receipt of a pro-forma balance sheet of the Company in form and substance satisfactory to the Lenders;

(j) receipt of the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) duly executed by the Company;

(k) receipt of an opinion of Varnum, Riddering, Schmidt & Howlett L.L.P., counsel to the Loan Parties in form and substance satisfactory to the Lenders;

(l) receipt of the Put Agreements duly executed by the Company;

(m) receipt of a Waiver of Preemptive Rights duly executed by each holder (either former or current) of any warrant to purchase the Company’s capital stock;

(n) evidence satisfactory to the Lenders that the Company and A&M Holdings, Inc. have agreed to a settlement on terms satisfactory to the Lenders; and

        (o)        receipt of the execution and delivery or obtainment of such other instruments, documents, agreements, certificates, instruments, consents, waivers, opinions and information as Lender may reasonably request.

The Company shall provide the documents specified in (a) – (o) in a form reasonably acceptable to the Lenders.

        6.        Representations and Warranties of the Loan Parties. As a further inducement for the Lenders to consent to the transactions contemplated by this Agreement, the Loan Parties hereby represent and warrant to Lenders that:

(a) The Loan Parties have the requisite power and authority to execute, deliver and carry out this Agreement and the transactions contemplated hereby.

        (b)        The execution and delivery of this Agreement and the consummation by the Loan Parties of the transactions contemplated hereby has been duly authorized by all necessary action and other consents, approvals and the like required on the part of the Loan Parties.

        (c)        Neither the execution and delivery by the Loan Parties of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Loan Parties with the terms, conditions and provisions hereof, shall:

(i) conflict with or result in a breach of the terms, conditions or provisions of;

(ii) constitute a default under;

(iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or assets;

(iv) give any third party the right to modify, terminate or accelerate any obligation under;

(v) result in a violation of; or

(vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to;

the certificate or articles of incorporation or by-laws (or equivalent limited liability company governance documents) of the Loan Parties or any law, statute, rule or regulation to which the Loan Parties are subject, or any agreement, instrument, order, judgment or decree to which the Loan Parties are subject.

        (d)        This Agreement has been duly and validly executed and delivered by the Loan Parties and constitutes a legal, valid and binding obligation, and the obligation of the Loan Parties is enforceable in accordance with its terms subject to bankruptcy, insolvency, and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

        (e)        The Series A Preferred that is being purchased by the Lenders hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series A Preferred being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Designations, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

        (f)        As of immediately after the consummation of the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (i) 100,000,000 shares of Common Stock, par value $.001 per share, of which 44,277,984 shares will be issued and outstanding, (ii) 50,000 shares of Series A Preferred, par value $0.001 per share, of which 37,770 will be issued and outstanding and (iii) 2,500,000 shares of Series B Preferred, par value $.001 per share, of which 1,950,250 shares will be issued and outstanding. Schedule II sets forth the holders of and accrued dividends on the Series B Preferred as of the date hereof.

        (g)        Except for the representations and warranties with respect to the matters disclosed on Schedule 4.3 (Capitalization), Schedule 4.5 (Compliance with Laws; Certain Operations), Schedule 4.9 (ERISA), Schedule 4.7 (Litigation), Schedule 4.10 (Subsidiaries), Schedule 4.12 (Absence of Undisclosed Liabilities), Schedule 4.15 (Contracts), Schedule 4.16 (Absence of Changes), Schedule 4.17 (Intellectual Property Infringement Claims), Schedule 4.19 (Environmental and Safety Matters), Schedule 4.21 (Affiliate Transactions), Schedule 4.22 (Employee Matters) and Schedule 4.27 (Indebtedness), attached to the Amended and Restated Loan Agreement, all representations and warranties of the Loan Parties in the Amended and Restated Loan Agreement are true and correct as of the date hereof.

        (h)        Each Loan Party represents that: (a) it has no intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter, absent the Lenders’ approval of such proceeding; and (b) the period commencing on the Closing Date and ending on the Senior Termination Date is sufficient for such Loan Party to accomplish the commitments it has undertaken in this Agreement and the Amended and Restated Loan Agreement.

        (i)        As of the date hereof, other than the Second Amended and Restated Designations, there are no other agreements which govern or control or otherwise extend any rights to the holders of Series B Convertible Preferred Stock with respect to such Series B Convertible Preferred Stock.

        7.        Representations, Warranties, and Agreements by Lenders. The Lenders hereby represent, warrant, and agree with respect to the issuance of the Series A Preferred, individually and solely on their own account and not with respect to any other Lender, as follows:

        (a)        Each such Lender holds of record and owns beneficially the Exchanged Debt which is being exchanged hereunder and will transfer to the Company good and marketable title to such Exchanged Debt free and clear of any Liens, restrictions on transfer, taxes, options, warrants, rights, calls, commitments, proxies or other contract rights.

        (b)        The Shares are being acquired by the Lenders and not by any other person or entity, with the funds of the Lenders and not with the funds of any other person or entity, and for the account of the Lenders, not as a nominee or agent and not for the account of any other person or entity. Upon acceptance of this Agreement by the Company, no person or entity other than the Lenders will have any interest, beneficial or otherwise, in the Shares. The Lenders are not obligated to transfer the Shares to any other person or entity, nor do the Lenders have any intention, agreement or understanding to do so. The Lenders are purchasing the Shares for investment for an indefinite period and not with a view to the sale or distribution of any part or all thereof by public or private sale or other disposition. The Lenders have no intention of selling, granting any participation in, or otherwise distributing or disposing of any Shares.

        (c)        The Lenders have been advised that the Shares and the Common Stock issuable upon conversion of the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or registered or qualified under any state securities law (the “Law”), on the ground that exemptions from or preemption of such registration and qualification requirements are available. The Lenders understand that the Company is relying in part on the representations of the Lenders as set forth herein for purposes of claiming such exemptions or preemption and that the basis for such exemptions or preemption may not be present if, notwithstanding the representations of the Lenders, the Lenders intend to acquire a Share or Shares for resale on the occurrence or nonoccurrence of some predetermined event.

        (d)        The Lenders acknowledge receipt of all requested information regarding the Company and acknowledge that the Lenders have been furnished with such financial and other information concerning the Company and the business of the Company as the Lenders consider necessary. The Lenders have carefully reviewed the information and have discussed with the Company or a person or persons acting on their behalf any questions the Lenders may have had with respect thereto. The Lenders understand:

(i) the risks involved in this offering, including the ability of the Company to make payments on the Shares, both with respect to dividends and redemptions;

(ii) the financial risks involved in this offering, including the risk of losing the entire investment made by the Lenders;

(iii) the lack of liquidity and restrictions on transfers of the Shares and the Common Stock issuable upon conversion of the Shares; and

(iv) the tax consequences of this investment.

        (e)        The Lenders acknowledge that all documents, records, and books pertaining to an investment in the Shares have been made available for inspection by the Lenders and the Lenders’ attorney, accountant, and Purchaser Representative (as defined in Rule 501 of Regulation D promulgated under the Act), if any, and that the books and records of the Company and any documentary information referred to within the information requested by the Lenders have been made available for inspection. The Lenders and the Lenders’ advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the offering, and all such questions have been answered to the full satisfaction of the Lenders. No oral representations have been made or oral information furnished to the Lenders or their advisor(s) in connection with the offering that are in any way inconsistent with the written information provided to the Lender.

        (f)        The Lenders (i) are each “accredited investors” as defined in Regulation D under the Act; (ii) have adequate means of providing for the current needs and possible contingencies of the Lenders, apart from any income that the Lenders might earn from an investment in the Company; (iii) have no need for liquidity of the investments made by the Lenders in the Company; and (iv) can bear the economic risk of losing the entire investment of the Lenders therein. The Lenders, together with the Lenders’ Purchaser Representative (if any), have such knowledge and experience in financial, tax and business matters to enable the Lenders to utilize the information made available in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment, and to make an informed decision with respect thereto.

        (g)        The Lenders are authorized, empowered and qualified to execute this Agreement and to make an investment in the Company as herein contemplated. This Agreement is valid, binding, and enforceable against the Lenders in accordance with its terms.

        (h)        If any Lender is a partnership, a limited liability company treated as a partnership for federal income tax purposes, a grantor trust (within the meaning of Sections 671 through 679 of the Internal Revenue Code of 1986 (the “Code”)) or an S corporation (within the meaning of Section 1361 of the Code) (each a “Flow-through Entity”), such Lenders represent and warrant either that (i) no person will own, directly or indirectly through one or more Flow-through Entities, an interest in the undersigned where more than 70 percent of the value of the person’s interest in the Lenders are attributable to the Lenders’ investment in the Company; or (ii) if one or more persons will own, directly or indirectly through one or more Flow-through Entities, an interest in the Lenders where more than 70 percent of the value of the person’s interest in the Lenders is attributable to the Lenders’ investment in the Company, neither the Lenders nor any such person has or had any intent or purpose to cause such person or persons to invest in the Company indirectly through the Lenders in order to enable the Company to qualify for the 100-partner safe harbor under Treas. Reg. Section 1.7704-1(h).

        (i)        The offer and sale of the Shares to the Lenders will be based upon the representations, warranties, acknowledgments, and agreements of the Lenders contained in paragraphs (a) through (h) above. This Agreement and the representations, warranties and agreements contained in it shall be binding upon the heirs, legal representatives, successors and assignees of the undersigned.

        8.        Agreement to Refrain from Resales. Without in any way limiting the representations and warranties herein, the Lenders further agree that they shall in no event pledge, hypothecate, sell, transfer, assign, or otherwise dispose of any Shares or the Common Stock issuable upon conversion of the Shares, nor shall the Lenders receive any consideration for Shares or the Common Stock issuable upon conversion of the Shares from any person, unless and until prior to any proposed pledge, hypothecation, sale, transfer, assignment, or other disposition the Shares or Common Stock are registered under the Act or the Lenders have reasonably determined (after consultation with counsel) that any such disposition will not require registration of such Shares or the Common Stock issuable upon conversion under the Act or registration or qualification of such Shares or the Common Stock issuable upon conversion under any other federal or state securities law.

        9.        Certificates to be Legended. The Lenders understand and agree that an instrument or certificate representing or relating to a Share or Shares may bear such legends as the Company may consider necessary or advisable to facilitate compliance with the Act, the Law, and any other securities law, including without limitation legends stating that the Shares have not been registered under the Act or registered or qualified under the Law and setting forth the limitations on dispositions imposed hereby.

        10.      Shares will be Restricted Securities. The Lenders understand that the Shares and the Common Stock issuable upon conversion of the Shares will be “restricted securities” as that term is defined in Rule 144 under the Act and, accordingly, that the Shares and the Common Stock issuable upon conversion of the Shares must be held indefinitely unless they are subsequently registered under the Act and registered or qualified under any applicable Law or any other laws, or exemptions from such registration and qualification are available. The Lenders understand that other than as required by the terms of the Registration Rights Agreement, the Company is under no obligation so to register Shares under the Act, to register or qualify Shares under any applicable Law, or to in any way assist the Lenders to comply with any exemption under the Act, the Law, or any other law.

        11.      Miscellaneous.

        (a)        Further Assurances. The Loan Parties shall, from time to time at the request of Lender, do all further acts and things as may in the opinion of Lender be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, the modification of or amendment to any other agreements, certificates or instruments to which the Loan Parties are a party.

        (b)        Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in accordance with Section 8.6 of the Amended and Restated Loan Agreement.

        (c)        Survival. All representations, warranties, covenants and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and, except as set forth otherwise herein, shall remain in effect through the date that all amounts due hereunder are paid to Lender.

        (d)        Entire Agreement. This Agreement and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof. The provisions of this Agreement may be modified, amended or waived, but only by a written instrument signed by the Loan Parties and Persons with at least fifty percent (50%) interest in and rights under the Senior Subordinated Note at the time such modifications, amendments or waivers are taken.

        (e)        Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

(f) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

        (g)        Indemnification. (i) In addition to the Loan Parties’ other obligations under this Agreement, the Loan Parties, jointly and severally, agree to defend, protect, indemnify and hold harmless Lenders, their Assignees and Participants, and all of their respective officers, directors, shareholders, partners, employees, attorneys, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in this Agreement) (collectively, the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys’ and paralegals’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the date of this Agreement, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, investigation, action or proceeding by any Person, either threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any law or regulation (other than suits or other actions by the Loan Parties against an Indemnitee where the Loan Parties are successful on the merits), regardless of whether the Indemnitee seeking indemnification is a party to the action or proceeding for which indemnification is sought, including, without limitation, any federal or state securities or labor laws, or under any Environmental and Safety Requirements or common law principles arising from or in connection with the Loan Parties’ negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions hereby contemplated (the “Indemnified Matters”). Notwithstanding the foregoing, Indemnified Matters shall not include losses, damages, liabilities, obligations, penalties, fees contract, costs and expenses incurred by any Indemnitee in connection with any violations of contract, law or governmental regulations or by reason of Lender’s gross negligence, bad faith or willful misconduct (in each case, as adjudicated by a court of competent jurisdiction). To the extent that this undertaking to indemnify, pay and hold harmless set forth in this Section 11(g) may be unenforceable for any reason, the Loan Parties shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by Indemnitees.

(h) Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

        (i)        Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

        (ii)       Consent to Jurisdiction and Service of Process. EACH OF THE LOAN PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE LOAN PARTIES ACCEPTS THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY. EACH OF THE LOAN PARTIES DESIGNATES AND APPOINTS THE CORPORATION SERVICE COMPANY, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE LOAN PARTIES WHICH IRREVOCABLY AGREE IN WRITING PURSUANT TO AN APPOINTMENT OF AGENT AGREEMENT TO SO SERVE AS THEIR AGENT TO RECEIVE ON THEIR BEHALF SERVICE OF

ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE LOAN PARTIES TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE LOAN PARTIES AT THE ADDRESS STATED IN SECTION 8.6 OF THE AMENDED AND RESTATED LOAN AGREEMENT; PROVIDED, HOWEVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE LOAN PARTIES REFUSES TO ACCEPT SERVICE, EACH OF THE LOAN PARTIES AGREES THAT SERVICE UPON THEM BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION.

        (iii)      Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF TRIAL BY JURY.

        (i)        Acknowledgment; Release. Each Loan Party hereby acknowledges that it has no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liabilities to any Lender either arising under the Amended and Restated Loan Agreement (or any document executed in connection therewith) or otherwise on or prior to the date of this Agreement. Each Loan Party hereby releases and forever discharges Lenders and all of their respective officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent relating to events that occurred on or prior to the Effective Date and arising directly or indirectly out of this Agreement or any other documents, instruments or other transactions relating thereto.

        (j)        Expenses. Each Loan Party agrees to pay, and hold each Lender harmless against liability for the payment of, (i) the reasonable fees and expenses of their counsel, their accountants and their consultants arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or with respect to this Agreement and the other agreements contemplated hereby, (iii) arising in connection with the enforcement of this Agreement, collection of the amounts due and owing under the Series A Designations or actions for declaratory relief in any way related thereto or the protection or preservation of any rights of Lender hereunder; and (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement.

        (k)        Tax Consistency. The Company and each Lender acknowledge and agree that each will report the transactions contemplated by this Agreement for federal income tax purposes, and for any corresponding and applicable state and local income tax purposes, as follows: (a) The exchange of the Exchanged Debt for the Series A Preferred Stock is a non-taxable reorganization under Code section 368(a)(1)(E); (b) the Series A Preferred Stock does not constitute “nonqualified preferred stock” for purposes of Code section 354(a)(2)(C); (c) on the Closing Date, the fair market value of each share of Series A Preferred Stock is $18,953,247; (d) no part of the delivery of the Series A Preferred Stock in exchange for the Exchanged Debt shall be attributable for purposes of Code section 354(a)(2)(B) to the portion of the Exchanged Debt that consists of accrued interest; (e) the Series A Preferred Stock does not constitute “preferred stock” for purposes of Code section 305 and Treasury Regulation section 1.305-5.; and (f) the unaccreted original issue discount on the remaining Outstanding Debt immediately after the exchange contemplated by this Agreement shall equal that unaccreted original issue discount on such debt immediately before such exchange.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.
By:	William Blair Mezzanine Capital Partners III, L.L.C., its general partner
	By:	/s/ Terrance M. Shipp
	Name:	Terrance M. Shipp
	Title:	Managing Director

COUNTERPART SIGNATURE PAGE

EXCHANGE AGREEMENT

Emilie D. Wierda Living Trust dated 3/1/94
By:	/s/ Craig Wierda
Name:	Craig Wierda
Title:	Co-Trustee

/s/ William Beckman William Beckman

/s/ Thomas Wallace Thomas Wallace

Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994
By:	/s/ Greg Bego Greg Bego, Trustee

Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994
By:	/s/ Greg Bego Greg Bego, Trustee

COUNTERPART SIGNATURE PAGE

EXCHANGE AGREEMENT

CLARION TECHNOLOGIES, INC.
By:	/s/ William Beckman William Beckman, President

CLARION REAL ESTATE, L.L.C.
By:	/s/ William Beckman William Beckman, President

MITO PLASTICS, INC.
By:	/s/ William Beckman William Beckman, President

Schedule I

Schedule of Holders*

----------------------------------------------------------------------------------------------------------------------------------------------
                                               Senior Subordinated Notes
                       ------------------------------------------------------------------  No. of Series A       Common
                                           Accrued          Amount of                         Preferred           Stock       Ownership(1)(2)
         Holder          Outstanding       Interest       Principal and       Total Debt      Received         Equivalents       Interest
                          Principal         (as of       Interest To Be       Remaining
                       (as of 12/26/02)    12/26/02)        Exchanged
----------------------------------------------------------------------------------------------------------------------------------------------
William Blair
Mezzanine Capital       $33,000,000      $10,699,222       $34,551,350       9,147,872        34,552          19,744,000         29.99%
Fund III, LP
----------------------------------------------------------------------------------------------------------------------------------------------
Emilie D. Wierda
Living Trust, dated        $600,000         $145,253         $589,244         $156,009           589             336,571           0.51%
3/1/94
----------------------------------------------------------------------------------------------------------------------------------------------
William Beckman            $200,000         $39,385          $189,273          $50,112           189             108,000           0.16%
----------------------------------------------------------------------------------------------------------------------------------------------
Tom Wallace                $300,000         $72,627          $294,622          $78,005           295             168,571           0.26%
----------------------------------------------------------------------------------------------------------------------------------------------
Craig Wierda
Grantor Retained           $500,000         $75,883          $455,329         $120,554           455             260,000           0.40%
Annuity Trust, dated
1/31/94
----------------------------------------------------------------------------------------------------------------------------------------------
Emilie Wierda
Grantor Retained          $1,800,000        $337,454        $1,690,006        $447,448          1,690            965,714           1.47%
Annuity Trust, dated
1/31/94
----------------------------------------------------------------------------------------------------------------------------------------------
          TOTAL          $36,400,000      $11,369,824       $37,769,824      $10,000,000       37,770          21,582,856         32.79%
----------------------------------------------------------------------------------------------------------------------------------------------

(1) Reflects ownership interest resulting from conversion of the Series A Preferred.

(2) Common Stock currently outstanding is 44,237,984.

* Amounts listed reflect amounts as of 12/26/02.

Schedule II

Series B Preferred

Accrued Dividends equal $5,853,290.
Liquidation Value per share is $10.00.

Holders:

NAME	NUMBER OF SHARES
Jack Rutherford	62,500
MKW Partners, L.P.	62,500
Paul G. Yovovich	31,250
Wiseman Family Trust	31,250
Frank Steck	25,000
David J. Steck	2,500
Emilie D. Wierda Living Trust	237,500
Elsa D. Prince Living Trust	481,250
Nancy Haveman Trust	68,750
McDonald Investments, Inc. C/FBO Robert Haveman	43,750
Sandy Shores Investment Co., L.L.C.	6,250
Robert Haveman	25,000
Westshore Aviation Management 401(k) FBO Bruce H. Wickmann	50,000
Robert P. & Diane H. Ryan, Joint Tenants	50,000
Randall S. Damstra & Julie K. Duisterhof, Joint Tenants	9,375
Kevin P. & Margaret S. Cusack, Joint Tenants	9,375
Gary Dewel	12,500
Barry Phillips TTEE Barry L. Phillips Living Trust	12,500
Edgar & Elsa Prince Foundation	250,000
Onequest Capital Management LLC	62,500
McDonald Investments, Inc. C/FBO Robert Haveman	31,250

NAME	NUMBER OF SHARES
Elsa D. Prince Living Trust	250,000
McDonald Investments Inc. FBO John Meilner	6,250
Emilie D. Wierda Living Trust	1,000
Emilie D. Wierda Living Trust	3,000
Lake Creek Research, LLC	62,500
Goldman Sachs & Co. for the account of the Cressey Family Partnership	62,500
TOTAL	1,950,250

Exhibit 4

EXECUTION COPY

AMENDED AND RESTATED

SENIOR SUBORDINATED LOAN AGREEMENT

$10,000,000 SENIOR SUBORDINATED SECURED TERM NOTE

DUE JUNE 30, 2007

AMONG

CLARION TECHNOLOGIES, INC.,

CLARION REAL ESTATE, L.L.C.,

MITO PLASTICS, INC.,

WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.,

AS A LENDER

AND

THE OTHER LENDERS PARTY HERETO

TABLE OF CONTENTS

-i-

-ii-

-iii-

Exhibit A	Form of Junior Subordination Agreements
Exhibit B	Form of Amended and Restated Registration Rights Agreement
Exhibit C	Form of Senior Subordinated Note
Exhibit D	Form of Warrant
Exhibit E	Form of Opinion of Varnum, Riddering, Schmidt & Howlett LLP
Exhibit F	Form of Redemption Note

Schedule 2.1	Loans
Schedule 2.5	Payments
Schedule 4.3	Capitalization
Schedule 4.5	Compliance with Laws; Certain Operations
Schedule 4.7	Litigation
Schedule 4.9	ERISA
Schedule 4.10	Subsidiaries
Schedule 4.12	Liabilities
Schedule 4.15	Contracts
Schedule 4.16	Absence of Changes
Schedule 4.17	Intellectual Property Infringement Claims

Schedule 4.19	Environmental & Safety Matters
Schedule 4.21	Affiliate Transactions
Schedule 4.22	Employee Matters
Schedule 4.27	Indebtedness
Schedule 6.3	Contingent Liabilities
Schedule 6.2	Liens
Schedule 6.7	Contemplated Investments
Schedule 6.8	Distributions
Schedule 6.10	Transactions with Affiliates
Schedule 6.14	Investment Banking Brokers & Finder's Fees
Schedule 7.1	Certain Executive Officers

-iv-

AMENDED AND RESTATED

SENIOR SUBORDINATED LOAN AGREEMENT

        This AMENDED AND RESTATED SENIOR SUBORDINATED LOAN AGREEMENT is made and entered into as of December 27, 2002 between CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its subsidiaries party hereto (the Company and its subsidiaries are referred to individually as a “Loan Party” and collectively as the “Loan Parties”), jointly and severally, as borrowers and WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership (“WBMCF”), the Emilie D. Wierda Living Trust dated 3/1/94, William Beckman, Thomas Wallace, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, (together with WBMCF, each a “Lender” and collectively, as the “Lenders”).

WITNESSETH:

        WHEREAS, the Loan Parties and the Lenders have entered into that certain Senior Subordinated Loan Agreement dated as of July 21, 2000, as amended by that certain First Amendment dated as of April 17, 2001, that certain Second Amendment dated as of December 6, 2001, that certain Third Amendment dated as of April 26, 2002 and that certain Fourth Amendment dated as of June 12, 2002 (the “Original Loan Agreement”);

        WHEREAS, the Loan Parties and the Lenders are party to that certain Exchange Agreement dated as of the date hereof pursuant to which the Lenders are exchanging the debt issued under the Original Loan Agreement for Series A Convertible Preferred Stock of the Company and Senior Subordinated Notes hereunder (as amended, restated or otherwise modified from time to time, the “Exchange Agreement”); and

        WHEREAS, the parties hereto wish to amend and restate the Original Loan Agreement in the manner set forth in each corresponding or new section below;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree that the Original Loan Agreement is hereby amended and restated as follows:

ARTICLE 1

DEFINITIONS

        1.1        Certain Definitions. In addition to other terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

        “A&M” shall mean A&M Holdings, Inc. (f/k/a Drake Products Corporation), a Michigan corporation.

        “Affiliate” of any Person shall mean any other Person which, directly or indirectly, controls, or is controlled by or is under common control with such Person including, in the case of any Person who is an individual, his or her spouse or any of his or her descendants (lineal or adopted) or ancestors or any of their spouses. For purposes hereof, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person whether through ownership of securities, by contract or otherwise; provided, however, that any Person which owns directly or indirectly 10% or more of the securities (on a fully-diluted basis) of any other Person having ordinary voting power for the election of directors shall be deemed to control such other Person. Under no circumstances shall WBMCF be deemed to be an Affiliate of the Loan Parties.

        “Agent” shall mean LaSalle Bank National Association, a national banking association, in its capacity as agent under the Senior Loan Agreement, or any successor agent appointed in accordance with Section 13.9 of the Senior Loan Agreement.

        “Agreement” shall mean this Amended and Restated Senior Subordinated Loan Agreement, as it may be amended, restated, modified or supplemented from time to time.

        “Amendment and Restatement Transactions” means, collectively, the transactions contemplated by this Agreement and the Exchange Agreement.

        “Asset Sale” shall mean the sale, lease, assignment or other transfer for value (each a “Disposition”) by any Loan Party to any Person (other than any other Loan Party) of any asset or right of any Loan Party other than the sale or lease of inventory in the ordinary course of business.

        “Bankruptcy Code ” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

        “Business” shall mean the business engaged in by the Loan Parties of the manufacture or sale of custom injection molding to the automotive, heavy truck, office furniture, appliance and consumer goods industries.

        “Business Day” shall mean any day other than a Saturday, Sunday or public holiday under the laws of the State of Illinois or other day on which banking institutions are authorized or obligated to close in the State of Illinois.

        “Capital Expenditures” shall mean all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the Consolidated balance sheet of the Loan Parties, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

        “Capital Lease” shall mean a lease under which the obligations of the lessee would, in accordance with GAAP, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

        “Capital Lease Obligations” shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capital Leases calculated in accordance with GAAP and Statement of Financial Accounting Standards No. 13.

        “Cash” shall mean money, currency or a credit balance in a general deposit account with a financial institution.

        “Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor’s Ratings Group (“S&P”) or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) having maturities of not more than one year from the date of acquisition, (c) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, (d) commercial paper and variable or fixed rate notes issued by any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof or by Moody’s is at least P-1 or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than six months from the date of acquisition, (e) commercial paper and variable or fixed rate notes issued by the parent company of any Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody’s and in each case maturing within one year after the date of acquisition and (f) repurchase agreements with any Approved Bank maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents.

        “Change of Control” shall mean any event by which any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding any Specified Person (as defined below)) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 30% (or, if greater, the percentage (not to exceed 50%) owned by the Specified Persons of the outstanding securities on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors under normal circumstances.

        “Co-Agent” shall mean Bank One, Michigan, a Michigan banking corporation, in its capacity as Co-Agent under the Senior Loan Agreement.

        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with the rules and regulations thereunder, in each case as in effect from time to time.

        “Common Stock” shall mean the Common Stock, par value $0.001 per share, of the Company.

        “Consolidated” or “Consolidating” shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP.

        “Consent Agreement” means that certain Consent Agreement dated as of December 27, 2002 among the Senior Lenders and the Loan Parties.

        “Consolidated Net Income” shall mean, with respect to the Loan Parties, for any period, the net income (or loss) of the Loan Parties for such period, excluding any gains from Sales, any extraordinary gains and any gains from discontinued operations.

        “Contingent Obligations” with respect to any Person, shall mean, without duplication, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including obligations or liabilities, contingent or otherwise, arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be the amount of the obligation to the extent so guaranteed or otherwise supported, or any other contingent obligation or liability of such Person, whether or not reflected in such Person’s financial statements.

        “Deferred Interest Period” shall mean the period commencing on the Effective Date and ending on the earlier of March 31, 2003 or the date that Senior Lenders are paid in full.

        “Deferred Interest Portion” shall have the meaning set forth in Section 2.3(b)(i) hereof.

        “Distribution”, with respect to any Person, shall mean (a) any dividend or other distribution, direct or indirect, by such Person on account of any shares of any class of stock of such Person; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by such Person of any shares of any class of stock of such Person; and (c) any payment made by such Person to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of such Person.

        “Drake Litigation” shall mean that certain lawsuit brought by A&M against the Company with respect to the Drake Notes and other related matters.

         “Drake Notes” shall mean (i) that certain Subordinated Promissory Note dated as of February 29, 2000 payable by the Company as successor to Clarion-Drake Acquisition Inc., a Michigan corporation (“Clarion-Drake Acquisition”), to A&M in the original principal amount of $5,000,000, (ii) that certain Subordinated Promissory Note dated as of February 29, 2000 payable by each of the Company and Clarion-Drake Acquisition to A&M in the original principal amount of $135,000, and (iii) that certain Subordinated Promissory Note dated as of February 29, 2000 payable by each of the Company and Clarion-Drake Acquisition to Drake Properties, L.L.C. in the original principal amount of $1,000,000, each as may be amended, modified or restated from time to time.

        “EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period.

        “Effective Date” has the meaning set forth in Section 3 hereof which date is agreed by the parties hereto to be December 27, 2002.

        “Electrolux Debt” means indebtedness outstanding under that certain Subordinated Secured Promissory Note issued by the Company to Electrolux Home Products, a division of White Consolidated Industries, Inc., in the original principal amount of $5,000,000.

        “Environmental and Safety Requirements” shall mean all present and future federal, state, local and foreign laws, statutes, rules, regulations, ordinances and other requirements, including, without limitation, permits issued thereunder, judicial and administrative orders and determinations, contractual obligations and common law concerning public health and safety, nuisance, worker health and safety, protection of the environment, pollution or contamination of any type whatsoever, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, sale, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous, toxic or otherwise dangerous chemical, material, substance or waste, or mixture, pesticide, petroleum product or byproduct, asbestos, polychlorinated biphenyls, noise or radiation.

        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, together with the rules and regulations thereunder, in each case as in effect from time to time.

        “ERISA Affiliate”, as applied to any Person, shall mean any trade or business, (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control or otherwise affiliated within the meaning of Section 414 of the Code or Section 4001 of ERISA and the regulations promulgated and rulings issued thereunder. Notwithstanding the foregoing, neither Lender nor any of its Affiliates shall be deemed an ERISA Affiliate.

        “Exchange Agreement” means that certain Exchange Agreement dated as of the Effective Date among the Lenders, the Company and certain Subsidiaries of the Company as the same may be amended, restated or otherwise modified pursuant to its terms and as permitted hereby.

        “Event of Default” shall mean any of the Events of Default described in Section 7.1 hereof.

        “Fixed Charge Coverage Ratio” shall mean, as of any date of determination, measured on a rolling twelve-month basis, the ratio of (a) the total for such period of Rolling Twelve Month EBITDA minus the sum of all income taxes payable by the Loan Parties on account of such period and all Capital Expenditures to (b) the sum for such period of (i) Interest Expense plus (ii) required payments of principal of Funded Debt (including, with respect to the Senior Indebtedness, the term loans but excluding the revolving loans) plus (iii) all dividend payments on the Preferred Stock.

        “Funded Debt” shall mean, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

        “GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time, consistently applied.

        “Indebtedness” of any Person shall mean, without duplication: (a) all indebtedness for borrowed money, including, without limitation, indebtedness constituting all or any part of the deferred purchase price of property or services; (b) Capital Lease Obligations; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) obligations under any foreign exchange contract, interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect against fluctuations in interest rates; and (e) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person; (f) all Contingent Obligations of such Person; (g) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person; (h) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP; and (i) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging agreements, in each case whether contingent or matured.

        “Intercreditor Agreement” shall mean that certain Subordination Agreement dated as of the Original Closing Date and as in effect as of the Effective Date, among the Loan Parties, Lender and Agent, as the same may be supplemented, amended, modified or replaced from time to time in compliance herewith.

        “Interest Expense” shall mean with respect to any period, the Consolidated interest expense of the Loan Parties incurred for such period, as determined in accordance with GAAP, including, without limitation, implicit interest in respect of Capital Leases, but excluding non-cash interest expense related to the amortization of original issue discount.

        “Investment” shall mean, with respect to any Person, (a) any direct or indirect purchase or other acquisition by such Person of any beneficial interest in, including stock, partnership interest, notes or other securities of, any other Person and (b) any direct or indirect loan, advance or capital contribution by such Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of business.

        “Junior Subordination Agreements” shall mean, collectively, that certain Subordination Agreement dated as of the Original Closing Date by and among Lender, the Company and A&M, that certain Subordination Agreement dated as of the Original Closing Date by and among Lender, the Company and Drake Properties, LLC, each in the form of Exhibit A attached hereto, and any supplements, modifications, amendments or replacements from time to time in accordance with the terms hereof.

        “Latest Balance Sheet” shall mean the audited Consolidated balance sheet of the Loan Parties dated as of December 29, 2001.

        “Lender” shall mean WBMCF, the Emilie D. Wierda Living Trust dated 3/1/94, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, Thomas Wallace and William Beckman and their Affiliates, participants, transferees, successors and assigns.

        “Lien” shall mean, with respect to any Person, any mortgage or deed of trust, pledge, hypothecation, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

        “Loan Party” and “Loan Parties” shall have the meaning set forth in the Preamble.

        “Loan” shall have the meaning set forth in Section 2.1(d) hereof.

        “Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect upon, the (a) business, operations, properties, condition (financial or otherwise), operating results or business prospects of the Loan Parties, taken as a whole, as a result of the occurrence or existence of any single event or condition or series of events or conditions in the aggregate, or (b) the ability of the Loan Parties to perform their obligations under any of the Senior Loan Documents or any of the Senior Subordinated Loan Documents to which they are a party, or (c) the validity or enforceability of any of the Senior Subordinated Loan Documents or the rights, powers and remedies of Lender to enforce or collect the Obligations. In determining whether any individual event could result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could result in a Material Adverse Effect.

        “Maturity Date” means June 30, 2007.

        “Mortgage Agreements” shall mean those certain Mortgage Agreements dated as of December 6, 2001 between WBMCF, on behalf of itself and as agent for the other Lenders, the Company and Clarion Real Estate, LLC respectively, as the same may be amended, supplemented, restated or otherwise modified from time to time.

        “Multiple Employer Plan” shall mean a single employer plan as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any of its ERISA Affiliates and at least one Person other than such Loan Party or its ERISA Affiliates, or (b) was so maintained and with respect to which such Loan Party or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

        “Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

        “Obligations” shall mean all obligations of every nature of the Loan Parties from time to time owed to any Lender under any of the Senior Subordinated Loan Documents (including (a) interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); and (b) the Liquidation Value (as defined in the Series A Designations) of and accrued and unpaid dividends on the Series A Preferred Stock and interest and principal due and owing under any Redemption Note, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

        “Owned Premises” shall mean all real property owned by the Loan Parties.

        “PBGC” shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all its functions under ERISA.

        “Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or Section 412 of the Code or a money purchase pension plan.

        “Person” shall mean any individual, corporation, partnership, company, joint venture, association, bank, trust company or trust, whether or not legal entities, or any governmental entity or agency or political subdivision thereof.

        “Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, to which the Loan Party or any of its ERISA Affiliates maintains, contributes or has any actual or potential liability and any other employee benefit or compensatory plan, program, policy or arrangement with respect to which the Loan Party or any of its ERISA Affiliates has an actual or potential liability.

        “Potential Event of Default” shall mean any occurrence, condition, act or omission which, with the passage of time or the giving of notice or both, is reasonably likely to result in an Event of Default hereunder.

        “Preferred Stock” shall mean the Series A Preferred Stock and Series B Preferred Stock of the Company.

        “Principal” shall mean the aggregate unpaid principal amount of the Loans including, without limitation, the amounts added to the principal thereof pursuant to Section 2.3(b) of the Loan Agreement.

        “Property ” shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

        “Public Offering” means an underwritten offering of common stock of the Company or its successor entity pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, resulting in gross proceeds to the Company or its successor, before underwriting discounts and commissions, and other fees and expenses, of at least $10 million.

        “Put Agreements” mean, collectively, each dated as of the Effective Date, (i) that certain Put Agreement among the Company and William Beckman; (ii) that certain Put Agreement among the Company and the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994; (iii) that certain Put Agreement among the Company and the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994; and (iv) that certain Put Agreement among the Company and WBMCF.

        “Quarterly Payment Date” shall mean the last day of March, June, September and December of each year.

        “Redemption Note” means any note issued to holders of Series A Preferred Stock in redemption of such Series A Preferred Stock under the terms of the Series A Designations, each such note in a form attached hereto as Exhibit F.

        “Registration Rights Agreement” shall mean that certain Amended and Restated Registration Rights Agreement dated as of the Effective Date between Lender and the Company in the form of Exhibit B attached hereto, as the same may be amended or otherwise modified from time to time in accordance with the terms hereof.

        “Rolling Twelve Month EBITDA” shall mean, as of any date, EBITDA measured on a rolling twelve (12) month basis, taking into account the month just ended and the prior eleven (11) months.

        “Sale” shall mean the sale, transfer or disposition of all or substantially all of the assets of the Company and its Subsidiaries (whether by sale of stock, sale of assets, merger, consolidation or otherwise).

        “Security Agreement” shall mean that certain Security Agreement dated as of December 6, 2001 between the Loan Parties and WBMCF on behalf of itself and as agent on behalf of the other Lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time.

        “Senior Indebtedness” shall mean any and all amounts constituting Senior Indebtedness (as defined in the Intercreditor Agreement (as in effect on the Effective Date)).

        “Senior Lenders” shall mean the financial institutions that are or may from time to time become parties to the Senior Loan Agreement, LaSalle Bank National Association, a national banking association, Bank One, Michigan, a Michigan banking corporation, and Comerica Bank, a Michigan banking corporation, and their participants, assignees and other transferees or successors in interest.

        “Senior Loan Agreement” shall mean that certain Credit Agreement dated as of February 29, 2000 as in effect on the Effective Date, as the same may be further supplemented, amended, modified or replaced from time to time in compliance with the terms of the Intercreditor Agreement.

        “Senior Loan Documents” shall mean the Senior Loan Agreement and all other documents, agreements, certificates and instruments attached thereto, referred to therein or delivered in connection therewith, as any or all of the foregoing may be supplemented, amended, modified or replaced from time to time in compliance with the Intercreditor Agreement.

        “Senior Subordinated Loan Documents” shall mean this Agreement, the Senior Subordinated Note, the Intercreditor Agreement, the Warrant, the Registration Rights Agreement, the Junior Subordination Agreements, the Redemption Notes, the Put Agreements, the Exchange Agreement, the Series A Preferred Stock, the Series A Designations, the Security Agreement, the Mortgages and any and all other documents, agreements, certificates and instruments executed or delivered in connection herewith or therewith (including, without limitation, those referred to in Article 3 hereof), as any or all of the foregoing may be supplemented, amended or modified from time to time.

        “Senior Subordinated Loan Transactions” shall mean the execution and delivery of the Senior Subordinated Loan Documents, the issuance of the Senior Subordinated Notes and the payment of all fees, costs and expenses associated with all of the foregoing.

        “Senior Subordinated Note” shall have the meaning set forth in Section 2.1 hereof.

        “Senior Termination Date” shall mean April 30, 2003.

        “Series A Designations” shall have the meaning set forth in Section 3 hereof.

        “Series A Preferred Stock” means that certain Series A Convertible Preferred Stock of the Company, par value $0.001 per share.

        “Series B Designations” shall have the meaning set forth in Section 3 hereof.

        “Series B Preferred Stock” means that certain Series B Convertible Preferred Stock of the Company, par value $0.001 per share.

        “Solvent ” shall mean, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital; provided, however, that in determining whether a Loan Party other than the Company is Solvent under this definition such Loan Party shall consider any and all Indebtedness to or from another Loan Party as equity.

        “Specified Person” shall mean Emilie Wierda, Craig Wierda, Elsa Prince, Jack Rutherford and William Beckman.

        “Subordinated Indebtedness” shall mean (i) the Loans, (ii) each of the Drake Notes, and (iii) any other unsecured Indebtedness of the Loan Parties which has subordination terms, covenants, pricing and other terms which have been approved in writing by Senior Lenders and Lenders.

        “Subsidiary” shall mean any Person of which or in which a Person owns directly or indirectly 50% or more of the combined voting power of (a) all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation; (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated entity.

        “Total Obligations Ratio” shall mean as of the last day of any month, the ratio of (i) Indebtedness plus the Liquidation Value (as defined in the Series A Designations) of and all accrued and unpaid dividends then outstanding on the Series A Preferred Stock as of such day to (ii) Rolling Twelve Month EBITDA for the month ending on such day.

        “Waiver Agreement” means that certain Waiver Agreement dated as of December 27, 2002 among the Senior Lenders and the Loan Parties.

        “Warrant” shall mean any warrant to purchase shares of Common Stock of the Company issued to WBMCF prior to the Effective Date.

        Other terms are defined elsewhere in this Loan Agreement. All references in this Loan Agreement to the terms “Lender”, “Loan”, and “Senior Subordinated Note” in the singular shall be deemed to refer to the plural equivalent of the term as the context may so require.”

        1.2         Accounting Principles. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied as to the Loan Parties on the date hereof. If any changes in GAAP are hereafter required or permitted and are adopted by the Loan Parties with the agreement of their certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein, the parties hereto agree to enter into negotiations to amend such provisions so as to reflect equitably such changes with the desired result that the criteria for evaluating the financial condition of the Loan Parties shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, restrictions or standards or definitions of terms used therein shall be given effect in such calculations until such provisions are amended in a manner reasonably satisfactory to Lender.

ARTICLE 2

CREDIT TERMS

        2.1        Purchase and Sale of the Senior Subordinated Notes.

        Subject to the terms hereof, on the Effective Date, each Lender shall receive from the Loan Parties, and the Loan Parties shall issue to each Lender pursuant to the Exchange Agreement, a senior subordinated secured note (each, a “Senior Subordinated Note”

and, collectively, the “Senior Subordinated Notes”) evidencing a term loan (each, a “Loan” and, collectively, the “Loans”) in the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto in a principal amount equal to the amount set forth opposite such Lender’s name on Schedule 2.1 attached hereto. The Senior Subordinated Notes shall be dated as of the Effective Date, subject to the terms and conditions of this Agreement and in the form attached hereto as Exhibit C-1.

        2.2         Repayment of Principal. Unless otherwise required or permitted to be sooner paid pursuant to the provisions hereof and of the Senior Subordinated Notes, the Loan Parties shall repay the Principal of the Loans in full on the Maturity Date.

        2.3        Interest.

(a) Interest.

So long as no Event of Default has occurred and is continuing, the Principal shall bear interest until paid, computed on the basis of a 360-day year for the actual number of days elapsed, at a fixed annual rate of 12.00%.

(b) Interest Payment or Accrual.

(i) Deferred Interest Portion. During the Deferred Interest Period, accrued and unpaid interest on the Principal shall be added to the aggregate Principal as of the close of business on each Quarterly Payment Date (the “Deferred Interest Portion”) until and including the last day of the Deferred Interest Period (which last day is the “Deferred Interest Period Termination Date”).

(ii) Current Interest. After the Deferred Interest Period Termination Date, accrued and unpaid interest on the Principal shall be due and payable quarterly in arrears on each subsequent Quarterly Payment Date (beginning with the Quarterly Payment Date on June 30, 2003). In addition, all accrued and unpaid interest shall be due and payable upon the payment in full of the Principal.

        (c)        Default Interest Rate. After the occurrence and during the continuance of any Event of Default, all Obligations with respect to the Loans shall bear interest from the date of the occurrence of such Event of Default, computed on the basis of a 360-day year for the actual number of days elapsed and payable on demand, at a fixed annual rate of 15.00%.

        2.4         Prepayments.

        (a)        Optional Prepayments. The Loan Parties may, at their option, prepay Principal, together with accrued interest thereon without any prepayment premium. Notwithstanding anything else in this Agreement to the contrary, the Loan Parties may not prepay Principal at any time during which there are any Redemption Notes outstanding and may not prepay Principal to an amount below $500,000 at any time during which there remains outstanding any Series A Preferred Stock; provided, however, for purposes of clarification, the Loan Parties may prepay Redemption Notes at any time.

        (b)        Prepayment Notices. The Loan Parties shall give notice (a “Prepayment Notice”) to Lender of any optional prepayment under this Section 2.4 not later than 12:00 p.m., Chicago, Illinois time, on the twentieth (20th) Business Day preceding the date of prepayment, specifying the prepayment date and the Principal to be prepaid (“Prepayment Principal Amount”). Once a Prepayment Notice has been given, the Prepayment Principal Amount specified therein, together with all accrued interest to the date of prepayment, shall become due and payable on the date specified in the Prepayment Notice.

        (c)        Mandatory Prepayment on Sale, Public Offering or Change of Control. The Loan Parties shall give written notice (a “Change Notice”) to each Lender upon the earlier of (i) thirty (30) days prior to the consummation of, and (ii) the date of execution of a definitive agreement providing for a Change of Control, Public Offering or a Sale (it being understood that, in connection with a Change of Control not involving a transaction to which the Company is a party, the Loan Parties shall deliver the relevant Change Notice to each Lender promptly after it obtains knowledge thereof). Upon receipt of a Change Notice, each Lender shall have the right, exercisable at any time within thirty (30) days after receipt of a Change Notice, to require that the Principal owed to such Lender be repaid in full, together with all accrued interest thereon, and, if Lender so elects, the Loan Parties shall prepay the outstanding balance of the Principal owed to such Lender in full, together with all accrued interest thereon, on or before the date of consummation of the Change of Control, Public Offering or Sale.

        2.5         Payments. All payments hereunder and under the Senior Subordinated Note shall be made prior to 12:00 p.m., Chicago, Illinois time, on the date due, to Lender in the account set forth on Schedule 2.5 attached hereto, in lawful money of the United States of America, by wire transfer in funds immediately available at such payment office. On the Maturity Date, the unpaid principal balance of the Senior Subordinated Note to the extent not sooner paid or prepaid hereunder, shall be paid in full, together with accrued interest and fees thereon and all costs, expenses, indemnities and other Obligations outstanding hereunder or under any other Senior Subordinated Loan Document. All payments hereunder and under the Senior Subordinated Note shall, except as required by applicable law, be made without setoff, deduction or counterclaim, free and clear of all taxes (other than taxes imposed on the net income of Lender or franchise taxes), levies, imports, duties, fees and charges, and without any withholding, restriction or conditions imposed by any governmental authority. If the Loan Parties are required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. Whenever any payment to be made hereunder or under the Senior Subordinated Note shall be stated to be due on a date other than a Business Day, such payment shall be made on the immediately preceding Business Day.

        2.6         Pro Rata Payment. All payments hereunder and under the Senior Subordinated Notes shall, at all times during which there is more than a single Lender and/or holders of the Senior Subordinated Note (or any note issued in replacement thereof), be made pro rata among such Lender and/or holders based upon the aggregate unpaid principal amount of the Senior Subordinated Note held by each such Lender and/or holder, as reflected in the register maintained by the Loan Parties pursuant to Section 8.1 hereof.

ARTICLE 3

CLOSING DELIVERIES

        The obligation of Lenders to purchase the Senior Subordinated Note on the date hereof is subject to, among other things, the Loan Parties delivering or causing to be delivered to Lenders each of the following (the form and substance of which is satisfactory to WBMCF and its counsel) the date all such deliveries are made being (the “Effective Date”):

(a) this Agreement, duly executed by the Loan Parties and each Lender;

(b) the Senior Subordinated Notes, duly executed by the Loan Parties on behalf of each Lender;

(c) receipt of the Exchange Agreement, duly executed by the Loan Parties and each Lender;

        (d)        receipt of a duly certified and effective filing with the State of Delaware of the terms of the Series A Preferred Stock as set forth in the Certificate of Designations in the form attached as Exhibit A to the Exchange Agreement (the “Series A Designations”);

        (e)        receipt of a duly certified and effective filing with the State of Delaware of the terms of the Series B Preferred Stock as set forth in the Second Amended and Restated Certificate of Designations in the form attached as Exhibit B to the Exchange Agreement (the “Series B Designations”);

        (f)        receipt of each of the Consent Agreement and Waiver Agreement, each certified by the President of the Loan Parties to be true and correct and in full force and effect and each in form and substance satisfactory to the Lenders;

(g) receipt of the Fifth Amendment to the Intercreditor Agreement duly executed by the Loan Parties, Blair and Agent;

(h) receipt of a pro-forma consolidated balance sheet of the Company dated as of December 22, 2002 in form and substance satisfactory to the Lenders;

(i) receipt of the Amended and Restated Registration Rights Agreement duly executed by the Company;

(j) receipt of a Waiver of Preemptive Rights duly executed by each holder (either former or current) of any warrant to purchase the Company’s capital stock;

(k) the written opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel to the Loan Parties, dated as of the date hereof, in the form attached hereto as Exhibit E;

        (l)        evidence reasonably satisfactory to Lender of the execution of a settlement letter by A&M and the Company with respect to the Drake Litigation which letter shall be in form and substance satisfactory to the Lenders;

        (m)        certified copies of all documents evidencing corporate action taken by each Loan Party with respect to the Amendment and Restatement Transactions including but not limited to resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance by such Loan Party of this Agreement, the Senior Subordinated Note and other Senior Subordinated Loan Documents;

        (n)        a certificate of each Loan Party, signed by its chief executive officer or president, to the effect that: (i) all of the representations and warranties of such party contained in this Agreement are true and correct as of the date hereof; (ii) such party has complied with and performed all of the terms, covenants and agreements contained in the Senior Subordinated Loan Documents which are to be complied with or performed by such party on or before the date hereof; and (iii) no Event of Default or Potential Event of Default has occurred and is continuing;

        (o)        a certificate of each Loan Party, signed by its secretary or assistant secretary, certifying the names of the officers of such party authorized to sign the Senior Subordinated Loan Documents to be signed by such party, together with specimens of the true signatures of such officers;

        (p)        a financial condition certificate of the Company, signed by its chief executive officer or president, demonstrating that, after giving effect to the Amendment and Restatement Transactions, each of the Loan Parties are Solvent;

        (q)        a copy of the articles or certificate of incorporation of each Loan Party and each Subsidiary (or certification that such have not changed since last delivered to the Lenders), as amended, certified by the Secretary of State of the applicable jurisdiction, and a copy of each such party’s By-Laws (or certification that such have not changed since last delivered to the Lenders) certified by such party’s secretary to be true and correct and in full force and effect;

        (r)        a good standing certificate with respect to each Loan Party from the Secretary of State of its state of incorporation, and from the Secretary of State of each other jurisdiction where such party is qualified to do business;

(s) receipt of the Put Agreements duly executed by the Company and each Lender party thereto; and

(t) such other documents, agreements, certificates, instruments and conditions as Lender may reasonably request.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

        The Loan Parties, jointly and severally, represent and warrant to Lenders that the following statements are true, correct and complete on the date hereof and such representations and warranties shall survive the execution and delivery of this Agreement and the issuance of the Senior Subordinated Notes, notwithstanding any investigation made by Lenders.

        4.1         Organization and Qualification. Each Loan Party is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation (or, in the case of Clarion Real Estate, LLC, the equivalent status thereto). Each Loan Party is duly qualified to do business as a foreign corporation in each jurisdiction where, because of the nature of its activities or properties such qualification is required, except for jurisdictions where failure to be in good standing or qualified would not or is not likely to have a Material Adverse Effect. Each Loan Party has delivered to Lender a true, complete and correct copy of its Certificate or Articles of Incorporation and By-laws (or, in case of Clarion Real Estate, LLC, the documents equivalent thereto). Each Loan Party has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted.

        4.2         Authorization, Validity and Enforceability. Each Loan Party is duly authorized to execute, deliver and perform each of the Senior Subordinated Loan Documents to which it is a party and to incur the borrowings or other obligations contemplated by the provisions thereof. Each Loan Party has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders) to authorize the execution, delivery and performance of each of the Senior Subordinated Loan Documents to which it is a party. No consent, approval or authorization of, or declaration or filing with, any governmental authority and, other than with respect to the Senior Lenders under the Consent Agreement, no consent of any other Person, is required in connection with the execution, delivery and performance by each Loan Party of the Senior Subordinated Loan Documents to which it is a party. Each Senior Subordinated Loan Document to which each Loan Party is a party has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies. Each Loan Party’s execution, delivery and performance of each Senior Subordinated

Loan Document to which it is a party does not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon its property by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture or instrument to which it is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to it or (c) its Articles or Certificate of Incorporation or By-laws.

        4.3         Capitalization.

        (a)        The authorized and outstanding capital stock of each of the Loan Parties, after giving effect to the Senior Subordinated Loan Transactions, is as set forth on Schedule 4.3 attached hereto. All of the outstanding shares of capital stock of each the Loan Parties is validly issued, fully paid and nonassessable and free and clear of any and all Liens, other than Liens created under the Senior Loan Documents.

        (b)        Except as set forth on Schedule 4.3 or as contemplated by the Warrant, there (i) are not outstanding or (ii) any present plans to issue any shares of stock, securities, rights or options convertible or exchangeable into or exercisable for any shares of capital stock, stock appreciation rights or phantom stock of the Loan Parties. Except as set forth on Schedule 4.3 or contemplated by the Warrant, the Loan Parties are under no obligation, contingent or otherwise, to redeem or otherwise acquire any shares of its capital stock or any securities, rights or options to acquire such capital stock, stock appreciation rights or phantom stock. There are no agreements between any of the Specified Persons, their respective Affiliates or the Company’s directors with respect to the voting or transfer of the capital stock of the Loan Parties owned by such parties or with respect to any other aspect of their affairs concerning the Loan Parties.

        (c)        There are no statutory or contractual shareholders’ preemptive rights with respect to the Preferred Stock, the Common Stock or any other shares of capital stock of the Loan Parties. The Loan Parties have not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock. Except as set forth on Schedule 4.3(c), there are no agreements granting registration rights to any person with respect to any shares of stock of the Loan Parties.

(d) For the purposes of this Section 4.3, in the case of Clarion Real Estate, LLC, references to capital stock shall mean membership interests.

        4.4         No Event of Default; Compliance with Instruments. No event has occurred and no condition exists which would constitute an Event of Default or Potential Event of Default. No Loan Party is in violation of any term of (i) its Certificate of Incorporation or By-laws, or (ii) any agreement, instrument, contract or commitment to which it is a party or by which it may be bound, which default has resulted or is reasonably likely to result in a material liability to the Business.

        4.5         Compliance with Laws; Certain Operations. Each Loan Party, and each of its officers, directors and employees, has complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. With the exception of the items listed on Schedule 4.5 attached hereto, no claims have been filed against the Loan Parties alleging a violation of, or liability or responsibility under, any such law or regulation which have not been heretofore settled.

        4.6         Solvency. Each of the Loan Parties, individually, and the Loan Parties taken as a whole is Solvent prior to, and after giving effect to, the transactions contemplated hereby. No transfer of property is being made and no obligation is being incurred in connection with such transactions with actual intent to hinder, delay or defraud either present or future creditors.

        4.7         Litigation. Other than as set forth on Schedule 4.7, there are no actions, suits or proceedings pending or, to any Loan Party’s knowledge, threatened against or affecting any Loan Party or its business or assets, before any court or governmental department, agency or instrumentality, domestic or foreign, which (a) purport to affect or pertain to this Agreement or any other of the Senior Subordinated Loan Documents or (b) if adversely determined, are reasonably likely to result in a material liability to the Business. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or governmental department, agency or instrumentality, domestic or foreign purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Senior Subordinated Loan Documents, or directing that any of the Senior Subordinated Loan Transactions not be consummated as provided herein or therein.

        4.8         Regulations U and X. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying “margin stock”, as defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and no part of the proceeds of the Obligations shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulations U and X of the Federal Reserve Board.

        4.9         ERISA.

        (a)        Except as set forth on Schedule 4.9 attached hereto, neither any Loan Party nor any of its ERISA Affiliates maintains, contributes to, or has any obligation to contribute to or has maintained or contributed to at any time prior to the date hereof any Multiemployer Plan, Multiple Employer Plan or Pension Plan (each individually and collectively, a “Plan”).

        (b)        Each Plan complies in all material respects with ERISA, the Code, and all applicable statutes and governmental rules and regulations and no condition exists or event or transaction has occurred in connection with any Plan which could result in, individually or in the aggregate, the incurrence by any Loan Party or any of its ERISA Affiliates of any material liability, fine or penalty.

        (c)        Neither any Loan Party nor any ERISA Affiliates has any contingent liability with respect to any post-retirement benefit under any Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

(d) Each Loan Party and each of its ERISA Affiliates have made all contributions and payments to or under each Plan as required by law, the terms of the Plan, or any contract or agreement.

        (e)        No liability has been asserted or threatened against any Loan Party or any of its ERISA Affiliates for any violation of ERISA or the Code in connection with any Plan, including, without limitation, the administration thereof.

        4.10         Subsidiaries. No Loan Party has any Subsidiaries other than those listed on Schedule 4.10.

        4.11         Financials.

        (a)        The Loan Parties have delivered to Lender (i) the Consolidated audited balance sheets and related statements of operations, shareholders’ equity income, retained earnings and cash flows of the Loan Parties for the year ended December 31, 2001 and (ii) the unaudited Consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows, income and retained earnings of the Loan Parties for the period ending as of September 28, 2002. Such financial statements were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the Consolidated financial position of the Loan Parties as at the dates thereof and the results of their operations for the periods then ended. The Loan Parties have also delivered to Lender the projections of the Loan Parties’ Consolidated profit and loss statement for the annual periods ending on December 28, 2002 and December 27, 2003 (the “Projections”). The Projections have been prepared in good faith using reasonable estimates in accordance with GAAP and based upon assumptions which have been disclosed to Lender and which the Loan Parties believe to be fair and reasonable in light of the current and reasonably foreseeable future conditions.

        4.12         Absence of Undisclosed Liabilities. Other than as set forth on Schedule 4.12, no Loan Party has any obligation or liability (whether accrued, known to it, whether due or to become due and regardless of when asserted) arising out of transactions entered into, on or prior to the date hereof, or any action or inaction on or prior to the date hereof, or any state of facts existing on or prior to the date hereof which has resulted or is reasonably likely to result in a material liability to the Business, other than liabilities set forth on the Pro Forma Balance Sheet which are, under GAAP, ordinarily required to be set forth on a balance sheet or the footnotes thereto.

        4.13         Assets. Each Loan Party has good and indefeasible title to, or a valid leasehold interest in, or a valid license to use, the properties and assets used in the conduct of its business as presently conducted and as presently proposed to be conducted by it, located on its premises, shown on the Pro Forma Balance Sheet or shown on the Latest Balance Sheet or acquired thereafter, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet, free and clear of all Liens, except for Liens permitted under Section 6.2 hereof. Each Loan Party’s buildings, equipment and other tangible assets are in good operating condition, ordinary wear and tear excepted, and are fit for use in the ordinary course of business as presently conducted and as contemplated. None of the rights of any Loan Party under any lease or other similar interest in tangible property will be impaired by the consummation of the transactions contemplated by this Agreement. Each Loan Party does not use any material tangible property not owned, leased or licensed by it.

        4.14         Tax Matters. Each Loan party has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        4.15         Contracts. Other than as set forth on Schedule 4.15, (a) Each Loan Party has performed all the obligations required to be performed by it to the date of this Agreement and is not in receipt of any written claim of default under any material lease, contract, commitment or other agreement to which it is a party; (b) to the best of each Loan Party’s knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would result in a breach or default under any material lease, contract, instrument or other agreement to which such Loan Party is a party or are bound; (c) no material lease, contract, commitment or other agreement to which a Loan Party is a party has been breached in any material respect or canceled by the other party since the date of the Latest Balance Sheet; and (d) no Loan Party is a party to any lease, contract, commitment or other agreement which is reasonably likely to have a Material Adverse Effect.

        4.16         Absence of Changes. Except as disclosed in Schedule 4.16, since December 31, 2001, the Business has been operated in the ordinary course thereof consistent with past practices, and there has not occurred, and no event, occurrence or condition exists, which has resulted or is reasonably likely to result in a material liability to the Business.

        4.17         Intellectual Property. Each Loan Party owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all patents, trade names, trademarks, copyrights, inventions, processes, designs, custom or proprietary computer software, works of authorship, franchises, formulas, trade secrets, know-how and other intangible property and proprietary rights which are material, either individually or in the aggregate, to or for use in the conduct of its business (collectively, “Intellectual Property”). Each Loan Party may use all such Intellectual Property in the conduct of its business with no known conflict with or known infringement of the rights of others. Except as set forth in Schedule 4.17 attached hereto, no Loan Party has any knowledge of any infringement by any third party on any Intellectual Property owned or used by it and has not taken or omitted to take any action which would have the effect of waiving any of its rights thereunder.

        4.18         Insurance. Each Loan Party maintains insurance in such amounts and covering such risks as is customarily carried by companies of similar size engaged in similar lines of business. All such policies are in full force and effect, and no Loan Party is in default in any material respect in its obligations under any such policy.

        4.19         Environmental and Safety Matters.

        (a)        Except as disclosed in Schedule 4.19 and to the Loan Parties’ knowledge, the on-going operations of each Loan Party complies in all material respects with all Environmental and Safety Requirements.

        (b)        Except as disclosed in Schedule 4.19 and the Loan Parties’ knowledge, the Loan Parties have obtained all licenses, permits, authorizations and registrations required under any Environmental and Safety Requirements (“Environmental Permits”) and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and the Loan Parties are in compliance with all material terms and conditions of such Environmental Permits.

        (c)        Except as disclosed in Schedule 4.19 and to the Loan Parties’ knowledge, no Loan Party is, or has Property or operations which are subject to any outstanding written order from or agreement with any governmental authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental and Safety Requirements.

        (d)        Except as disclosed in Schedule 4.19 and to the Loan Parties’ knowledge, there are no hazardous materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the date hereof, or with respect to the Business that would reasonably be expected to give rise to environmental claims with a potential liability of the Loan Parties in excess of $10,000 in the aggregate for any such condition, circumstance or Property. In addition, except as disclosed in Schedule 4.19 or except in compliance with Environmental and Safety Requirements the Loan Parties have no (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) PCB-containing materials or equipment; or (iv) radioactive material in any form.

        (e)        Without limiting the generality of the foregoing, to the Loan Parties’ knowledge or except as disclosed in Schedule 4.19, no activity, event or condition relating to any property or facility owned, operated or otherwise used at any time by the Loan Parties and any Environmental Affiliate will prevent, hinder or limit compliance with currently applicable Environmental and Safety Requirements, give rise to any corrective, investigatory, response or remedial actions, liabilities or obligations pursuant to Environmental and Safety Requirements whether accrued, absolute, contingent, unliquidated or otherwise.

        (f)        Except as disclosed in Schedule 4.19 and to the Loan Parties’ knowledge, no Liens exist or at any time have existed under any Environmental and Safety Laws on any property or facility now or previously owned, operated or otherwise used by the Loan Parties or any Environmental Affiliate and, to the best of the Loan Parties’ knowledge, no government or other third party actions have been taken, threatened or are likely to subject any such property or facility to such Liens, and neither the Loan Parties nor any Environmental Affiliate have been or are required pursuant to any Environmental and Safety Requirements to place any notice or restriction in any deed to such property or facility.

        4.20         Investment Company. No Loan Party is an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        4.21         Affiliate Transactions. Except as disclosed on Schedule 4.21: (a) no Affiliate nor any executive officer, director or, to the knowledge of any of the Loan Parties, Specified Person or any five percent (5%) stockholder of the Loan Parties or any person related by blood or marriage to any such person or any entity in which any such person owned or owns any beneficial interest, was or is a party to any agreement, contract, commitment or transaction with the Loan Parties (employment related, consulting or otherwise) or had or has any interest in any property used by the Loan Parties; (b) no Affiliate is the direct or indirect owner of any interest in any corporation, firm, association or business organization which is a competitor or supplier of the Loan Parties (except for passive investments of less than 5% in companies whose securities are traded on the NASDAQ Stock Market or a national stock exchange); and (c) no Affiliate is the recipient of income from any source other than the Loan Parties which should properly accrue to the Loan Parties.

        4.22         Employee Matters. Except as set forth on Schedule 4.22 attached hereto:

        (a)        no employees of the Loan Parties are currently represented by any labor union, no Loan Party is a party to any collective bargaining agreement, and, to the knowledge of the Loan Parties, there is no organizational effort presently being made or threatened by or on behalf of any labor unions with respect to employees of the Loan Parties;

(b) there is no unfair labor practice complaint against the Loan Parties pending before the National Labor Relations Board;

(c) there is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or, to the knowledge of the Loan Parties, threatened against the Loan Parties; and

        (d)        to the best of the Loan Parties’ knowledge, no officer or employee of the Loan Parties has entered into any agreement which is now in effect with any person, corporation, partnership or business organization other than the Loan Parties requiring such person to assign any interest in any invention or trade secrets or to keep confidential any trade secrets or other proprietary information or containing any prohibition or restriction on competition or solicitation of customers.

        4.23         Tangible Property. All tangible property owned or leased by the Loan Parties is sufficient to conduct the operations of the Loan Parties as presently conducted. No modifications or additions to such property which are material, either individually or in the aggregate, are needed or planned, except as described in the Projections. The Loan Parties have not received notice of, nor have there occurred, any pending or threatened condemnation proceedings or any other matter materially and adversely affecting the value of any owned or leased real property of the Loan Parties.

        4.24         Disclosure. All statements contained in any exhibit, certificate or other instrument attached hereto or required to be delivered to Lender pursuant to this Agreement shall constitute representations and warranties by the Loan Parties hereunder. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items required hereby or filed with the SEC contain any untrue statement of a material fact or omit a material fact necessary to make each such statement contained herein or therein not misleading. To the best of the Loan Parties’ knowledge, there is no material fact pertaining to the Business which the Loan Parties have not disclosed to Lender in writing and which, as of the date hereof, has had or could reasonably be anticipated to have a Material Adverse Effect. All originals or copies of documents provided by the Loan Parties to Lender in connection with this Agreement and the Senior Subordinated Loan Transactions are true, correct and complete in all material respects.

        4.25         Public Utility Company. The Loan Parties are not a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        4.26         Fiscal Year. The Loan Parties' fiscal year ends on the Saturday most proximate in time to December 31.

        4.27         Indebtedness. Schedule 4.27 annexed hereto and made a part hereof is a complete and correct list of the principal amount and description of all Indebtedness of the Loan Parties.

        4.28         No Proceedings. No Loan Party has any intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter, absent Lenders’ approval of such proceeding.

ARTICLE 5

AFFIRMATIVE COVENANTS

        Each Loan Party covenants that so long as any of the Obligations remain outstanding including, without limiting the generality of the foregoing, any Series A Preferred Stock or Redemption Notes and, in the case of Sections 5.4(a), 5.4(b), 5.4(c), 5.4(f), 5.8 and 5.9, so long as WBMCF owns at least 1,500,000 Common Shares (as adjusted for any stock splits, subdivisions, or similar events) of the Company:

        5.1         Payment of Obligations. The Loan Parties shall pay all of the Obligations, as the same become due and payable.

        5.2         Preservation of Corporate Existence. Each Loan Party shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in such jurisdictions where failure to so qualify would have or is reasonably likely to have a Material Adverse Effect.

        5.3         Payment of Taxes and Claims. The Loan Parties shall pay and discharge all taxes, assessments and other governmental charges imposed upon it or upon its income or properties, prior to the date on which penalties attach thereto, and shall pay all claims which, if unpaid, would become a Lien upon any of its properties, except for any such tax, assessment, charge, levy or claim which is being contested by or on behalf of such entity in good faith and by proper proceedings and for which such reserves or other provisions as may be required by GAAP shall have been made and recorded.

        5.4         Reporting Requirements. The Loan Parties shall promptly furnish to Lender all such financial information respecting it as Lender shall reasonably request. Without limiting the foregoing, the Loan Parties shall furnish to Lender, in such reasonable detail as Lender shall request, the following:

        (a)        Monthly Financial Statements. As soon as available and in any event within thirty (30) days after the end of each month (including, without limitation, quarter-end and year-end months), an unaudited balance sheet, statement of income and expense and statement of cash flow for the Loan Parties on a consolidated basis for such monthly period and for the then current fiscal year to date, all in reasonable detail, and setting forth in comparative form, figures for the corresponding period of (i) the previous fiscal year and (ii) the budget. Such statements shall be certified by the President or Chief Financial Officer of the Company as fairly presenting the consolidated financial position of the Loan Parties as of the dates indicated and the results of operations and cash flow for the calendar month indicated in accordance with GAAP.

        (b)        Annual Financial Statements. As soon as available, a Consolidated audited annual report of the Loan Parties containing a Consolidated (i) balance sheet, (ii) statement of income and expense, (iii) statement of shareholders’ equity and (iv) statement of cash flow for such year, and setting forth in each case, in comparative form, figures for the previous fiscal year, all in reasonable detail, fairly presenting the Consolidated financial position and the results of operations of the Loan Parties as of the close of such previous year and for the year then ended, prepared in accordance with GAAP, and accompanied by an unqualified opinion of an independent certified public accountant satisfactory to Lender.

        (c)        Certificates. With each of the audited annual reports delivered pursuant to Section 5.4(b) above, and with each monthly unaudited financial statement delivered pursuant to Section 5.4(a) above, a certificate of the Company’s President or Chief Financial Officer or Controller (if such Controller is an executive officer), or such other authorized officer of the Loan Parties acceptable to Lender, stating that, except as explained in reasonable detail in such certificate, (A) the Loan Parties are at the date of such certificate, in compliance with all of the covenants and agreements in this Agreement, and (B) no Event of Default or Potential Event of Default then exists, and (C) with respect to the covenants set forth in Sections 6.15 and 6.17 hereof, setting forth calculations demonstrating in reasonable detail that the Loan Parties are in compliance with the applicable dollar limit and ratios, respectively, set forth therein.

        (d)        Accountants’ Reports. Promptly upon receipt thereof, copies of all significant reports submitted to the Loan Parties by independent public accountants in connection with each annual, interim or special audit of its financial statements made by such accountants, including the management letter submitted by such accountants to management in connection with its annual audit.

        (e)        Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all other regular, periodic or special reports of the Company filed with the SEC (including, without limitation, copies of the Form 10-K annual report, Form 10-Q quarterly reports, Form 8-K current report or comparable successor reports); copies of all registration statements of the Company filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

        (f)        Annual Budget. As soon as available but in any event not later than 30 days prior to the end of each fiscal year, annual budgets prepared on a monthly and annual basis for the succeeding fiscal year (displaying anticipated statements of income and cash flows and balance sheet) and promptly upon preparation thereof any other significant budgets which they prepare (including any revisions of such annual or other budgets).

        (g)        Reports to Senior Lenders. Together with any compliance certificate, financial statement, or other report furnished to Senior Lenders pursuant to the Senior Loan Documents (including, without limitation, the reporting obligations contained in Sections 1.3(b) and 4.2 of the Sixth Amendment to Credit Agreement), a copy of the same setting forth in reasonable detail all calculations for all amounts contained therein (including, without limitation, the financial covenant calculations) and, together with all other notices or certificates furnished to Senior Lenders pursuant to the Senior Loan Documents, the Loan Parties shall also deliver to Lender a copy of the same.

(h) Reports Regarding Collateral. Any reports, statements and reconciliations with respect to the Collateral the Company delivers to the Senior Lenders.

        5.5         Notices to Lender. The Loan Parties shall notify Lender in writing of the following matters at the following times:

(a) Promptly (and in any event within five (5) days) after becoming aware thereof, any Event of Default or Potential Event of Default.

        (b)        Promptly (and in any event within five (5) days) after becoming aware thereof, the assertion by the holder of any Indebtedness, including Senior Lenders, that a default exists with respect thereto or that the Loan Parties are not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

        (c)        Promptly (and in any event within five (5) days) after becoming aware thereof, any notice or indication (i) that any Significant Customer (as defined below) intends to terminate, significantly reduce or otherwise alter in an adverse manner its relationship with a Loan Party, or (ii) of termination or potential termination of any other material contract, lease or relationship with any Significant Suppliers (as defined below). For purposes of this Agreement: (x) “Significant Customer” shall mean any of the five (5) largest customers of a Loan Party, measured in terms of sales volume in dollars for the immediately preceding then-applicable fiscal year and (y) “Significant Supplier” shall mean any of the top five (5) largest suppliers of a Loan Party, measured in terms of sales volume in dollars for the immediately preceding then-applicable fiscal year.

        (d)        Promptly (and in any event within five (5) days) after becoming aware thereof, any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting any of the Loan Parties or the Business.

        (e)        Promptly (and in any event within five (5) days) after becoming aware thereof, any material violation by a Loan Party of any Environmental and Safety Requirement or, upon its receipt thereof, any notice a Loan Party receives from a third party asserting that it is not in compliance with any Environmental and Safety Requirement.

        (f)        Promptly (and in any event within five (5) days) upon receipt thereof, any notice from any governmental authority that a Loan Party is or may be liable to any Person as a result of any violation or liability under any Environmental and Safety Requirement or that a Loan Party is potentially responsible for, or subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to any violation liability under any Environmental and Safety Requirement.

(g) Intentionally Omitted.

        (h)        (A) Promptly and in any event within thirty (30) days after receipt thereof by a Loan Party or any of its ERISA Affiliates, copies of each notice from the IRS relating to the disqualification of any Plan that is intended to be qualified under Section 401(a) of the Code; (B) promptly and in any event within thirty (30) Business Days of the occurrence of the event, written notice of any event with respect to any Plan which could result in the incurrence by a Loan Party or any of its ERISA Affiliates of any material liabilities, fine or penalty; (C) a failure to make any required contribution to a Plan in excess of $100,000; (D) the creation of any Lien in favor of the PBGC; (E) together with each copy of such notice received by a Loan Party or any of its ERISA Affiliates, a written statement of such Loan Party’s senior financial officer setting forth details as to all events referred to therein and the action with respect thereto taken, or proposed to be taken, by such Loan Party or its ERISA Affiliates, as applicable, and a copy of any notice, filing or correspondence to or required by the IRS, the Department of Labor, or any government agency or adverse party as may be applicable. Each notice given under this Section shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Loan Party has taken or proposes to take with respect thereto.

        (i)        Promptly (and in any event within five (5) days) after becoming aware thereof, any event, occurrence or condition that has resulted or is reasonably likely to result in a material liability to the Business, including, without limitation, any pending or threatened action, suit, proceeding or counterclaim by any Person, or any pending or threatened investigation by any governmental authorities, any violation of any law, statute, regulation or ordinance of any governmental authority.

(j) Promptly (and in any event within five (5) days) after becoming aware thereof, of any Event of Noncompliance (as defined in the Series A Designations).

        5.6         Maintenance of Insurance. The Loan Parties shall maintain insurance on their properties and businesses with reputable insurance companies in such amounts, of such types and covering such casualties, risks and contingencies as is ordinarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which they operate.

        5.7         Maintenance of Properties. The Loan Parties shall maintain and preserve all of their properties which are necessary for the proper conduct of their businesses in good working order and condition, ordinary wear and tear excepted.

        5.8         Keeping of Records and Books of Account. The Loan Parties shall keep complete and accurate records and books of account, in which full and correct entries in accordance with GAAP shall be made of all of their financial transactions.

        5.9         Visitation Rights. The Loan Parties shall, at reasonable times and from time to time during normal business hours, permit Lender or any agents or representatives of Lender to examine and make copies of and abstracts from the records and books of account of, and to visit their properties and to discuss their affairs, finances and accounts with any officer or director their independent accountants; provided, however, that Lender shall use reasonable efforts to ensure that any such visit, examination or discussion is not unduly disruptive to the business of the Loan Parties.

        5.10       Compliance with Laws. The Loan Parties shall comply in all material respects with the applicable requirements of all laws, rules, regulations and orders of any governmental authority.

        5.11       Performance of Agreements. The Loan Parties shall use reasonable efforts to preserve its business organization and the goodwill and business of all Persons with whom it has business relations and, in that context, perform in all material respects all of the obligations to be performed by it under each lease, indenture, agreement, contract and other instrument to which it is a party or by which it and its properties may be bound, including, without limitation, the Senior Subordinated Loan Documents.

        5.12       Environmental and Safety Matters.

(a) The Loan Parties shall comply in all material respects with all Environmental and Safety Requirements.

        (b)        The Loan Parties shall respond immediately to any release or threatened release of any hazardous, toxic or otherwise dangerous material, substance or waste in a manner which complies with and meets all standards imposed by any and all Environmental and Safety Requirements.

        (c)        If Lender at any time has reason to believe, in its sole and reasonable judgment, that any activities, events or conditions on any property or facility owned, operated or otherwise used by the Loan Parties has been or may be operated in violation of any Environmental and Safety Requirements in any material respect, or contaminated with any hazardous, toxic or otherwise dangerous material, substance or waste, or subject to any governmentally imposed obligation to conduct any corrective, investigatory, response or remedial action, and such violation, contamination or remedial action has not been cured within fifteen (15) days of notification by Lender, then the Loan Parties shall, at their own cost and expense, if Lender so elects, conduct, as appropriate, such investigation or study, through retention of a consulting firm reasonably satisfactory to Lender, as is necessary to demonstrate that such activities, operations, property or facility have not resulted or are not reasonably likely to result in material liability to the Business.

        5.13       Incentive Plan. On or prior to January 15, 2003, the Company shall implement and cause to be effective an incentive plan covering its employees in form and substance satisfactory to WBMCF.

ARTICLE 6

NEGATIVE COVENANTS

        Each Loan Party covenants that so long as any of the Obligations remain outstanding including, without limiting the generality of the foregoing, any Series A Preferred Stock or Redemption Notes and, (x) in the case of Sections 6.9 and 6.15, so long as WBMCF owns at least 1,500,000 Common Shares of the Company (as adjusted for any stock splits, subdivisions, or similar events), and (y) in the case of Section 6.10, the earlier of WBMCF ceasing to own at least 1,500,000 Common Shares (as adjusted for any stock splits, subdivisions, or similar events) of the Company or the seventh anniversary of the Effective Date:

        6.1         Indebtedness. The Loan Parties shall not create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist, any Indebtedness, except:

(a) the Obligations;

(b) the Senior Indebtedness;

        (c)        Indebtedness secured by Liens permitted by Section 6.2 and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed One Million Dollars ($1,000,000);

(d) unsecured inter-company Indebtedness between any of the Loan Parties;

(e) the Electrolux Debt and other Indebtedness described on Schedule 4.27 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(f) additional unsecured Indebtedness of the Loan Parties in an aggregate amount not to exceed $1,000,000 at any one time outstanding.

        6.2         Liens. The Loan Parties shall not create, assume, incur or suffer to be created, assumed, incurred or to exist, any Lien on any of its now owned or hereafter acquired property except for (a) Liens for taxes not yet due or for taxes being contested in good faith by appropriate proceedings, (b) Liens of landlords, carriers, warehousemen, mechanics and material men incurred in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings, (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds, (d) zoning restrictions, easements, licenses, reservations, covenants, rights of way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of the Loan Parties, (e) rights of lessors with respect to leases of machinery, equipment or real property of the Loan Parties, (f) any judgment lien the existence or continuance of which does not constitute an Event of Default under Section 7.1(g), (g) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding One Hundred Thousand Dollars ($100,000) arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, (h) subject to the limitation set forth in Section 6.1(c), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired, and (i) the existing Liens described on Schedule 6.2 attached hereto.

        6.3         Contingent Liabilities. Except as set forth on Schedule 6.3 hereto or except as permitted under Section 6.1 hereof, the Loan Parties shall not become liable for any Contingent Obligations.

        6.4         Operating Lease Obligations. The Loan Parties shall not enter into any lease of real or personal property if, after giving effect thereto, the aggregate amount of all rental and other payments under such lease and all other leases of the Loan Parties then in effect would exceed for any fiscal year an amount equal $1,000,000 at any one time outstanding.

        6.5         Merger or Asset Sale. The Loan Parties shall not (a) be a party to any merger, liquidation or consolidation, (b) be a party to an Asset Sale except for dispositions of assets of the Loan Parties for at least fair market value (as determined by the Board of Directors of the Company) with a net book value in any fiscal year not exceeding One Million Dollars ($1,000,000), or (c) sell with recourse, or discount or otherwise sell for less than the face thereof, any of its accounts or notes receivable.

        6.6         Payments of Indebtedness. The Loan Parties shall not make any voluntary or optional prepayment of any Indebtedness other than the Obligations (as otherwise permitted hereunder and under the Series A Designations), the Electrolux Debt and the Senior Indebtedness.

        6.7         Investments; Acquisitions. The Loan Parties shall not make or permit to exist any Investment in any Person, except for: (a) advances to employees of the Loan Parties for travel or other ordinary business expenses in the ordinary course of, and pursuant to the reasonable requirements of the Loan Parties’ Business; (b) extensions of credit by the Loan Parties in the nature of accounts or notes receivable arising from the sale of goods and services in the ordinary course of business; (c) shares of stock, obligations or other securities received by the Loan Parties in settlement of claims arising in the ordinary course of business; (d) investments in Cash Equivalents; (e) the Investments existing on the date hereof and set forth on Schedule 6.7 hereto; and (f) Investment between any of the Loan Parties (it being understood that none of the Investments referenced in clauses (a)-(f) of this Section 6.7 shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Potential Event of Default exists). Without limiting the generality of the foregoing, the Loan Parties shall not purchase, lease (as lessee) or otherwise acquire (in a single transaction or a series of related transactions), or enter into any agreement to purchase or acquire all or substantially all of the assets or the capital stock or other ownership interests of any Person.

        6.8         Distributions. Except as set forth on Schedule 6.8 hereto, the Loan Parties shall not directly or indirectly, declare, order, make, or incur any liability to make (a) any Distribution, (b) pay any management fee or similar fees to any stockholder of the Loan Parties or any Affiliate of the Loan Parties, (c) make any payment, redemption, defeasance or repurchase of any Subordinated Indebtedness existing on the date hereof (except with respect to the Obligations hereunder or in accordance with the terms and conditions of a subordination agreement in form and substance acceptable to Lender), or (d) set aside funds for any of the foregoing. Notwithstanding the foregoing, the Company may make (i) Distributions, redemptions or other payments on its Series A Preferred Stock and/or Redemption Notes in accordance with and subject to the terms of the Series A Designations, and (ii) Distributions consisting of regularly scheduled dividends to holders of Series B Preferred Stock; provided, however, that that the Company shall not make any such Distribution on its Series B Preferred Stock in the event that (w) any Event of Default is then existing or would result from the making of such Distribution; (x) the Total Obligations Ratio is greater than 4.00:1.00 either immediately before or after giving effect to such Distribution on a pro forma basis or (y) the Fixed Charge Coverage Ratio is less than 1.00:1.00 either immediately before or after giving effect to such Distribution on a pro forma basis. Furthermore, the Company may repurchase Series A Preferred Stock from the holders of Put Options and Put Tag Along Rights (each as defined in the Put Agreements) under the Put Agreements pursuant to the terms of the Put Agreements as in effect on the Effective Date; provided, however, that the Company shall not make any payment under an Exchange Date Put Agreement if (x) an Event of Default is then existing or would result from such payment or (y) at any time prior to such payment the Company has failed to make any regularly scheduled interest or principal payments on the Senior Subordinated Notes when due or failed to pay in cash a dividend to holders of Series A Preferred Stock on any “Dividend Reference Date” (as defined in the Series A Designations) beginning on June 30, 2004.

        6.9         Amendments or Changes in Agreements. The Loan Parties shall not modify, alter, supplement, extend, amend or waive any rights (except for amendments, restatements or waivers that are administrative or ministerial in nature and that do not have an adverse impact on the rights of the Lenders) under their Certificate of Incorporation or By-Laws (or, in the case of a limited liability company, the equivalent thereof), the Series B Designations or any Senior Subordinated Loan Document.

        6.10       Transactions with Affiliates. Except as set forth on Schedule 6.10, the Loan Parties shall not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any of their Affiliates (other than such transactions or arrangements solely between the Loan Parties), executive officers and directors, other than employment arrangements and compensation (including bonuses) in the ordinary course of business. The Loan Parties shall not modify, alter or otherwise amend any of the terms of any of the transactions or arrangements set forth on Schedule 6.10 in any manner adverse to Lender without the prior written consent of Lender.

        6.11       Business Conducted. The Loan Parties shall not enter into any new business unrelated to the Business as conducted on the date hereof or make any change which is material, either individually or in the aggregate, in any of its business objectives, purposes and operations as disclosed to Lender on the date hereof.

        6.12       Fiscal Year. The Loan Parties shall not change their fiscal year.

        6.13       Sale and Leaseback Transactions. The Loan Parties shall not directly or indirectly, enter into any arrangement with any Person providing for the Loan Parties to lease or rent property that it has sold or will sell or otherwise transfer to such Person, without the prior written approval of Lenders, which shall not be unreasonably withheld.

        6.14       Investment Banking, Broker’s and Finder’s Fees. Except as set forth on Schedule 6.14 attached hereto, the Loan Parties shall not pay or agree to pay, or reimburse any other Person with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee or broker’s fee to any Person in connection with the consummation of the Senior Subordinated Loan Transactions. The Loan Parties shall defend and indemnify Lender against and hold Lender harmless from all claims of any Person for any such fees and all costs and expenses, including, without limitation, attorneys’ fees, incurred by Lender in connection therewith.

        6.15       Capital Expenditures. The Loan Parties shall not make or incur any Capital Expenditures if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by the Loan Parties would exceed $1,500,000 in any fiscal year of the Loan Parties.

        6.16       Allocation of Consideration. The Loan Parties shall take no action in preparation of tax returns or financial statements that is inconsistent with the allocation of the consideration paid by Lender for the Senior Subordinated Note and Warrant.

        6.17       Financial Covenants.

(a) Fixed Charge Coverage Ratio. The Loan Parties shall not permit the Fixed Charge Coverage Ratio for any month to be less than 1.00:1.00, as determined in accordance with GAAP.

        (b)        Minimum EBITDA. The Loan Parties shall not permit Rolling Twelve Month EBITDA as of the last day of any month beginning with the month ended June 30, 2003 through and including the month ended November 30, 2003 to be less than $9,000,000, for any month beginning with the month ended December 31, 2003 through and including the month ended May 31, 2004 to be less than $10,500,000 and for any month following May 31, 2004 to be less than $12,500,000.

        6.18       Limitation on Creation of Subsidiaries. The Loan Parties shall not establish or create any Subsidiary, provided that the Loan Parties shall be permitted to establish or create Subsidiaries only so long as the Loan Parties provide notice to Lender promptly (and in any event within ten (10) business days) after the formation, or any other act which results in a Person becoming a Subsidiary of the Loan Parties and, at Lender’s request, cause a Person becoming a Subsidiary of the Loan Parties to execute in form and substance satisfactory to Lender, a guaranty and such necessary financing statements sufficient to obligate such Subsidiary for repayment of all or a portion of the Obligations.

        6.19       Unconditional Purchase Obligations. The Loan Parties shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

ARTICLE 7

DEFAULT

        7.1         Events of Default. The occurrence and continuation of any of the following events shall constitute an Event of Default hereunder:

(a) the Loan Parties shall fail to pay when due (i) any interest owing on the Senior Subordinated Notes or Redemption Notes or (ii) any Principal; or

        (b)        the Loan Parties shall default (i) in the payment when due, subject to any applicable grace period, of any Indebtedness or Contingent Obligation in excess of $50,000 (other than any Indebtedness constituting Obligations or Senior Indebtedness), or (ii) in the performance of any other material covenant, agreement, term or condition contained in any agreement under which any such Indebtedness is created if the effect of such default is to cause, whether automatically or by declaration of acceleration, or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity; or

        (c)        an Event of Default (as defined in the Senior Loan Documents) shall occur and be continuing and the Senior Lender shall have accelerated the Senior Indebtedness as a result of such Event of Default; or

        (d)        any representation or warranty made in this Agreement, the Security Agreement, or the Mortgage Agreements (as the same shall be modified from time to time) by the Loan Parties, or in any certificate or financial statement furnished by the Loan Parties pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(e) the Loan Parties shall default in the performance of or compliance with any of the covenants set forth in Sections 5.1, 5.2, 5.5, 5.9 and 5.12(b) or in Article 6 hereof; or

        (f)        the Loan Parties shall default in the performance of or compliance with any other covenant, condition or provision of the Loan Agreement or any other Senior Subordinated Loan Document to which it is a party and such default shall not be remedied for a period of fifteen (15) days after notice thereof; or

(g)

        (i)        the entry of any judgment, order, decree, injunction or finding by any court, arbitrator or similar tribunal that materially threatens the ability of the Loan Parties to implement the proposed restructuring; or

        (ii)       final judgment not fully covered by insurance or otherwise indemnified to Lender’s satisfaction which, with all other such undischarged final judgments against the Loan Parties, exceeds an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) shall have been entered against the Loan Parties if, within 30 days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within 30 days after the expiration of any such stay, such judgment shall not have been discharged, or if, enforcement proceedings shall have been commenced by any creditor upon such judgment; or

        (h)        a proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Loan Parties in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Loan Parties, as the case may be, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

        (i)        the Loan Parties shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Loan Parties, as the case may be, or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or admits in writing its inability or refusal to pay, its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

        (j)        with respect to a Pension Plan (i) institution of any steps by the Loan Parties or any other Person to terminate a Pension Plan if as a result of such termination such party could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of Five Hundred Thousand Dollars ($500,000); (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal exceeds Five Hundred Thousand Dollars ($500,000); or

        (k)        a period of 30 consecutive days shall have elapsed during which any two of the individuals named in Schedule 7.1 shall have ceased to hold executive offices with the Company at least equal in seniority and responsibility to such individual’s present office[s], as set out in such schedule, excluding any such individual who has been replaced by another individual or individuals reasonably satisfactory to Lender (it being understood that any such replacement individual shall be deemed added to Schedule 7.1 on the date of approval thereof by the Lender); or

(l) any event having a Material Adverse Effect; or

(m) an Event of Noncompliance (as defined in the Series A Designations) shall have occurred and be continuing; or

        (n)        any guaranty executed pursuant to Section 6.18 hereof shall cease to be in full force and effect with respect to any guarantor thereof; or any guarantor (or any Person by, through or on behalf of such guarantor) or a guaranty executed pursuant to Section 6.18 hereof shall contest in any manner the validity, binding nature or enforceability of any guaranty with respect to such guarantor; or

        (o)        the Security Agreement or any Mortgage shall cease to be in full force and effect or shall cease to give the Lenders the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on the Collateral (as defined therein)).

        7.2         Consequences of Event of Default.

        (a)        Bankruptcy. If an Event of Default specified in Sections 7.1(h) or (i) hereof shall occur, the unpaid balance of the Senior Subordinated Note and interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder shall be immediately due and payable, without presentment, demand notice, protest or any other demand or notice in connection with the delivery, acceptance, performance, default or enforcement of the Senior Subordinated Note, all of which are hereby expressly waived.

        (b)        Other Defaults. If any other Event of Default shall occur, Lender may, at its option declare the unpaid balance of the Senior Subordinated Note and interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder to be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

        7.3         Other Rights. The rights and remedies of Lender upon the occurrence of an Event of Default set forth in Section 7.2 hereof are in addition to and not in limitation of any other rights it may have under applicable law and other agreements.

ARTICLE 8

MISCELLANEOUS

        8.1         Successors and Assigns in General. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Loan Parties may not assign or transfer their rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of Lender. Any Lender or any assignees of Lender may assign all or any portion of its interest in and rights under this Agreement and the Senior Subordinated Note to any other Person (an “Assignee”), or grant a participating or beneficial interest in this Agreement and the Obligations to any lending institution (a “Participant”). Lender shall give the Company prompt written notice of any assignment of or participation in the Obligations. The Company shall maintain a register, which shall include, without limitation, a record of ownership that identifies each owner of any interest in the Obligations, for registration as to the rights to principal and interest on the Senior Subordinated Note and shall promptly register any such assignment or participation in the Obligations upon receipt of such notice. To facilitate any assignment or participation, the Loan Parties shall, from time to time at the request of Lender, execute and deliver to Lender or to such party or parties as Lender may designate, any and all further instruments as may in the reasonable opinion of Lender be necessary or advisable to give full force and effect to any transfer contemplated by this Section.

        8.2         Action by Lender. Except as provided in Sections 2.4(c) and 8.1 hereof, any action entitled to be taken by Lender shall require the consent of Persons with at least fifty percent (50%) interest in and rights to the Senior Subordinated Note at the time such action is taken.

        8.3         Modifications, Amendments or Waivers. The provisions of this Agreement may be modified, amended or waived, but only by a written instrument signed by the Loan Parties and Persons with at least fifty percent (50%) interest in and rights to the Senior Subordinated Note at the time such modifications, amendments or waivers are taken.

        8.4         No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lender are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

        8.5         Reimbursement of Expenses; Taxes. The Loan Parties agree upon demand to pay or reimburse each Lender whose Principal outstanding under the Senior Subordinated Notes is equal to or exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) for all of their reasonable out-of-pocket expenses, including, without limitation, all travel expenses and all reasonable legal, consulting, accounting and independent analyst, audit, and appraisal fees and expenses, from time to time (a) arising in connection with the preparation of the Senior Subordinated Loan Documents or the Senior Subordinated Loan Transactions; (b) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof; (c) incurred by Lender or its designees in the performance of their duties as directors of the Loan Parties, if applicable, and (d) arising in connection with the enforcement of the Senior Subordinated Loan Documents, collection of the Obligations or actions for declaratory relief in any way related thereto or the protection or preservation of any rights of Lender hereunder. The Loan Parties also agree to pay and save Lender harmless from all liability for any stamp or other similar documentary or recording taxes which may be payable in connection with this Agreement and the other Senior Subordinated Loan Documents or the performance of any transactions contemplated hereby or thereby.

        8.6         Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed or telecopied communication) and mailed, telexed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

the Loan Parties: With a copy to: Lender:	Clarion Technologies, Inc.

38 W. Fulton
Suite 300
Grand Rapids, MI 49503
Attn: Chief Executive Officer
Telecopy: (616) 494-8888

Varnum, Riddering, Schmidt & Howlett LLP
333 Bridge Street, N.W., P.O. Box 352
Grand Rapids, MI 49501 (49504 for overnight)
Attn: Michael G. Wooldridge, Esq.
Telecopy: (616) 336-7000

William Blair Mezzanine Capital Fund III, L.P.
222 West Adams Street, 21st Floor
Chicago, IL 60606
Attn: Terrance M. Shipp
Telecopy: (312) 236-8075

With a copy to:	Winston & Strawn 35 West Wacker Drive Suite 4200 Chicago, IL 60601 Attn: Laurence R. Bronska, Esq. Telecopy: (312) 558-5700

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; when deposited with a reputable courier service, delivery charges prepaid; when deposited in the mail, postage prepaid; or in the case of telex or telecopy, when received.

        8.7         Survival. All representations, warranties, covenants, indemnifications, consents and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of the term loan hereunder and the issuance of the Senior Subordinated Note and, except as set forth otherwise herein, shall remain in effect through the date that all amounts due hereunder are paid to Lender.

        8.8         Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

        (a)        Governing Law. THIS AGREEMENT, THE SENIOR SUBORDINATED NOTES AND THE OTHER SENIOR SUBORDINATED LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

        (b)        Consent to Jurisdiction and Service of Process. EACH OF THE LOAN PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR SUBORDINATED NOTES OR ANY OF THE OTHER SENIOR SUBORDINATED LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. EACH OF THE LOAN PARTIES ACCEPTS THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS

AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY. EACH OF THE LOAN PARTIES DESIGNATES AND APPOINTS THE CORPORATION SERVICE COMPANY, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE LOAN PARTIES WHICH IRREVOCABLY AGREE IN WRITING PURSUANT TO AN APPOINTMENT OF AGENT AGREEMENT TO SO SERVE AS THEIR AGENT TO RECEIVE ON THEIR BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE LOAN PARTIES TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE LOAN PARTIES AT THE ADDRESS STATED IN SECTION 8.6; PROVIDED, HOWEVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE LOAN PARTIES REFUSES TO ACCEPT SERVICE, EACH OF THE LOAN PARTIES AGREES THAT SERVICE UPON THEM BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION.

        (c)        Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF TRIAL BY JURY.

        8.9         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

        8.10       Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        8.11       Counterparts. This Agreement may be executed in any number of counterparts and by any of the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

        8.12       Indemnification.

        (a)        General. (i) In addition to the Loan Parties’ other obligations under this Agreement and the other Senior Subordinated Loan Documents, the Loan Parties, jointly and severally, agree to defend, protect, indemnify and hold harmless Lender, its Assignees and Participants, and all of their respective officers, directors, shareholders, partners, employees, attorneys, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in this Agreement) (collectively, the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys’ and paralegals’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the date of this Agreement, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, investigation, action or proceeding by any Person, either threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any law or regulation (other than suits or other actions by the Loan Parties against an Indemnitee where the Loan Parties are successful on the merits), regardless of whether the Indemnitee seeking indemnification is a party to the action or proceeding for which indemnification is sought, including, without limitation, any federal or state securities or labor laws, or under any Environmental and Safety Requirements or common law principles arising from or in connection with any of the following: (A) the Loan Parties’ negotiation, preparation, execution or performance of the Senior Subordinated Loan Documents, (B) Lender’s furnishing of funds to the Loan Parties under this Agreement or under the Senior Subordinated Note or (C) any matter relating to the financing transactions contemplated by this Agreement, the other Senior Subordinated Loan Documents or by any document, agreement, certificate or instrument executed or delivered in connection with the transactions contemplated hereby or thereby (including, without limitation, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Obligations) (collectively, “Indemnified Matters”). Notwithstanding the foregoing, Indemnified Matters shall not include losses, damages, liabilities, obligations, penalties, fees, costs and expenses incurred by any Indemnitee in connection with any violations of law or governmental regulations or by reason of Lender’s gross negligence, bad faith or willful misconduct (in each case, as adjudicated by a court of competent jurisdiction). To the extent that this undertaking to indemnify, pay and hold harmless set forth in this Section 8.12 may be unenforceable for any reason, the Loan Parties shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by Indemnitees.

        (b)        Environmental Liabilities. Without limiting the generality of the indemnity set forth in Section 8.12(a) hereof, the Loan Parties hereby further agree to indemnify and to hold harmless Lender and all Indemnitees from and against any and all losses, liabilities, damages, obligations, penalties, injuries, costs, fees (including, without limitation, reasonable attorneys’, paralegals’ and expert witnesses’ fees, costs and expenses), expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lender or any Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future events, activities or operations on, or the past, present or future condition of, any property owned, operated or otherwise used by the Loan Parties, any Environmental Affiliate, or its predecessors or successors, or any off-site hazardous, toxic or otherwise dangerous material, substance or waste treatment, storage or disposal facility associated therewith (the “Properties”), including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from the Properties of any toxic, hazardous or otherwise dangerous substance, material or waste, including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement regardless of whether caused by, or within the control of, the Loan Parties, except to the extent that such losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental and Safety Requirement were by reason of Lender’s gross negligence, bad faith or willful misconduct (in each case, as adjudicated by a court of competent jurisdiction).

        8.13       Payment Set Aside. To the extent that the Loan Parties make a payment or payments to Lender, or Lender exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Loan Parties, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        8.14       Interpretation. In this Agreement and each other Senior Subordinated Loan Document, unless a clear, contrary intention appears, (a) the singular number includes the plural number and vice versa; and (b) reference to any gender includes each other gender (including the neuter gender). Unless otherwise indicated herein, all section references contained herein are to Sections of this Agreement, whether or not the words “hereof”, “herein”, “above” or “below” or words of like import are utilized in connection with such section references. All uses of the word “including” shall be deemed to mean “including, but not limited,” whether or not such qualifying words are specifically set forth.

        8.15       Reimbursement Among Loan Parties. To the extent that any Loan Party shall be required to pay a portion of the obligations created under this Agreement of any other Loan Party which shall exceed the amount of loans, advances or other extensions of credit received by any such Loan Party and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Loan Party shall be reimbursed by the other Loan Parties for the amount of such excess pro rata, based on their respective net worths as of the date hereof. This Section 8.15 is intended only to define the relative rights of the Loan Parties among the Loan Parties and nothing set forth in this Section 8.15 is intended to or shall impair the obligations of Loan Parties, jointly and severally, to pay the obligations of the Loan Parties to Lender as and when the same shall become due and payable in accordance with the terms hereof.

        8.16       Guaranty. The effect of the joint and several obligations of Loan Parties hereunder is that each Loan Party hereby unconditionally and absolutely guarantees to Lender, irrespective of the validity, regularity or enforceability of this Agreement or to any other agreement, the full and prompt payment in full to Lender at maturity of all the obligations of the Loan Parties. The guaranty set forth in this Section 8.16 shall in all respects be continuing, absolute and unconditional and shall remain in full force and effect until the obligations of the Loan Parties have been fully repaid. The guaranty set forth in this Section 8.16 is an absolute and unconditional guaranty of payment and not of collectibility. THE GUARANTY OBLIGATION SET FORTH IN THIS SECTION 8.16 SHALL IN ALL RESPECTS BE IN FURTHERANCE, AND SHALL IN NO EVENT BE DEEMED IN LIMITATION, OF THE OBLIGATIONS OF EACH LOAN PARTY UNDER THIS AGREEMENT.

        8.17       Joint and Several Liability. Except as specifically set forth herein, the liability of each Loan Party under this Agreement and the other agreements in general shall be joint and several, and each reference herein to the Loan Parties shall be deemed to refer to each such Loan Party. In furtherance and not in limitation of Lender’s rights and remedies hereunder or at law, Lender may proceed under this Agreement and the other agreements against any one or more of the Loan Parties in their absolute and sole discretion for any of the obligations of the Loan Parties or any other liability or obligation of the Loan Parties arising hereunder.

        8.18       Interrelationship Among the Loan Parties. Each Loan Party acknowledges that (a) the business operations of each Loan Party are interrelated and compliment one another, and that such entities have a common business purpose; and (b) to permit their uninterrupted and continuous operations, such entities now require the Loan Documents funds from Lender as set forth in the Senior Subordinated Loan Documents.

        8.19       Senior Subordinated Notes; Agency. Each Senior Subordinated Note shall be pari passu with each other Senior Subordinated Note. The net proceeds received by any Lender of any Senior Subordinated Note shall be allocated among, and paid to, each such Lender prorata in accordance with such Lender’s share of the total Obligations owed to all such Lenders at the time of each such receipt. Each such Lender shall be responsible for, and promptly pay, its prorata share of all unreimbursed fees and costs hereafter incurred in attempting to enforce the common provisions of any Senior Subordinated Note and the provisions of the Loan Agreement and the other Senior Subordinated Loan Documents. WBMCF shall act on behalf of itself and as agent for the other Lenders with respect to the Security Agreement and the Mortgage Agreements. None of WBMCF nor any of its partners or their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by any of them under, or in connection with, WBMCF’s agency, except to the extent of such released party’s gross negligence or willful misconduct. The other Lenders shall indemnify WBMCF and its partners and their respective directors, officers, employees and agents, prorata, from and against any and all liabilities, costs and expenses (including reasonable attorneys’ fees) that an indemnified party incurs under, or in connection with, WBMCF’s agency, except to the extent of such indemnified party’s gross negligence or willful misconduct.”

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

LENDERS: WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.
By:	William Blair Mezzanine Capital Partners III, L.L.C., its general partner
	By:	/s/ Terrance M. Shipp
Name: Terrance M. Shipp, Managing Director

Emilie D. Wierda Living Trust dated 3/1/94
By:	/s/ Craig Wierda
Name:	Craig Wierda
Title:	Co-Trustee

/s/ William Beckman William Beckman

/s/ Thomas Wallace Thomas Wallace

Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994
By:	/s/ Greg Bego Greg Bego, Trustee

Amended and Restated Senior
Subordinated Loan Agreement

Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994
By:	/s/ Greg Bego Greg Bego, Trustee

Amended and Restated Senior
Subordinated Loan Agreement

LOAN PARTIES: CLARION TECHNOLOGIES, INC.
By:	/s/ William Beckman
Name:	William Beckman
Title:	President

CLARION REAL ESTATE, LLC.
By:	Clarion Technologies, Inc.,Its Member
By:	/s/ William Beckman
Name:	William Beckman
Title:	President

MITO PLASTICS, INC.
By:	/s/ William Beckman
Name:	William Beckman
Title:	President

Amended and Restated Senior
Subordinated Loan Agreement

Exhibit 5

EXECUTION COPY

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

        This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made as of December 27, 2002 by and between CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership (“WBMCF”), the Emilie D. Wierda Living Trust dated 3/1/94, William Beckman, Thomas Wallace, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, (together with WBMCF, each a “Lender” and collectively, the “Lenders”).

R E C I T A L S

        WHEREAS, the Company and WBMCF entered into that certain Registration Rights Agreement dated as of July 21, 2000 relating to the purchase by WBMCF of a warrant (the “Original Warrant”) entitling WBMCF to purchase a number of shares (the “Original Warrant Shares”) of common stock, $0.001 par value per share, of the Company (the “Original Warrant Common Stock”) as set forth in such Warrant (the “Original Registration Rights Agreement”); and

        WHEREAS, the Company, WBMCF and the Lenders previously agreed to amend the Original Registration Rights Agreement (the “Amended Registration Rights Agreement”) to extend certain registration rights to the Lenders, including WBMCF, with respect to all warrants issued by the Company to the Lenders subsequent to the issuance of the Original Warrant (such warrants together with the Original Warrant are herein referred to as the “Warrant”; the shares to be purchased pursuant to the Warrant, including the Original Warrant Shares and the Original Warrant Common Stock, are referred to as the “Warrant Shares” or the “Warrant Common Stock”); and

        WHEREAS, the Company and the Lenders are entering into that certain Exchange Agreement dated the date hereof (as amended, restated or otherwise modified from time to time, the “Exchange Agreement”) whereby the Lenders are exchanging certain Senior Subordinated Notes of the Company for Series A Convertible Preferred Stock, $0.001 par value per share, of the Company (the “Series A Preferred Stock”) which is convertible into Common Shares of the Company (the “Conversion Common Stock”) and are entering into that certain Amended and Restated Senior Subordinated Loan Agreement dated as of the date hereof among the Company and the Lenders (as amended, restated or otherwise modified from time to time, the “Loan Agreement”); and

        WHEREAS, to induce the Lenders to execute and deliver the Exchange Agreement, the Company has agreed to amend and restate the Amended Registration Rights Agreement so as to provide the Lenders with certain additional registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws; and

        WHEREAS, the parties hereto wish to amend and restate the Amended Registration Rights Agreement in the manner set forth in each corresponding or new section below;

A G R E E M E N T S

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Amended Registration Rights Agreement is amended and restated as follows:

ARTICLE I

DEFINITIONS

        1.1        Definitions. As used in this Agreement, the following terms shall have the following meanings:

                    (a)        The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

                    (b)        The term “Holder” means WBMCF, each other Lender and any transferees or assignees of the foregoing who agree to become bound by the provisions of this Agreement in accordance with Article IX hereof.

                    (c)        The Term “Majority Holders” means Holders owning, collectively, at least 50% of the Registrable Securities.

                    (d)        The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

                    (e)        The term “Registrable Securities” means (i) the Warrant Shares issued or issuable with respect to the Warrant (without regard to any limitations on conversion or exercise) and any shares of capital stock or other securities issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the Warrant Common Stock; (ii) the Conversion Common Stock and any shares of capital stock or other securities issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the Conversion Common Stock; and (iii) any other Registrable Securities.

                    (f)        The term “Registration Statement” means a registration statement of the Company under the Securities Act pursuant to the provisions of this Agreement.

                    (g)        The term “Rule 144” means Rule 144 (including Rule 144(k)) of the SEC under the Securities Act or any similar provision promulgated thereunder.

                    (h)        The term “SEC” means the Securities and Exchange Commission.

                    (i)        The term “Selling Holder” shall mean a Holder selling Registrable Securities in accordance with the terms of this Agreement.

                    (j)        The term “Underwritten Offering” means a registration in connection with which securities of the company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

        1.2        Capitalized Terms. Capitalized terms used herein and not otherwise defined in this Agreement shall have the respective meanings set forth in the Loan Agreement.

ARTICLE II

REGISTRATION

        2.1         Demand Registration Rights.

                    (a)        The Majority Holders may request the registration under the Securities Act of all or any portion of the Registrable Securities held by such Majority Holders (a “Demand Registration”); provided, however, that any Demand Registration pursuant to this Section 2.1(a) shall be in increments of at least three hundred thousand (300,000) shares of Common Stock (as adjusted for any stock splits, subdivisions, or similar events). No more than three (3) Demand Registrations may be requested pursuant to this Section 2.1(a); provided, however, that a registration shall be counted for such purposes only if it becomes effective under the Securities Act.

                    (b)        At any time after which the Company is eligible to file a Registration Statement on Form S-3 (or any replacement form) to register Registrable Securities on account of the Majority Holders, the Majority Holders may request the registration under the Securities Act of all or any portion of the Registrable Securities held by such Majority Holders (also a “Demand Registration”); provided, however, that any Demand Registration pursuant to this Section 2.1(b) shall be in increments of at least three hundred thousand (300,000) shares of Common Stock (as adjusted for any stock splits, subdivisions, or similar events). No more than two (2) registrations in any twelve (12) month period may be requested pursuant to this Section 2.1(b); provided, however, that a registration shall be counted for such purposes only if it becomes effective under the Securities Act.

                    (c)        The Company shall also prepare and file such amendments to Registration Statements and such additional Registration Statements as may from time to time be required by this Agreement.

                    (d)        If WBMCF or the Majority Holder that is selling (a “Selling Majority Holder”) so elects, any offering of Registrable Securities may be effected in the form of an underwritten offering. If any offering pursuant to a Registration Statement pursuant to this Section 2.1 involves an underwritten offering, WBMCF shall have the right to select legal counsel to represent it and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. WBMCF will also be entitled to negotiate any underwriting spreads and commissions with any underwriter so chosen.

                    (e)        If in any Demand Registration, the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, an independent underwriter, of nationally recognized standing selected by the Company and reasonably acceptable to the Selling Majority Holder whose fees and expenses shall be borne by the Company), shall advise the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering of securities to be sold in such offering, including the price at which such securities can be sold, the Company will be required to include in such Demand Registration only the maximum amount of securities which, in the opinion of such underwriter or underwriters, can be sold without having such a material adverse effect on such offering, and follows and in the following order of priority: (i) first, the Registrable Securities of the Selling Majority Holder (and any assignee or transferee of the Selling Majority Holder) requested to be included in such distribution, and (ii) second, other securities requested to be included in such registration. Notwithstanding anything else herein to the contrary, a registration shall not be considered to utilize one of the Demand Registrations of WBMCF under Sections 2.1(a) or (b) hereof until it has become effective or if WBMCF is not able to register and sell at least 75% of the Registrable Securities requested to be included by them in such registration; provided that the Company shall in any event pay all Registration Expenses in connection with any registration whether or not it has become effective and whether or not such registration has counted as one of the Demand Registrations hereunder. Further, notwithstanding anything else herein to the contrary, the priority established above shall not apply to R. Townley Rose, Jr., as a holder of securities of the Company subject to the Agreement and Plan of Merger dated June 3, 1998, between the Company, Rose & Associates, Inc., a Delaware corporation and Rose Acquisition Corp., a Delaware corporation (the “Rose Merger Agreement”), and the priority provisions of the Rose Merger Agreement shall apply.

        2.2        Piggyback Registrations. Each Holder shall have the following piggyback registration rights:

                    (a)        If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders of Common Stock other than a registration statement on Form S-4 or S-8 (or F-4 or F-8) (or any substitute form that may be adopted by the SEC) or any other publicly registered offering pursuant to the Securities Act pertaining to the issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan or relating to equity securities issuable in connection with any asset or business acquisition, then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than twenty (20) days before the anticipated filing date) of its intention to effect such a registration, which notice shall specify the proposed offering price (if known or, if not known, an estimate thereof), the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice. Subject to Section 2.2(b) hereof, the Company shall include in such registration all Registrable Securities held by each Holder as such Holder may request in writing within ten (10) business days after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a “Piggyback Registration”). Except as may otherwise be provided in this Article II, Registrable Securities with respect to which such requests for registration have been received will be registered by the Company in a Piggyback Registration pursuant to this Article II on the same terms and subject to the same conditions as are applicable to any similar securities of the Company included therein.

                        (b)        Notwithstanding anything to the contrary contained in this Section 2.2: (i) the Company shall not be obligated to include any Registrable Securities in any registration statement filed by the Company if current outside counsel to the Company or any other counsel to the Company reasonably acceptable to Selling Holder shall render an opinion to Selling Holder to the effect that (A) registration is not required for the proposed transfer of such Registrable Securities or (B) a post-effective amendment to an existing registration statement filed simultaneously with the proposed transfer would be sufficient for such proposed transfer, and (ii) the Company may (subsequent to the securityholders’ approval or the Company’s requirement to effect a public offering pursuant to this Article II) determine not to proceed with the Registration Statement which is the subject of such notice, provided that it has determined, in its reasonable discretion, that a change in circumstances has occurred (since the date of the securityholders’ approval or the date from which the Company is required to effect a public offering) to the material detriment of the Company or the proposed offering of securities.

No right to registration of Registrable Securities under this Section 2.2 shall be construed to limit any registration required under Sections 2.1 or paragraph (b) of Article III hereof.

                        (c)        If in any Piggyback Registration, the managing underwriter or underwriters thereof (or in the case of a Piggyback Registration not being underwritten, an independent underwriter, of nationally recognized standing selected by the Company whose fees and expenses shall be borne by the Company), shall advise the Company in writing that in its or their reasonable opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering of securities to be sold in such offering, including the price at which such securities can be sold, the Company will be required to include in such Piggyback Registration only the maximum amount of securities which, in the opinion of such underwriter or underwriters, can be sold without having such a material adverse effect on such offering (it being understood that any reduction in Registrable Securities shall be made pro rata in proportion to the Registrable Securities sought to be registered by Selling Holder and other securityholders of the Company, but no such reduction shall be made in relation to shares to be registered by the Company).

        2.3         Restrictions on Sale by Selling Holders. Each Selling Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Section 2.2 (a “Piggyback Registration Statement”) and are to be sold thereunder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in the public offering which is the subject of the Piggyback Registration Statement, not to effect any public sale or distribution of Registrable Securities or of securities of the Company of the same class as any securities included in such Piggyback Registration Statement, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the twenty (20) day period prior to, and the one hundred eighty (180) day period beginning on the closing date of each underwritten offering made pursuant to such Piggyback Registration Statement, to the extent timely notified in writing by the Company or such managing underwriter or underwriters.

        2.4         Eligibility for Form S-3. The Company represents and warrants that it is currently eligible to register the resale of the Warrant Shares and all Registrable Securities held by Holders on a Registration Statement on Form S-3 under the Securities Act for the account of each Holder (and not for or on behalf of Company). The Company shall file all reports required to be filed by the Company with the SEC in a timely manner and take all other actions which may be required so as to maintain such eligibility for the use of Form S-3.

ARTICLE III

OBLIGATIONS OF THE COMPANY

        3.1        Obligations. With respect to any Piggyback Registration or Demand Registration (collectively, a "Registration"), the Company shall:

                    (a)        prepare and file with the Commission as soon as practicable a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Securities Act which shall be available for use in connection with the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof. The Company will use its best efforts to cause such Registration Statement to become effective. The Company shall not be deemed to have breached such “best efforts” undertaking if it shall take any action which is required under applicable law, or shall take any action in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets or the withdrawal of the Registration Statement;

                    (b)        prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for a period of not more than one hundred eighty (180) days after the date of its effectiveness, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold. The Company shall cause each prospectus required in connection therewith (a “Prospectus”) to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act.

Furthermore, the Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period, in accordance with the intended method or methods of distribution by the sellers thereof as set forth in the Registration Statement or supplement to the Prospectus;

                    (c)        promptly notify the Selling Holders of:

                               (i)        the date on which the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, the date on which the same has become effective;

                               (ii)       any written request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                               (iii)      the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                               (iv)      the receipt by the Company of any written request by any state securities authority for additional information or written notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                               (v)       the happening of any event which makes any material statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in the light of the circumstances under which they were made;

                    (d)        make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                    (e)        furnish to the Selling Holders, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and, to the extent reasonable, all exhibits (including those incorporated by reference);

                    (f)        deliver to the Selling Holders, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as the Selling Holders may reasonably request; the Company consents to the use, in accordance with the Securities Act, of each Prospectus or any amendment or supplement thereto by the Selling Holders, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                    (g)        in connection with any Registration of Registrable Securities and if required by law, use its best efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions the managing underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation in any such jurisdiction or to submit to the general service of process in any such jurisdiction;

                    (h)        cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold free from any restrictive legends; and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                    (i)        subject to paragraphs (a) and (j) of this Article III, cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in the jurisdictions contemplated by paragraph (h) of this Article III;

                    (j)        upon the occurrence of any event contemplated by subparagraph (ii), (iv) or (v) of paragraph (c) of this Article III, prepare any required supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                    (k)        not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities;

                    (l)        enter into such agreements (including, as applicable, an underwriting agreement) and take all such other actions in connection therewith which are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and, in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration;

                                (i)        obtain “cold comfort” letters and updates thereof from the Company’s accountants addressed to the underwriters, or if not underwritten, to the Selling Holders, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters received by underwriters in connection with primary underwritten offerings; and

                                (ii)       deliver such documents and certificates as may reasonably be requested by the Selling Holders (including any opinions of Company’s legal counsel and opinions of experts) to evidence compliance with subparagraph (l) (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder;

                    (m)        make available for inspection by a representative of the Selling Holders at reasonable times and upon reasonable prior notice, all financial and other publicly available records, pertinent corporate documents and properties of the Company, and cause the Company’s officers and employees to supply all information reasonably requested by the Selling Holders in connection with such Registration Statement;

                    (n)        cause (i) all the Registrable Securities covered by such registration to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, (ii) if no similar securities are then so listed or if the listing of such Registrable Securities is then not permitted under the rules of such exchange, to either cause all such Registrable Securities to be listed on the New York Stock Exchange, Inc. (“NYSE”), or secure designation of each such Registrable Security on NASDAQ within the meaning of Rule 11Aa 2-1 under the Exchange Act or, (iii) failing that, secure NASDAQ authorization for quotation of such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the designation of at least two market makers as such with respect to such shares with the NASD; and

                    (o)        provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement not later than the effective date thereof and the Company shall cause legal counsel selected by the Company to comply with any reasonable request of the transfer agent for the Registrable Securities as promptly as practicable.

        3.2         Limitations to Obligations. Subject to the next sentence of this Section 3.2, the Company shall be entitled to postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, or suspend the use of any prospectus and shall not be required to amend or supplement the registration statement, any related prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering); provided that the duration of such postponement or suspension (a “Suspension Period”) may not exceed up to sixty (60) consecutive days or more than sixty (60) days in the aggregate in any 12-month period. Such Suspension Period may be effected only if the Company’s board of directors determines in its good faith that such suspension is required in light of a material financing, acquisition or other extraordinary corporate transaction or extraordinary circumstance in the best interest of the Company and its shareholders, and that disclosure thereof to the public would have a material adverse effect on the ability of the Company to consummate such material financing, acquisition or other extraordinary corporate transaction or extraordinary circumstance, all after receiving advice to such effect from a nationally recognized investment banking firm or, to the extent appropriate, the Company’s counsel which has been engaged by the Company in connection with such financing, acquisition or other extraordinary corporate transaction or extraordinary circumstance. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, deliver a certificate signed by the chief executive officer of the Company to Selling Holders as to such determination, and Selling Holders shall (1) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of Selling Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within ten (10) days after receipt of such notice or (2) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.

        3.3         Selling Holders’ Obligations. The Company’s obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish to the Company in writing or orally as the Company may request in writing, such information regarding such Selling Holder and the proposed distribution of such securities by such Selling Holder as the Company or any underwriter may from time to time reasonably require or is otherwise required by law.

        3.4         Underwritten Registrations. No Holder of Registrable Securities may participate in any Underwritten Offering pursuant to a Registration Statement filed under this Agreement unless such Holder (a) agrees to (i) sell such Holder’s Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and (ii) comply with Rules 101, 102 and 104 of Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        3.5         Undertakings Regarding Underwriting. If WBMCF has elected to require an Underwritten Offering, the Company shall make available members of the management of the Company and its Affiliates for assistance in selling efforts relating to such offering, to the extent customary for a public offering (including, without limitation, senior management attendance at due diligence meetings with the underwriters and their counsel and road shows) and shall enter into underwriting agreements containing usual and customary terms and conditions reasonably acceptable to the Company for such types of offerings.

ARTICLE IV

OTHER REGISTRATION RIGHTS

        The Company has not entered, nor will the Company enter, into any Agreement with respect to Registration of its securities which (a) is inconsistent with this Agreement or (b) grants to any Person registration rights which have a priority greater than those granted to Holder pursuant to this Agreement.

ARTICLE V

EXPENSES OF REGISTRATION

        All expenses incident to the Company’s performance of or compliance with this Agreement (“Registration Expenses”) and the reasonable fees and expenses of each Holder in connection with any Demand Registration or Piggyback Registration (and, in each case, any offering of Registrable Securities pursuant thereto) will be borne by the Company, including, without limitation, the fees and disbursements of one counsel retained by the Selling Holder (and any of its assignees who are Holders) and any fees and expenses incurred by Selling Holder in connection with any road show conducted in connection with an underwritten offering. Registration Expenses shall include, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for the Company (including the expenses of any “cold comfort” letters), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or “blue sky” laws of various jurisdictions (if any), the costs and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc., the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ, and all other costs and expenses incurred by the Company in connection with any Registration hereunder. Notwithstanding the preceding sentence, Registration Expenses shall not include the costs and expenses of each Selling Holder for underwriters’ commissions and discounts, brokerage fees and income taxes with respect to such Selling Holder to be transferred pursuant to the Registration, all of which shall be paid by such Selling Holder.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

        In the event any Registrable Securities are included in a Registration Statement under this Agreement, the parties shall be entitled to indemnity and contribution in connection with Registrations, as follows:

                    (a)        the Company agrees to indemnify WBMCF, each Selling Holder, and each of such Persons’ directors, officers, employees and its agents and each Person who (within the meaning of the Securities Act) controls any such Person and hold them harmless against, all losses, claims, damages, liabilities and expenses (which, subject to the limitations herein contained, shall include reasonable attorneys’ fees) resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except insofar as the same are caused by any such untrue statement or alleged untrue statement or omission or alleged omission being based upon or contained in any information relating to any Holder furnished in writing to the Company by such Holder or its representatives expressly for use therein or by any Holder or any Holder’s agent’s failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same), or (ii) the Company’s failure to perform its obligations under this Article VI.

                    (b)        in connection with any Registration in which a Selling Holder is participating, such Selling Holder will furnish to the Company in writing such information with respect to such Selling Holder as the Company reasonably requires for use in connection with any Registration Statement or Prospectus or any amendment or supplement thereto, and each Selling Holder shall severally and not jointly indemnify the Company, its security holders, directors and officers, each underwriter and each Person who (within the meaning of the Securities Act) controls the Company or any such underwriter, and hold them harmless, against any losses, claims, damages, liabilities and expenses (which, subject to the limitations herein contained, shall include reasonable attorneys’ fees) resulting from (i) a breach by such Selling Holder of the provisions of the last paragraph of Article III, (ii) any untrue statement or alleged untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, not misleading, to the extent (but only to the extent) that such untrue statement or omission is contained in any information relating to such Selling Holder so furnished in writing by such Selling Holder or its representative specifically for inclusion therein, or (iii) such Selling Holder’s failure to perform its obligations under this Article VI; provided, however, that the liability of each Selling Holder under this Article VI shall be limited to the amount of net proceeds received by such holder in the offering giving rise to such liability. The Company and each Selling Holder shall be entitled to receive customary indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, with respect to information with respect to such Persons so furnished in writing by such Persons or their representatives specifically for inclusion in any Prospectus or Registration Statement;

                    (c)        any Person entitled to indemnification hereunder will:

                                (i)        give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or any threat thereof made in writing for which such indemnified party will claim rights of indemnification or contribution pursuant to this Article VI; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under paragraphs (a) and (b) next above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice; and

                                (ii)       unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to unconditionally (but subject to the exceptions herein contained) assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.

If the defense is so assumed by the indemnifying party, the indemnifying party shall lose its right to defend and settle the claim if it fails to proceed diligently and in good faith with the defense of the claim. If the defense of the claim is not so assumed by the indemnifying party, or if the indemnifying party shall lose its right to defend and settle the third party claim as provided in the previous sentence, the indemnified party shall have the right to defend and settle the claim provided that the indemnified party gives the indemnifying party not less than ten (10) days prior written notice of any proposed settlement. If the defense is assumed by the indemnifying party and is not lost as provided above, subject to the provisions of the following sentence, the indemnifying party shall have the right to defend and settle the claim. Notwithstanding the preceding sentence, (A) in connection with any settlement negotiated by a party pursuant to this Article VI(c) (a “Settling Party”), the other party (the “Other Party”) shall not be required by a Settling Party (x) to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Other Party and the Company of a release from all liability in respect of such claim or litigation, (y) to enter into any settlement that attributes by its terms liability to the Other Party and the Company, or (z) to consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice and (B) the Company shall be required to consent to the terms of any such settlement (which consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim;

                    (d)        if for any reason the rights of indemnification provided for in paragraphs (a) and (b) of this Article VI are unavailable to an indemnified party as contemplated by such paragraphs (a) and (b), then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party (which, subject to the limitation provided in paragraph (c) next above, shall include legal fees and expenses paid) as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party as well as other equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that the liability of any Holder under this Article VI(d) shall be limited to the amount of net proceeds received by such Holder in the offering giving rise to such liability;

                    (e)        the Company and each Holder agree that it would not be just and equitable if contribution pursuant to paragraph (d) next above were determined by pro rata allocation or other method of allocation which does not take account of equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such misrepresentation; and

                    (f)        if indemnification is available under this Article VI, the indemnifying parties shall indemnify each indemnified party to the full extent provided in paragraphs (a) and (b) hereof without regard to (x) the relative fault of, and the relative benefit received by, the indemnifying party or indemnified party or (y) any other equitable considerations.

ARTICLE VII

REPORTS UNDER THE EXCHANGE ACT

        With a view to making available to Holder the benefits of Rule 144, the Company agrees to use its best efforts to:

        7.1         File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under the Loan Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144.

        7.2         Furnish to each Holder so long as such Holder holds Registrable Securities, promptly upon request, (i) if true, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

ARTICLE VIII

ASSIGNMENT OF REGISTRATION RIGHTS

        The rights of each Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by such Holder to any transferee of all or any portion of the Warrant Shares, the Series A Preferred Stock or the Registrable Securities if: (a) such Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, and (d) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein. The rights of any Holder hereunder with respect to any Registrable Securities not transferred shall not be assigned by virtue of the transfer of other Registrable Securities. Any such transferee who succeeds to rights hereunder shall be deemed to have a separate agreement with the Company independent of this Agreement.

ARTICLE IX

AMENDMENT OF REGISTRATION RIGHTS

        Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and holders of at least 50% in interest of the Registrable Securities. In the event of the assignment of rights hereunder pursuant to Article VIII, the Company shall not take any action pursuant to such assignment rights that would adversely affect any Holder’s rights hereunder without such Holder’s consent. In addition, should the Company take any action or refrain from any action with respect thereto, each Holder shall be entitled to, at its option, have the Company take such action or refrain from such action with respect to such Holder hereunder.

ARTICLE X

MISCELLANEOUS

        10.1         A person or entity is deemed to be a holder (or a holder in interest) of Registrable Securities whenever such person or entity owns of record such Registrable Securities (or the Warrant which may be exercised for Registrable Securities). If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or the Warrant, as the case may be).

        10.2         All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telexed or telecopied communication) and mailed, telexed, telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

If to the Company: With a copy to:	Clarion Technologies, Inc.

38 West Fulton
Suite 300
Grand Rapids, MI 49503
Attn: Chief Executive Officer
Telecopy: (616) 494-8888

Varnum, Riddering, Schmidt & Howlett LLP
333 Bridge Street, N.W.
Grand Rapids, MI 49501 (49504 for overnight)
Attn: Michael G. Wooldridge, Esq.
Telecopy: (616) 336-7000

WBMCF: With a copy to:	William Blair Mezzanine Capital Fund III, L.P.
227 West Monroe Street 21st Floor
Chicago, IL 60606
Attn: Terrance M. Shipp
Telecopy: (312) 236-8075

Winston & Strawn
35 West Wacker Drive
Suite 4200
Chicago, IL 60601
Attn: Laurence R. Bronska, Esq.
Telecopy: (312) 558-5700

or in accordance with any subsequent written direction from the recipient party to the sending party or, if to a Holder other than WBMCF, at such address as such Holder shall have provided in writing to the Company. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; when deposited with a reputable courier service, delivery charges prepaid; when deposited in the mail, postage prepaid; or in the case of telex or telecopy, when received.

        10.3         Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        10.4         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY. THE COMPANY DESIGNATES AND APPOINTS THE CORPORATION SERVICE COMPANY, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY WHICH IRREVOCABLY AGREES IN WRITING PURSUANT TO AN APPOINTMENT OF AGENT AGREEMENT TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY

ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS STATED IN SECTION 10.2; PROVIDED, HOWEVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF WBMCF OR A SUBSEQUENT HOLDER HEREOF TO BRING PROCEEDINGS AGAINST THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SENIOR SUBORDINATED LOAN DOCUMENT. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF TRIAL BY JURY.

        10.5         This Agreement, the Warrant, the Loan Agreement, the Series A Designations, the Exchange Agreement and the other Senior Subordinated Loan Documents (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Warrant, the Senior Subordinated Loan Agreement, the Series A Designations, the Exchange Agreement and the other Senior Subordinated Loan Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

        10.6         Subject to the requirements of Article VIII hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary contained herein, including, without limitation, Article VIII, the rights of a Holder hereunder shall be assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with a Holder’s margin or brokerage accounts.

        10.7         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        10.8         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        10.9         Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        10.10       In the event any Holder shall sell or otherwise transfer any of such Holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining participant, in such Registration Statement, pro rata based on the number of shares of Registrable Securities then held by such participant. Without implication that the contrary would otherwise be true, for purposes of this paragraph, the Warrant if then outstanding shall be assumed exercised for Registrable Securities (without giving effect to any limitations on exercise).

        10.11       Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent such prohibition or invalidity, without invalidating any other provision of this Agreement.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

THE COMPANY: CLARION TECHNOLOGIES, INC.
By:	/s/ William Beckman
Name:	William Beckman
Its:	President

HOLDERS: WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.
By:	William Blair Mezzanine Capital Partners III, L.L.C., its general partner
	By:	/s/ Terrance M. Shipp
	Name:	Terrance M. Shipp
	Title:	Managing Director

Emilie D. Wierda Living Trust dated 3/1/94
By:	/s/ Craig Wierda
Name:	Craig Wierda
Title:	Co-Trustee

/s/ William Beckman William Beckman

/s/ Thomas Wallace Thomas Wallace

Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994
By:	/s/ Greg Bego Greg Bego, Trustee

Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994
By:	/s/ Greg Bego Greg Bego, Trustee

Exhibit 6

STOCK PUT AGREEMENT

        This STOCK PUT AGREEMENT, dated as of December 27, 2002 (the “Agreement”), is by and between Craig Wierda Grantor Retained Annuity Trust, dated 1/31/94 (“Stockholder”) and Clarion Technologies, Inc., a Delaware corporation (“Clarion”).

        A.        The parties hereto wish to provide for the terms and conditions upon which Stockholder may require Clarion to purchase from Stockholder some or all of the 454 shares of Series A Convertible Preferred Stock of Clarion that Stockholder acquired by exchanging debt that was outstanding under that certain Amended and Restated Senior Subordinated Loan Agreement (the “Loan Agreement”) originally dated as of July 21, 2000, and as amended and restated as of December 27, 2002, among Stockholder, certain other lenders, Clarion and its subsidiaries party thereto (as the same are subject to adjustment, including, but not limited to, by way of accrual of dividends, the “Put Shares”). Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

        B.        The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

        1.1         Put. Upon the terms and subject to the conditions of this Agreement, Stockholder has the right to require Clarion to purchase from it Put Shares, at a price per share of One Thousand Dollars ($1,000) (subject to appropriate adjustment for accrued and unpaid dividends thereupon and for any adjustment thereof as required by the terms of Clarion’s Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”)); provided, however, that the aggregate purchase price of the Put Shares shall not exceed $575,881.45 (the “Put Option”); provided, however, that the Stockholder must exercise the full amount of the Put Option at one time unless upon exercise of the Put Option the Stockholder receives less than the full amount of the Put Option because funds of the Corporation are insufficient to pay the full amount of the Put Option in which case Stockholder may exercise the Put Option for the difference at any time after funds are available to satisfy the same.

        1.2         Exercise of Put Option. To exercise the Put Option, Stockholder must notify (the “Put Notice”) in writing Clarion and each of William Blair Mezzanine Capital Fund III, LP (“Blair”), William Beckman (“Beckman”) and the Emilie D. Wierda Grantor Retained Annuity Trust, dated 1/31/94 (the “Emilie GRAT” and together with Blair and Beckman, the “Other Put Holders”) that it wishes to exercise the Put Option. A notice may not be given prior to January 1, 2005, but may be given anytime thereafter (the “Option Period”) subject to the restrictions on exercise contained in Section 1.3 hereof. Any notice shall include the number of shares that Stockholder wishes to require Clarion to purchase. After providing Clarion with such notice, Stockholder may withdraw its exercise of the Put Option in a signed writing delivered to Clarion (and each of the Other Put Holders) at any time prior to payment. Notwithstanding anything else herein to the contrary, upon receipt of a Put Notice, each of the Other Put Holders shall be entitled to exercise the put option held by such Person (subject to the terms of such Other Put Holder’s agreements with Clarion) by delivering written notice to Clarion, Stockholder and the Other Put Holder within twenty (20) days after receipt of the Put Notice (a “Put Tag Along Notice”) specifying the number of shares such Other Put Holder wishes Clarion to purchase. Clarion shall have sixty (60) days after the last day on which any Other Put Holder could deliver a Put Tag Along Notice to complete the purchase of the Put Shares (and any shares subject to a Put Tag Along Notice) by delivering to

Stockholder (and any Other Put Holder, as applicable) cash or a certified check in the amount of the price per share multiplied by the number of shares specified in the notice. In the event that either or both of the Other Put Holders deliver(s) a Put Tag Along Notice and funds of Clarion are insufficient to pay both the Stockholder’s Put Option and the put options subject to a Put Tag Along Notice(s), any payments by Clarion shall be pro rata based on the dollar amount of the put options of Put Holder and the Other Put Holders who have delivered Put Tag Along Notice to each of the Stockholder and the Other Put Holders (to the extent such Other Put Holders have delivered Put Tag Along Notices).

        1.3         Restrictions on Exercise of Put Option. Notwithstanding anything else in this Agreement to the contrary, Stockholder shall not have the right to exercise the Put Option and Clarion shall have no obligation hereunder to purchase Put Shares from Stockholder (nor shall Clarion be deemed to be in breach hereunder by refusing to purchase such Put Shares) if (i) at any time during which payment of such Put Option by Clarion would be prohibited by law or under the terms of the Loan Agreement or any other indebtedness of Clarion or (ii) any liabilities or obligations remain outstanding under the Senior Loan Agreement, as defined in the Loan Agreement or (iii) such payment is prohibited by the terms of the Intercreditor Agreement, as defined in the Loan Agreement or (iv) if there exists or would exist as a result of such purchase an “Event of Noncompliance” under the Certificate of Designations.

        1.4         Expiration of Put Option. This Put Option expires upon the earlier of (i) the payment in full by Clarion of $575,881.45 upon exercise of the Put Option; (ii) the failure by Clarion to make any interest or principal payment on the Senior Subordinated Notes when due under the Loan Agreement; (iii) the failure of Clarion to pay accrued and unpaid dividends on the Series A Preferred in cash to each holder of Series A Preferred on any “Dividend Reference Date” (as defined in the Series A Designations) beginning with June 30, 2004; and (iv) redemption in full of all Put Shares from Stockholder. This Put Option expires with respect to particular Put Shares upon the conversion of those Put Shares into common stock of Clarion.

ARTICLE 2

        To induce Clarion to enter into this Agreement, Stockholder hereby represents and warrants to Clarion as follows:

        2.1         Capacity. Stockholder has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement is the valid and binding legal obligation of Stockholder enforceable against Stockholder in accordance with its terms.

        2.2         Further Assurances. Stockholder will execute and deliver such instruments and take such other actions as Clarion may reasonably require in order to carry out the intent of this Agreement and upon exercise of the Put Option and payment by Clarion, to vest in Clarion good and marketable title to the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof.

        2.3         Delivery of Shares; Appointment. Upon payment for the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof, Stockholder will deliver to Clarion one or more stock certificates representing the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof, together with executed stock powers. The Stockholder holds of record and owns beneficially the Put Shares which are so delivered hereunder and will transfer to Clarion good and marketable title to such Put Shares free and clear of any Liens, restrictions on transfer, taxes, options, warrants, rights, calls, commitments, proxies or other contract rights. On and after the date on which payment for the Put Shares is received, Stockholder hereby grants Clarion full power and authority, without any further act or deed of Stockholder, to cause Clarion to cancel the stock certificate(s) in

Stockholder’s name and substitute therefor any one or more stock certificates evidencing Clarion’s ownership of the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof as of the date payment was received and issue a new stock certificate evidencing Stockholder’s ownership of any remaining Put Shares.

ARTICLE 3

        To induce Stockholder to enter in to this Agreement, Clarion hereby represents and warrants to Stockholder as follows:

        3.1         Capacity. Clarion has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement is the valid and binding legal obligation of Clarion enforceable against Clarion in accordance with its terms.

        3.2         Further Assurances. Clarion will execute and deliver such instruments and take such other actions as Stockholder may reasonably require in order to carry out the intent of this Agreement.

ARTICLE 4

        4.1         Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties hereto and the Other Put Holders.

        4.2         Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Michigan (without regard to the laws of conflict that might otherwise apply) as to all matters.

        4.3         Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        4.4         Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[signature page follows]

STOCKHOLDER:	CLARION: CLARION TECHNOLOGIES, INC. a Delaware corporation
/s/ Greg Bego Craig Wierda Grantor Retained Annuity Trust, dated 1/31/94	By:	/s/ William Beckman William Beckman, President

STOCK PUT AGREEMENT

        This STOCK PUT AGREEMENT, dated as of December 27, 2002 (the “Agreement”), is by and between Emilie D. Wierda Grantor Retained Annuity Trust, dated 1/31/94 (“Stockholder”) and Clarion Technologies, Inc., a Delaware corporation (“Clarion”).

        A.        The parties hereto wish to provide for the terms and conditions upon which Stockholder may require Clarion to purchase from Stockholder some or all of the 1,690 shares of Series A Convertible Preferred Stock of Clarion that Stockholder acquired by exchanging debt that was outstanding under that certain Amended and Restated Senior Subordinated Loan Agreement (the “Loan Agreement”) originally dated as of July 21, 2000, and as amended and restated as of December 27, 2002, among Stockholder, certain other lenders, Clarion and its subsidiaries party thereto (as the same are subject to adjustment, including, but not limited to, by way of accrual of dividends, the “Put Shares”). Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

        B.        The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

        1.1         Put. Upon the terms and subject to the conditions of this Agreement, Stockholder has the right to require Clarion to purchase from it Put Shares, at a price per share of One Thousand Dollars ($1,000) (subject to appropriate adjustment for accrued and unpaid dividends thereupon and for any adjustment thereof as required by the terms of Clarion’s Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”)); provided, however, that the aggregate purchase price of the Put Shares shall not exceed $2,137,452.88 (the “Put Option”); provided, however, that the Stockholder must exercise the full amount of the Put Option at one time unless upon exercise of the Put Option the Stockholder receives less than the full amount of the Put Option because funds of the Corporation are insufficient to pay the full amount of the Put Option in which case Stockholder may exercise the Put Option for the difference at any time after funds are available to satisfy the same.

        1.2         Exercise of Put Option. To exercise the Put Option, Stockholder must notify (the “Put Notice”) in writing Clarion and each of William Blair Mezzanine Capital Fund III, LP (“Blair”), William Beckman (“Beckman”) and the Craig Wierda Grantor Retained Annuity Trust, dated 1/31/94 (the “Craig GRAT,” and together with Blair and Beckman, the “Other Put Holders”) that it wishes to exercise the Put Option. A notice may not be given prior to January 1, 2005, but may be given anytime thereafter (the “Option Period”) subject to the restrictions on exercise contained in Section 1.3 hereof. Any notice shall include the number of shares that Stockholder wishes to require Clarion to purchase. After providing Clarion with such notice, Stockholder may withdraw its exercise of the Put Option in a signed writing delivered to Clarion (and each of the Other Put Holders) at any time prior to payment. Notwithstanding anything else herein to the contrary, upon receipt of a Put Notice, each of the Other Put Holders shall be entitled to exercise the put option held by such Person (subject to the terms of such Other Put Holder’s agreements with Clarion) by delivering written notice to Clarion, Stockholder and the Other Put Holder within twenty (20) days after receipt of the Put Notice (a “Put Tag Along Notice”) specifying the number of shares such Other Put Holder wishes Clarion to purchase. Clarion shall have sixty (60) days after the last day on which any Other Put Holder could deliver a Put Tag Along Notice to complete the purchase of the Put Shares (and any shares subject to a Put Tag Along Notice) by delivering to Stockholder (and any

Other Put Holder, as applicable) cash or a certified check in the amount of the price per share multiplied by the number of shares specified in the notice. In the event that either or both of the Other Put Holders deliver(s) a Put Tag Along Notice and funds of Clarion are insufficient to pay both the Stockholder’s Put Option and the put options subject to a Put Tag Along Notice(s), any payments by Clarion shall be pro rata based on the dollar amount of the put options of Put Holder and the Other Put Holders who have delivered Put Tag Along Notice to each of the Stockholder and the Other Put Holders (to the extent such Other Put Holders have delivered Put Tag Along Notices).

        1.3         Restrictions on Exercise of Put Option. Notwithstanding anything else in this Agreement to the contrary, Stockholder shall not have the right to exercise the Put Option and Clarion shall have no obligation hereunder to purchase Put Shares from Stockholder (nor shall Clarion be deemed to be in breach hereunder by refusing to purchase such Put Shares) if (i) at any time during which payment of such Put Option by Clarion would be prohibited by law or under the terms of the Loan Agreement or any other indebtedness of Clarion or (ii) any liabilities or obligations remain outstanding under the Senior Loan Agreement, as defined in the Loan Agreement or (iii) such payment is prohibited by the terms of the Intercreditor Agreement, as defined in the Loan Agreement or (iv) if there exists or would exist as a result of such purchase an “Event of Noncompliance” under the Certificate of Designations.

        1.4         Expiration of Put Option. This Put Option expires upon the earlier of (i) the payment in full by Clarion of $2,137,452.88 upon exercise of the Put Option; (ii) the failure by Clarion to make any interest or principal payment on the Senior Subordinated Notes when due under the Loan Agreement; (iii) the failure of Clarion to pay accrued and unpaid dividends on the Series A Preferred in cash to each holder of Series A Preferred on any “Dividend Reference Date” (as defined in the Series A Designations) beginning with June 30, 2004; and (iv) redemption in full of all Put Shares from Stockholder. This Put Option expires with respect to particular Put Shares upon the conversion of those Put Shares into common stock of Clarion.

ARTICLE 2

        To induce Clarion to enter into this Agreement, Stockholder hereby represents and warrants to Clarion as follows:

        2.1         Capacity. Stockholder has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement is the valid and binding legal obligation of Stockholder enforceable against Stockholder in accordance with its terms.

        2.2         Further Assurances. Stockholder will execute and deliver such instruments and take such other actions as Clarion may reasonably require in order to carry out the intent of this Agreement and upon exercise of the Put Option and payment by Clarion, to vest in Clarion good and marketable title to the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof.

        2.3         Delivery of Shares; Appointment. Upon payment for the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof, Stockholder will deliver to Clarion one or more stock certificates representing the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof, together with executed stock powers. The Stockholder holds of record and owns beneficially the Put Shares which are so delivered hereunder and will transfer to Clarion good and marketable title to such Put Shares free and clear of any Liens, restrictions on transfer, taxes, options, warrants, rights, calls, commitments, proxies or other contract rights. On and after the date on which payment for the Put Shares is received, Stockholder hereby grants Clarion full power and authority, without any further act or deed of Stockholder, to cause Clarion to cancel the stock certificate(s) in

Stockholder’s name and substitute therefor any one or more stock certificates evidencing Clarion’s ownership of the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof as of the date payment was received and issue a new stock certificate evidencing Stockholder’s ownership of any remaining Put Shares.

ARTICLE 3

        To induce Stockholder to enter in to this Agreement, Clarion hereby represents and warrants to Stockholder as follows:

        3.1         Capacity. Clarion has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement is the valid and binding legal obligation of Clarion enforceable against Clarion in accordance with its terms.

        3.2         Further Assurances. Clarion will execute and deliver such instruments and take such other actions as Stockholder may reasonably require in order to carry out the intent of this Agreement.

ARTICLE 4

        4.1         Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties hereto and the Other Put Holders.

        4.2         Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Michigan (without regard to the laws of conflict that might otherwise apply) as to all matters.

        4.3         Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        4.4         Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[signature page follows]

STOCKHOLDER:	CLARION: CLARION TECHNOLOGIES, INC. a Delaware corporation
/s/ Greg Bego Emilie D. Wierda Grantor Retained Annuity Trust, dated 1/31/94	By:	/s/ William Beckman William Beckman, President

STOCK PUT AGREEMENT

        This STOCK PUT AGREEMENT, dated as of December 27, 2002 (the “Agreement”), is by and between William Beckman (“Stockholder”) and Clarion Technologies, Inc., a Delaware corporation (“Clarion”).

        A.        The parties hereto wish to provide for the terms and conditions upon which Stockholder may require Clarion to purchase from Stockholder some or all of the 189 shares of Series A Convertible Preferred Stock of Clarion that Stockholder acquired by exchanging debt that was outstanding under that certain Amended and Restated Senior Subordinated Loan Agreement (the “Loan Agreement”) originally dated as of July 21, 2000, and as amended and restated as of December 27, 2002, among Stockholder, certain other lenders, Clarion and its subsidiaries party thereto (as the same are subject to adjustment, including, but not limited to, by way of accrual of dividends, the “Put Shares”). Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

        B.        The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

        1.1 Put. Upon the terms and subject to the conditions of this Agreement, Stockholder has the right to require Clarion to purchase from him Put Shares, at a price per share of One Thousand Dollars ($1,000) (subject to appropriate adjustment for accrued and unpaid dividends thereupon and for any adjustment thereof as required by the terms of Clarion’s Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”)); provided, however, that the aggregate purchase price of the Put Shares shall not exceed $115,177.89 (the “Put Option”); provided, however, that the Stockholder must exercise the full amount of the Put Option at one time unless upon exercise of the Put Option the Stockholder receives less than the full amount of the Put Option because funds of the Corporation are insufficient to pay the full amount of the Put Option in which case Stockholder may exercise the Put Option for the difference at any time after funds are available to satisfy the same.

        1.2 Exercise of Put Option. To exercise the Put Option, Stockholder must notify (the “Put Notice”) in writing Clarion and each of William Blair Mezzanine Capital Fund III, LP (“Blair”), the Emilie Wierda Grantor Retained Annuity Trust, dated 1/31/94 (the “Emilie GRAT”) and the Craig Wierda Grantor Retained Annuity Trust, dated 1/31/94 (“Craig GRAT” and together with Blair and the Emilie GRAT the “Other Put Holders”) that it wishes to exercise the Put Option. A notice may not be given prior to January 1, 2005, but may be given anytime thereafter (the “Option Period”) subject to the restrictions on exercise contained in Section 1.3 hereof. Any notice shall include the number of shares that Stockholder wishes to require Clarion to purchase. After providing Clarion with such notice, Stockholder may withdraw its exercise of the Put Option in a signed writing delivered to Clarion (and each of the Other Put Holders) at any time prior to payment. Notwithstanding anything else herein to the contrary, upon receipt of a Put Notice, each of the Other Put Holders shall be entitled to exercise the put option held by such Person (subject to the terms of such Other Put Holder’s agreements with Clarion) by delivering written notice to Clarion, Stockholder and the Other Put Holder within twenty (20) days after receipt of the Put Notice (a “Put Tag Along Notice”) specifying the number of shares such Other Put Holder wishes Clarion to purchase. Clarion shall have sixty (60) days after the last day on which any Other Put Holder could deliver a Put Tag Along Notice to complete the purchase of the Put Shares (and any shares subject to a Put Tag Along Notice) by delivering to Stockholder (and any Other Put Holder, as applicable) cash or a certified check in the amount of the price per share multiplied by the number of shares specified in the notice. In the event that either or both of the Other Put Holders deliver(s) a Put Tag Along Notice and funds of Clarion are insufficient to pay both the Stockholder’s Put Option and the put options subject to a Put Tag Along Notice(s), any payments by Clarion shall be pro rata based on the dollar amount of the put options of Put Holder and the Other Put Holders who have delivered Put Tag Along Notice to each of the Stockholder and the Other Put Holders (to the extent such Other Put Holders have delivered Put Tag Along Notices).

        1.3         Restrictions on Exercise of Put Option. Notwithstanding anything else in this Agreement to the contrary, Stockholder shall not have the right to exercise the Put Option and Clarion shall have no obligation hereunder to purchase Put Shares from Stockholder (nor shall Clarion be deemed to be in breach hereunder by refusing to purchase such Put Shares) if (i) at any time during which payment of such Put Option by Clarion would be prohibited by law or under the terms of the Loan Agreement or any other indebtedness of Clarion or (ii) any liabilities or obligations remain outstanding under the Senior Loan Agreement, as defined in the Loan Agreement or (iii) such payment is prohibited by the terms of the Intercreditor Agreement, as defined in the Loan Agreement or (iv) if there exists or would exist as a result of such purchase an “Event of Noncompliance” under the Certificate of Designations.

        1.4         Expiration of Put Option. This Put Option expires upon the earlier of (i) the payment in full by Clarion of $115,177.89 upon exercise of the Put Option; (ii) the failure by Clarion to make any interest or principal payment on the Senior Subordinated Notes when due under the Loan Agreement; (iii) the failure of Clarion to pay accrued and unpaid dividends on the Series A Preferred in cash to each holder of Series A Preferred on any “Dividend Reference Date” (as defined in the Series A Designations) beginning with June 30, 2004; and (iv) redemption in full of all Put Shares from Stockholder. This Put Option expires with respect to particular Put Shares upon the conversion of those Put Shares into common stock of Clarion.

ARTICLE 2

        To induce Clarion to enter into this Agreement, Stockholder hereby represents and warrants to Clarion as follows:

        2.1         Capacity. Stockholder has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement is the valid and binding legal obligation of Stockholder enforceable against Stockholder in accordance with its terms.

        2.2         Further Assurances. Stockholder will execute and deliver such instruments and take such other actions as Clarion may reasonably require in order to carry out the intent of this Agreement and upon exercise of the Put Option and payment by Clarion, to vest in Clarion good and marketable title to the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof.

        2.3         Delivery of Shares; Appointment. Upon payment for the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof, Stockholder will deliver to Clarion one or more stock certificates representing the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof, together with executed stock powers. The Stockholder holds of record and owns beneficially the Put Shares which are so delivered hereunder and will transfer to Clarion good and marketable title to such Put Shares free and clear of any Liens, restrictions on transfer, taxes, options, warrants, rights, calls, commitments, proxies or other contract rights. On and after the date on which payment for the Put Shares is received, Stockholder hereby grants Clarion full power and authority, without any further act or deed of Stockholder, to cause Clarion to cancel the stock certificate(s) in Stockholder’s name and substitute therefor any one or more stock certificates evidencing Clarion’s ownership of the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof as of the date payment was received and issue a new stock certificate evidencing Stockholder’s ownership of any remaining Put Shares.

ARTICLE 3

        To induce Stockholder to enter in to this Agreement, Clarion hereby represents and warrants to Stockholder as follows:

        3.1         Capacity. Clarion has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement is the valid and binding legal obligation of Clarion enforceable against Clarion in accordance with its terms.

        3.2         Further Assurances. Clarion will execute and deliver such instruments and take such other actions as Stockholder may reasonably require in order to carry out the intent of this Agreement.

ARTICLE 4

        4.1         Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties hereto and the Other Put Holders.

        4.2         Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Michigan (without regard to the laws of conflict that might otherwise apply) as to all matters.

        4.3         Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        4.4         Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[signature page follows]

STOCKHOLDER:	CLARION: CLARION TECHNOLOGIES, INC. a Delaware corporation
/s/ William Beckman William Beckman	By:	/s/ William Beckman William Beckman, President

STOCK PUT AGREEMENT

        This STOCK PUT AGREEMENT, dated as of December 27, 2002 (the “Agreement”), is by and between William Blair Mezzanine Capital Fund III, L.P. (“Stockholder”) and Clarion Technologies, Inc., a Delaware corporation (“Clarion”).

        A.        The parties hereto wish to provide for the terms and conditions upon which Stockholder may require Clarion to purchase from Stockholder some or all of the 34,552 shares of Series A Convertible Preferred Stock of Clarion that Stockholder acquired by exchanging debt that was outstanding under that certain Amended and Restated Senior Subordinated Loan Agreement (the “Loan Agreement”) originally dated as of July 21, 2000, and as amended and restated as of December 27, 2002, among Stockholder, certain other lenders, Clarion and its subsidiaries party thereto (as the same are subject to adjustment, including, but not limited to, by way of accrual of dividends, the “Put Shares”). Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

        B.        The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

        1.1         Put. Upon the terms and subject to the conditions of this Agreement, Stockholder has the right to require Clarion to purchase from it Put Shares, at a price per share of One Thousand Dollars ($1,000) (subject to appropriate adjustment for accrued and unpaid dividends thereupon and for any adjustment thereof as required by the terms of Clarion’s Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”)); provided, however, that the aggregate purchase price of the Put Shares shall not exceed $1,151,765.28 (the “Put Option”); provided, however, that the Stockholder must exercise the full amount of the Put Option at one time unless upon exercise of the Put Option the Stockholder receives less than the full amount of the Put Option because funds of the Corporation are insufficient to pay the full amount of the Put Option in which case Stockholder may exercise the Put Option for the difference at any time after funds are available to satisfy the same.

        1.2         Exercise of Put Option. To exercise the Put Option, Stockholder must notify (the “Put Notice”) in writing Clarion and each of the Emilie Wierda Grantor Retained Annuity Trust, dated 1/31/94 (the “Emilie GRAT”), the Craig Wierda Grantor Retained Annuity Trust, dated 1/31/94 (the “Craig GRAT”) and William Beckman (“Beckman” and together with the Emilie GRAT and the Craig GRAT the “Other Put Holders”) that it wishes to exercise the Put Option. A notice may not be given prior to January 1, 2005, but may be given anytime thereafter (the “Option Period”) subject to the restrictions on exercise contained in Section 1.3 hereof. Any notice shall include the number of shares that Stockholder wishes to require Clarion to purchase. After providing Clarion with such notice, Stockholder may withdraw its exercise of the Put Option in a signed writing delivered to Clarion (and each of the Other Put Holders) at any time prior to payment. Notwithstanding anything else herein to the contrary, upon receipt of a Put Notice, each of the Other Put Holders shall be entitled to exercise the put option held by such Person (subject to the terms of such Other Put Holder’s agreements with Clarion) by delivering written notice to Clarion, Stockholder and the Other Put Holder within twenty (20) days after receipt of the Put Notice (a “Put Tag Along Notice”) specifying the number of shares such Other Put Holder wishes Clarion to purchase. Clarion shall have sixty (60) days after the last day on which any Other Put Holder could deliver a Put Tag Along Notice to complete the purchase of the Put Shares (and any shares subject to a Put Tag Along Notice) by delivering to Stockholder (and any Other Put Holder, as applicable) cash or a certified check in the amount of the price per share multiplied by the number of shares specified in the notice. In the event that either or both of the Other Put Holders deliver(s) a Put Tag Along Notice and funds of Clarion are insufficient to pay both the Stockholder’s Put Option and the put options subject to a Put Tag Along Notice(s), any payments by Clarion shall be pro rata based on the dollar amount of the put options of Put Holder and the Other Put Holders who have delivered Put Tag Along Notice to each of the Stockholder and the Other Put Holders (to the extent such Other Put Holders have delivered Put Tag Along Notices).

        1.3         Restrictions on Exercise of Put Option. Notwithstanding anything else in this Agreement to the contrary, Stockholder shall not have the right to exercise the Put Option and Clarion shall have no obligation hereunder to purchase Put Shares from Stockholder (nor shall Clarion be deemed to be in breach hereunder by refusing to purchase such Put Shares) if (i) at any time during which payment of such Put Option by Clarion would be prohibited by law or under the terms of the Loan Agreement or any other indebtedness of Clarion or (ii) any liabilities or obligations remain outstanding under the Senior Loan Agreement, as defined in the Loan Agreement or (iii) such payment is prohibited by the terms of the Intercreditor Agreement, as defined in the Loan Agreement or (iv) if there exists or would exist as a result of such purchase an “Event of Noncompliance” under the Certificate of Designations.

        1.4         Expiration of Put Option. This Put Option expires upon the earlier of (i) the payment in full by Clarion of $1,151,765.28 upon exercise of the Put Option; (ii) the failure by Clarion to make any interest or principal payment on the Senior Subordinated Notes when due under the Loan Agreement; (iii) the failure of Clarion to pay accrued and unpaid dividends on the Series A Preferred in cash to each holder of Series A Preferred on any “Dividend Reference Date” (as defined in the Series A Designations) beginning with June 30, 2004; and (iv) redemption in full of all Put Shares from Stockholder. This Put Option expires with respect to particular Put Shares upon the conversion of those Put Shares into common stock of Clarion.

ARTICLE 2

        To induce Clarion to enter into this Agreement, Stockholder hereby represents and warrants to Clarion as follows:

        2.1         Capacity. Stockholder has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement is the valid and binding legal obligation of Stockholder enforceable against Stockholder in accordance with its terms.

        2.2         Further Assurances. Stockholder will execute and deliver such instruments and take such other actions as Clarion may reasonably require in order to carry out the intent of this Agreement and upon exercise of the Put Option and payment by Clarion, to vest in Clarion good and marketable title to the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof.

        2.3         Delivery of Shares; Appointment. Upon payment for the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof, Stockholder will deliver to Clarion one or more stock certificates representing the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof, together with executed stock powers. The Stockholder holds of record and owns beneficially the Put Shares which are so delivered hereunder and will transfer to Clarion good and marketable title to such Put Shares free and clear of any Liens, restrictions on transfer, taxes, options, warrants, rights, calls, commitments, proxies or other contract rights. On and after the date on which payment for the Put Shares is received, Stockholder hereby grants Clarion full power and authority, without any further act or deed of Stockholder, to cause Clarion to cancel the stock certificate(s) in Stockholder’s name and substitute therefor any one or more stock certificates evidencing Clarion’s ownership of the number of Put Shares specified in the notice sent by Stockholder under Section 1.2 hereof as of the date payment was received and issue a new stock certificate evidencing Stockholder’s ownership of any remaining Put Shares.

ARTICLE 3

        To induce Stockholder to enter in to this Agreement, Clarion hereby represents and warrants to Stockholder as follows:

        3.1         Capacity. Clarion has the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement is the valid and binding legal obligation of Clarion enforceable against Clarion in accordance with its terms.

        3.2         Further Assurances. Clarion will execute and deliver such instruments and take such other actions as Stockholder may reasonably require in order to carry out the intent of this Agreement.

ARTICLE 4

        4.1         Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties hereto and the Other Put Holders.

        4.2         Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Michigan (without regard to the laws of conflict that might otherwise apply) as to all matters.

        4.3         Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        4.4         Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[signature page follows]

STOCKHOLDER:	CLARION: CLARION TECHNOLOGIES, INC. a Delaware corporation
/s/ Terrance M. Shipp William Blair Mezzanine Capital Fund III, L.P.	By:	/s/ William Beckman William Beckman, President
By:	Terrance M. Shipp Managing Director William Blair Capital Partners III, L.C.C., its General Partner

EXHIBIT 99.1

CLARION TECHNOLOGIES, INC.

NEWS RELEASE
CONTACT:  Terri Streelman
(616) 233-6680

CLARION TECHNOLOGIES COMPLETES DEBT RESTRUCTURING

Grand Rapids, MI (December 27, 2002) — Clarion Technologies, Inc. (OTCBB: CLAR.OB) announced today that it has successfully completed a debt and equity restructuring. The restructuring includes the transfer of over $37 million of subordinated debt with an interest rate of 15% to Series A Convertible Preferred Stock with a dividend rate of 12% and a conversion price of $1.75. In addition, the holders of the Company’s existing preferred stock agreed to lower the dividend rate, extend the redemption date and reduce the conversion price on the preferred stock that they currently hold.

William Beckman, President of Clarion, commented, “We are extremely pleased to announce the completion of our debt and equity restructuring. This demonstrates the confidence our stakeholders have in the Clarion organization and the Company’s short and long-term strategy. The restructuring of Clarion’s capital structure will decrease our annual interest expense by over $6.5 million and reduce our long-term financial obligations. This transaction provides the financial foundation necessary to enhance organic growth and is intended to signal our long-term commitments to our customers, suppliers and employees.”

Beckman commented further, “Over the last 18 months, our Company has made a major turnaround by reducing costs while increasing quality and customer satisfaction. We continue to grow our relationships with our core customers with increased sales and future growth opportunities. This significant event should accelerate our progress and promote the value of the Company to our customers and shareholders.”

Clarion Technologies, Inc. operates four manufacturing facilities in Michigan and South Carolina with approximately 145 injection molding machines ranging in size from 55 to 1500 tons of clamping force. The Company’s headquarters are located in Grand Rapids, Michigan. Further information about Clarion Technologies can be obtained on the web at www.clariontechnologies.com or by contacting Terri Streelman, at 616-233-6680.

With the exception of historical factual information, the statements made in this press release include forward-looking statements. These statements are based upon current expectations and are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual result to differ materially from those included in or contemplated by the statements. These assumptions, risks and uncertainties include, but are not limited to, our expectations regarding future performance, the results of fourth quarter of fiscal 2002, the long term impact of the restructuring and those discussed or indicated in the Company’s Annual Report on Form 10-K for the year ended December 29, 2001 and in all documents filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.